Exhibit 10.25

ASSET PURCHASE AGREEMENT

BY AND AMONG

PURE CYCLE CORPORATION

AND

HIGH PLAINS A & M, LLC

May 10, 2006

i

		Page

11.5	Severability	60
11.6	Third-Party Beneficiaries	60
11.7	Further Assurances	60
11.8	Entire Agreement; Modifications	61
11.9	Headings	61
11.10	Counterparts	61
11.11	Form 1099	61
11.12	Right of Offset	61
11.13	Disclosure Schedules	61
11.14	Santa Fe Trail	61

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	—	Form of Seller Pledge Agreement
Exhibit B	—	Form of Pure Cycle Pledge Agreement
Exhibit C	—	Form of Lessee Estoppel Certificate
Exhibit D	—	Property Management Agreement
Exhibit E	—	Form of Lender Estoppel Certificate
Exhibit F	—	Form of Nonsolicitation Agreement
Exhibit G	—	Registration Rights Agreement
Exhibit H	—	Form of Opinion of Pure Cycle’s Counsel
Exhibit I	—	Voting Agreement
Exhibit J	—	Form of Opinion of Seller’s Counsel
Exhibit K	—	Form of Assignment of Contracts and Leases

Schedule 2.1(a)	—	Fort Lyon Canal Company Shares
Schedule 2.1(b)	—	Property Descriptions
Schedule 2.1(e)	—	Assumed Contracts and Assumed Contracts Requiring Consent
Schedule 2.2(n)	—	Excluded Assets
Schedule 2.4	—	Excluded Indebtedness; Permitted Liens
Schedule 2.5(b)	—	Water Taps Sold Post Execution and Prior to Closing
Schedule 2.7	—	Quit Claim Wells
Schedule 2.8	—	Purchase Price Allocations
Schedule 3.2(a)	—	Membership and Voting Interest Ownership
Schedule 3.2(b)	—	Outstanding Membership and Voting Interest Rights
Schedule 3.3(b)	—	List of Conflicts
Schedule 3.3(d)	—	Required Seller Actions
Schedule 3.4	—	Litigation
Schedule 3.7	—	Environmental Liens
Schedule 3.9	—	Water Rights Issues
Schedule 3.10	—	Property Liens
Schedule 3.12	—	Taxes
Schedule 4.3(b)	—	Capitalization
Schedule 4.5	—	Litigation
Schedule 4.12	—	Liens and Restrictions on Payments
Schedule 4.14	—	Material Customers and Suppliers
Schedule 7.4	—	Title Insurance
Schedule 8.26	—	Pledged FLCC Share Certificates
Schedule 8.29	—	Homes

v

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into effective as of the 10th day of May 2006, by and between PURE CYCLE CORPORATION, a Delaware corporation (“Pure Cycle”); and HIGH PLAINS A & M, LLC, a Colorado limited liability company (“Seller”).

RECITALS

A.                                   Seller is the owner of water interests in the Arkansas River and its tributaries represented by real property interests and shares of stock in the Fort Lyon Canal Company (the “Water Rights”). Seller also owns certain real property in Otero, Bent and Prowers Counties, Colorado (the “Property”) which is subject to lease arrangements permitting the lessees of the Property to farm the property and to use the Water Rights for irrigation purposes. The Water Rights and the Property are more particularly described on Schedule 2.1(a) and Schedule 2.1(b) attached hereto and incorporated herein by reference.

B.                                     Pure Cycle desires to acquire from Seller, and Seller desires to transfer to Pure Cycle, all of Seller’s right, title and interest in and to the Assets (as defined in Section 2.1) upon the terms and conditions set forth below.

AGREEMENT

In consideration of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                                 Definitions.

(a)                                  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Bankruptcy Event” means a Person becoming subject (whether voluntarily or involuntarily) to proceedings as a debtor under the Bankruptcy Code of the United States, or other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Closing Price” with respect to a share of Pure Cycle Common Stock on any day means the daily closing price of a share as quoted on the NASDAQ Capital Market or, if applicable, on the principal national securities exchange on which the Pure Cycle Common Stock is listed, or if the Pure Cycle Common Stock is not listed, the last quoted sales price, or, if not quoted, the average of the high bid and low asked price in the over-the-counter market as quoted by NASDAQ or any comparable system then in use.

“Code” means the Internal Revenue Code of 1986, as amended.

“Environmental Laws” means any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment, environmental regulation or control regarding Hazardous Substances.

“EQR” means the measure of demand placed upon water facilities by a typical and average single-family detached residence as determined under Rangeview’s Rules and Regulations or in the case of an Alternative District, the equivalent measure of demand of such Alternative District.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Entity” means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality, domestic or foreign.

“Hart-Scott-Rodino” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, codified at 15 U.S.C. § 18a.

“Hazardous Substance” means any toxic or hazardous materials, wastes or substances, defined as, or included in the definition of, “hazardous wastes,” “hazardous materials” or “toxic substances” under any Environmental Law, including, but not limited to, asbestos, buried contaminants, regulated chemicals, flammable explosives, radioactive materials, polychlorinated biphenyls, petroleum and petroleum products.

“Indebtedness” means, with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money or obligations with respect to deposits or advances of any kind to such Person, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily or periodically paid, (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person’s business), (F) all capitalized lease obligations of such Person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such Person, and (J) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

“Lien” means any mortgage, pledge, claim, lien, charge, encumbrance, security interest or defect in title of any kind or nature other than Permitted Liens.

“Materiality Qualifier” means any “Material Adverse Effect,” “material,” “knowledge” or similar qualification.

“Permitted Liens” means (i) those Liens listed on Schedule 2.4; (ii) leases or similar arrangements included in the Assumed Contracts that would not deprive Pure Cycle of any material right in respect of the Assets (except for rights customarily granted with respect to such contracts and arrangements); (iii) statutory liens for taxes or other governmental charges that are not yet due and payable (whether or not disclosed); (iv) all applicable laws and rules of any Governmental Entity; (v) mortgages or deeds of trust filed against the Assets, and security agreements encumbering the Assets which have been disclosed to Pure Cycle prior to the end of the Due Diligence Period, which do not contain a “due on sale” clause or are otherwise assumable and which relate solely to the Excluded Indebtedness; (vi) the Excluded Indebtedness; (vii) minor imperfections of title or encumbrances that do not materially impair the value of use of the Assets (whether or not disclosed); and (viii) all other items designated as Permitted Liens in this Agreement. With respect to any Mineral Rights, the term “Permitted Liens” shall include those items set forth above and include all routine operational agreements entered into in the ordinary course of business, which routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of the Mineral Rights or the Assets, considered in the aggregate. “Person” means any individual, corporation, partnership, association, limited liability company, trust, governmental or quasi-governmental authority or body or other entity or organization.

“Pure Cycle Common Stock” means the common stock, par value 1/3 of $.01 per share, of Pure Cycle.

“Pure Cycle’s knowledge” (and words of similar effect) means the actual present and conscious knowledge of Mark Harding or Kevin McNeill without independent investigation.

“Pure Cycle Material Adverse Effect” means an effect or effects that individually or in the aggregate have a material adverse effect on the assets, operations or financial condition of Pure Cycle; provided, that for purposes of this Agreement, a Pure Cycle Material Adverse Effect shall not include changes to the assets, operations or financial condition of Pure Cycle resulting from (a) changes to the U.S. economy or the global economy or the industry or markets in which Pure Cycle operates to the extent not disproportionately affecting Pure Cycle, (b) changes in the financial, banking or securities market conditions (including any disruption thereof) to the extent not disproportionately affecting the Shares, (c) the announcement or disclosure of the transactions contemplated herein, (d) general economic, regulatory or political conditions or changes thereto in the United States or abroad to the extent not disproportionately affecting Pure Cycle, (e) military action or any act of terrorism or any worsening thereof, (f) compliance with the terms of this Agreement, or (g) changes in GAAP.

“Pure Cycle SEC Reports” means all forms, reports, schedules, registration statements, and definitive proxy statements filed by Pure Cycle with the SEC from August 31, 2005 to the date of this Agreement, but excluding any exhibits thereto other than audited annual financial statements of Pure Cycle.

“Rangeview” means the Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado.

“Rangeview’s Rules and Regulations” means the rules and regulations as amended from time to time, adopted by Rangeview acting by and through its Water Activity Enterprise.

“Rangeview Water Tap Fee” means the water system development charge defined and established in Article 12 of Rangeview’s Rules and Regulations or equivalent charges of an Alternative District.

“Return” or “Returns” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements with respect to Taxes, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any Taxing Authority.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller’s knowledge” (and words of similar effect) means the actual present and conscious knowledge of Mark D. Campbell, H. Hunter White III or M. Walker Baus without independent investigation.

“Seller Material Adverse Effect” means an effect or effects that individually or in the aggregate have a material adverse effect on the Assets, operations or financial condition of Seller; provided, that for purposes of this Agreement, a Seller Material Adverse Effect shall not include changes to the Assets, operations or financial condition of Seller resulting from (a) changes to the U.S. economy or the global economy or the industry or markets in which Seller operates to the extent not disproportionately affecting Seller, (b) changes in the financial, banking or securities market conditions (including any disruption thereof) to the extent not disproportionately affecting the Assets, (c) the announcement or disclosure of the transactions contemplated herein, (d) general economic, regulatory or political conditions or changes thereto in the United States or abroad to the extent not disproportionately affecting Seller, (e) military action or any act of terrorism or any worsening thereof, or (f) compliance with the terms of this Agreement.

“Takeover Proposal” means any proposal or offer (whether or not in writing) for a merger or other business combination involving Seller or to acquire in any manner, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of Seller, other than the transaction contemplated by this Agreement.

“Tax” or “Taxes” means all federal, state, local, foreign and other taxes, assessments, duties or similar charges of any kind, including all property taxes and payroll, employment and other withholding taxes, including any interest, penalties or additions imposed with respect to such amounts.

“Taxing Authority” means any governmental or any quasi-governmental body (including, but not limited to, water conservation districts) exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Water Tap” means the written authorization in the form of sequentially numbered tap licenses issued by Pure Cycle to connect to water facilities, as governed by Rangeview’s Rules and Regulations (or a comparable authorization in the case of an Alternative District).

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Accounting Referee	2.11(c)
Agreement	Opening Paragraph
Alternative District	2.5(b)(vii)
Arkansas Water Rights	8.10
Assets	2.1
Assumed Contracts	2.1(e)
Assumed Liabilities	2.3
ATNP	8.11(d)
Bulk Sale	2.5(b)(x)
Closing	2.6
Closing Date	2.6
Cure Costs	8.9(c)
Deed Claims	8.6(a)
Defaulted Indebtedness	8.9(c)
Deficiency Notice	2.11(b)
Disclosure Schedules	Art. III (First Paragraph)
Due Diligence Period	7.9
Equity Holder	8.13
Excluded Assets	2.2
Excluded Indebtedness	2.4
Existing Surveys	7.5
Existing Title Policies	7.8
Fifth Year Purchase Consideration	2.5(b)(iii)
FLCC Certificates or Stock Powers	2.7(a)(i)
FLCC Diversion Agreement	7.10
Indemnified Party	8.7
Indemnifying Party	8.7
Initial Consideration	2.5(a)
Land Company	8.11
LAWMA Certificates or Stock Powers	2.7(a)(ii)
LAWMA Consideration	8.29
LAWMA Rights	2.1(h)

TERM	SECTION
Lender Estoppel Certificates	8.9(f)
Lessee Estoppel Certificate	7.7
Market Price	2.5(b)(iii)
Mineral Deeds	2.7(a)(v)
Mineral Rights	2.1(i)
Nonsolicitation Agreement	8.13
Post-Closing Period	8.14(b)
Pre-Closing Period	8.14(b)
Property	Recital A and 2.1(b)
Property Deeds	2.7(a)(iv)
Property Management Agreement	8.8
Pure Cycle	Opening Paragraph
Pure Cycle Diligence Notice	7.9
Pure Cycle Pledge Agreement	2.5(b)(ix)
Quit Claim Wells	2.7(a)(x)
Registration Rights Agreement	8.24
Sale Notice	2.5(b)(xi)
Secured Water Rights	8.9(c)
Seller	Opening Paragraph
Seller Diligence Notice	7.10
Seller Pledge Agreement	2.4
Seller’s Water Attorney	7.1
Settlement Statement	2.7(a)(iv)
Shares	2.5(a)
Tap Participation Fee	2.5(b)(i)
Title Commitments	7.4
Title Company	7.4
Title Company Undertaking	2.7(a)(vii)
Transaction Taxes	8.14(a)
Transfer Agent Letter	2.7(b)(i)
Valuation Firm	2.8
Water Rights	Recital A and 2.1(a)

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1                                 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller agrees to sell, convey, assign, transfer and deliver to Pure Cycle, and Pure Cycle agrees to acquire and accept from Seller, all of Seller’s right, title and interest in and to the Water Rights and Property of Seller, free and clear of all Liens, such Water Rights and Property being referred to herein as the “Assets,” consisting of the following:

(a)                                  Seller’s right, title and interest in and to the Water Rights as represented by shares of stock in the Fort Lyon Canal Company, all of which shares are listed on Schedule 2.1(a);

(b)                                 Seller’s right, title and interest in and to all parcels of real property owned in fee by Seller associated with the Water Rights, all of which Property is listed on Schedule 2.1(b) attached hereto, including legal descriptions, and all buildings, structures, fixtures and other improvements located thereon (other than those owned by the lessees, none of which are required for use of the Water Rights), and all rights-of-way and similar authorizations;

(c)                                  Seller’s right, title and interest in and to all existing ditches, diversion works, headgates, laterals, and tangible personal property whether or not located on the Property used or usable for the exercise of the Water Rights;

(d)                                 Seller’s right, title and interest in and to all tangible personal property owned or leased by Seller, including all Seller owned or leased machinery, irrigation equipment (including well motors, well pumps, gated pipe, pipe adaptors and valves, siphon tubes, dams, and lift pumps), other equipment, inventory, farm products, crops and livestock, located on the Property;

(e)                                  Seller’s right, title and interest in and to all contracts, options, leases (including oil and gas leases, but subject to the retained 75% interest of Seller in oil and gas interests), policies of insurance (to the extent assignable) (other than rights in respect of Seller’s rights as a named insured, those which are not for casualty or property loss of or related to the Assets,  and as to claims arising due to facts occurring on or before the Closing Date) and other agreements (excluding any agreements related to Indebtedness) related to the Water Rights, the LAWMA Rights, the Mineral Rights and/or the Property (the “Assumed Contracts”), all of which are identified in Schedule 2.1(e) attached hereto (which schedule identifies separately each Assumed Contract that requires consent of a third-party in order to assign such Assumed Contract to Pure Cycle);

(f)                                    All the capital stock and other securities of Wollert Enterprises, Inc. (for all purposes of this Agreement, the representations, warranties and covenants of Seller shall include Wollert Enterprises, Inc. and its assets);

(g)                                 All shares of the Lower Arkansas Water Management Association and any interest therein, together with any contracts, rights,  entitlements, obligations and interests arising from or related thereto (the “LAWMA Rights”);

(h)                                 All shares of the Wheat Ridge Mutual Lateral Ditch Company and any interest therein, together with any contracts, rights,  entitlements, obligations and interests arising from or related thereto;

(i)                                     All shares of May Valley Water Association and any interest therein, together with any contracts, rights,  entitlements, obligations and interests arising from or related thereto; and

(j)                                     An undivided twenty-five percent (25%) interest in Seller’s interest as it may appear in all minerals, oil and gas or other hydrocarbons on or associated with the Property, including all associated leases, net revenue, royalty, overriding royalty, production payment or mineral interests covered by such leases, operating agreements, and assignments, if any (the “Mineral Rights”).

2.2                                 Excluded Assets. All of the property and the assets of Seller of any type whatsoever other than those specifically referred to in Section 2.1 are excluded from the sale to Pure Cycle (the “Excluded Assets”), including, without limitation, the following:

(a)                                  Cash and cash equivalents;

(b)                                 All securities owned by Seller (except the shares identified on Schedule 2.1(a));

(c)                                  All rights of Seller under any claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment (including any such items relating to the payment of Taxes or the Assets) other than such items related to the Assumed Contracts or the Assets with respect to periods occurring after the Closing;

(d)                                 All accounts, notes or other receivables due to Seller other than any of the foregoing related to the Assumed Contracts with respect to periods occurring after the Closing;

(e)                                  Seller’s rights under contracts, indentures, guarantees, leases, commitments and other agreements that are not Assumed Contracts;

(f)                                    Seller’s rights under any policies of insurance purchased by Seller, or any benefits payable or paid thereunder, other than policies of insurance which are Assumed Contracts;

(g)                                 All interests of Seller in any copyrights, patents, trademarks, trade names and logos, together with pending applications for any of the foregoing; all interests of Seller in any trade secrets, inventions, know how, confidential information and other intellectual property; and all goodwill and other general intangibles of Seller;

(h)                                 The charter, qualifications to conduct business as a Colorado limited liability company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, general ledgers, Tax returns, seals, minute books, record books and similar documents of Seller relating to the organization, maintenance and existence of Seller as a limited liability company;

(i)                                     Any of the rights of Seller under this Agreement or any other agreement between Seller and Pure Cycle entered into prior to, on or after the date of this Agreement;

(j)                                     The High Plains Water District and any interest therein, together with any contracts, rights,  entitlements, obligations and interests arising from or related thereto;

(k)                                  Any interests in or related to water reservoirs or water in reservoirs, other than interests which are appurtenant to the Property or part of the Water Rights;

(l)                                     All rights to indemnification or payments from the lessees of the Property for debts in existence as of the Closing Date; and

(m)                               An undivided seventy-five percent (75%) percent interest in Seller’s interest in all minerals, oil and gas or other hydrocarbons on or associated with the Property, including all associated leases, net revenue, royalty, overriding royalty, production payment or mineral interests covered by such leases, operating agreements, and assignments, if any; and

(n)                                 Any items described on Schedule 2.2(n) and (for the avoidance of doubt) shares of FLCC owned or under contract for purchase by SW Lamar, LLC (none of which are listed on Schedule 2.1(a)).

2.3                                 Assumption of Obligations and Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Pure Cycle shall assume and undertake to discharge in full:

(a)                                  All of the obligations and liabilities of Seller under the Assumed Contracts arising with respect to periods from and after the Closing Date; and

(b)                                 All obligations and liabilities arising with respect to periods from and after the Closing Date related to the ownership and operation of the Assets other than the Excluded Indebtedness.

All of the obligations and liabilities in this Section 2.3 shall be referred to collectively herein as the “Assumed Liabilities.”  Other than the Assumed Liabilities, Pure Cycle shall not assume or be bound by any obligations of Seller of any kind or nature, contingent or otherwise, including, but not limited to, any Tax liability related to the Assets accruing prior to the Closing, or the transfer of the Assets (except as provided in Section 8.14(a)) or any litigation or potential litigation disclosed on Schedule 3.4.

2.4                                 Excluded Indebtedness. Schedule 2.4 attached hereto identifies all material Indebtedness related to the Assets. Seller acknowledges that it shall retain all Indebtedness related to the Assets (the “Excluded Indebtedness”) in full and that Pure Cycle shall have no obligation with respect thereto, except such obligations as Pure Cycle may agree to directly with the holders of the Excluded Indebtedness. Schedule 2.4 identifies those Liens on the Assets securing Excluded Indebtedness which Pure Cycle has agreed to permit to remain in place following the Closing. At the Closing, and for so long thereafter as any Excluded Indebtedness is secured by Liens on the Assets, Seller shall pledge fifty percent (50%) of the Shares to Pure Cycle as security for Seller’s obligations under such Excluded Indebtedness in accordance with the terms and conditions of a pledge agreement by Seller in favor of Pure Cycle in the form attached as Exhibit A (the “Seller Pledge Agreement”), which includes provisions concerning partial releases, substitution of collateral, disposition of sales proceeds and other matters.

2.5                                 Consideration.

(a)                                  The initial consideration (the “Initial Consideration”) payable to Seller for the Assets shall be the number of duly authorized, validly issued, fully paid and non-assessable shares of Pure Cycle Common Stock (the “Shares”) equal to the lesser of (i) the greater of (A) 2,950,000 or (B) the number of shares of Pure Cycle Common Stock that can be issued without a vote of the stockholders of Pure Cycle pursuant to NASDAQ Rule 4350(i)(C)(ii), but in any event not more than 3,000,000 shares, or (ii) $56,000,000 divided by the average of the daily Closing Prices of a share of Pure Cycle Common Stock for the twenty (20) consecutive trading days ending two (2) business days prior to the Closing Date. None of Pure Cycle or its officers or directors, or Seller or its Affiliates, shall engage in any open market purchases and sales of Pure Cycle Common Stock or derivative securities thereof, and none of Pure Cycle or its officers or directors shall engage in any purchases (or agreements to purchase) Pure Cycle Common Stock, during the period commencing thirty (30) trading days prior to the projected Closing Date which is currently anticipated to be August 31, 2006, or prior to such other projected Closing Date as is agreed upon by the parties and communicated to the relevant officers, directors and Affiliates prior to the commencement date of the restricted trading period; provided, however, that the foregoing shall not preclude any officer or director of Pure Cycle from exercising stock options to purchase Pure Cycle Common Stock during such period and further provided that the foregoing shall not be applicable to any director of Pure Cycle acting in such director’s fiduciary capacity on behalf of another Person. All of the Shares to be delivered to Seller shall be represented by shares of Pure Cycle Common Stock that have not been registered under the Securities Act and shall not be transferable except in compliance with SEC Rule 144 or pursuant to another exemption from the registration requirements of Section 5 of the Securities Act. All Shares delivered hereunder shall be appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, or stock dividend made, declared or effective with respect to the Pure Cycle Common Stock between the date of this Agreement and the Closing. No fractional shares of Pure Cycle Common Stock shall be issued to Seller hereunder. Any fractional share to which Seller would otherwise be entitled shall be rounded up to the nearest whole share.

(b)                                 (i)                                     Pure Cycle shall pay Seller an amount equal to ten percent (10%) of the gross proceeds (including interest, if any) actually received by Pure Cycle (without any discount for water credits granted by Pure Cycle), from the sale of the first forty thousand (40,000) Water Taps issued by Pure Cycle after the effective date of this Agreement (subject to the Closing) (the “Tap Participation Fee”). Tap Participation Fees shall be paid by Pure Cycle to Seller by corporate check for good funds on or before the fifteenth day of the month following the end of the fiscal quarter in which Pure Cycle receives payment for Water Taps subject to the Tap Participation Fee, provided that the Tap Participation Fees in respect of the Water Taps issued by Pure Cycle after the effective date of this Agreement and prior to the Closing (which Water Taps shall be described on Schedule 2.5(b) to be delivered at the Closing) for which Pure Cycle has received payment prior to the Closing shall be paid by Pure Cycle to Seller at the Closing.

(ii)                                  If on the fifth anniversary date of the Closing Date the Fifth Year Purchase Consideration (as defined below) received by Seller has not equaled or exceeded Fifty Million Dollars ($50,000,000) for at least six (6) consecutive months during the two-year period commencing on the third anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date, then Seller may elect, by giving written notice of such election to Pure Cycle, to have the Tap Participation Fee to be paid to Seller accelerated by increasing the percentage of Water Tap proceeds paid by Pure Cycle from ten percent (10%) to twenty percent (20%) and decreasing the corresponding remaining number of Water Taps subject to the Tap Participation Fee by fifty percent (50%). For example, if Pure Cycle has paid Tap Participation Fees on 10,000 Water Taps leaving a remaining 30,000 Water Taps subject to the Tap Participation Fee at ten percent

(10%), the Tap Participation Fee shall be modified to be twenty percent (20%) of the Water Tap proceeds for ½ of 30,000 Water Taps (or twenty percent (20%) of 15,000 Water Taps). Nothing in this subsection (other than the adjustment set forth in this subsection if Seller elects to increase the percentage of Water Tap proceeds paid) shall be deemed to limit Pure Cycle’s obligation to pay the Tap Participation Fee on the sale of the first forty thousand (40,000) Water Taps issued by Pure Cycle after the Closing. The parties acknowledge and agree that the determination of whether or not Seller receives consideration that equals or exceeds Fifty Million Dollars ($50,000,000) for at least six (6) consecutive months during the five-year period following the Closing Date affects only the availability of Seller’s right to accelerate payment of the Tap Participation Fee and does not constitute a cap on the consideration to which Seller is entitled hereunder.

(iii)                               The term “Fifth Year Purchase Consideration” shall mean the Market Price (as determined below) of the 2,950,000 Shares (as such number of Shares may be adjusted pursuant to Section 2.5(a)) plus the dollar amount of Tap Participation Fees (excluding any late payment interest paid by Pure Cycle to Seller) paid through the date of determination but no later than the fifth anniversary of the Closing Date. The “Market Price” of the Shares shall be determined by taking 2,950,000 (as such number of Shares may be adjusted pursuant to Section 2.5(a)) times the average of the daily Closing Prices of a share of Pure Cycle Common Stock on each trading day during any consecutive six (6) month period between the third anniversary of the Closing Date and the fifth anniversary of the Closing Date for which the Fifth Year Purchase Consideration is being determined.

(iv)                              In the event (A) of a merger, consolidation, reorganization, or recapitalization of Pure Cycle (other than a merger, consolidation, reorganization or recapitalization which results in the voting securities of Pure Cycle outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty (80%) of the combined voting power of the voting securities of Pure Cycle or such surviving entity outstanding immediately after such merger, consolidation, reorganization or recapitalization), (B) all or substantially all of the assets or more than fifty percent (50%) of the outstanding voting stock of Pure Cycle is acquired by another Person (other than a conveyance that is solely to cause Pure Cycle to be a holding company of an entity or entities that conduct the business formerly conducted by Pure Cycle, and in such case such entities which have any interest in the Assets shall be jointly and severally liable with Pure Cycle for all Pure Cycle’s obligations hereunder), or (C) Pure Cycle suffers a Bankruptcy Event, at a time when the full Tap Participation Fee payable under this Section 2.5(b) has not been paid, then at the election of Seller, made by giving written notice of such election to Pure Cycle, the Tap Participation Fee on any remaining Water Taps shall become due and payable on the date of any such event. If Seller so elects, the amount of Tap Participation Fee due on such date shall be determined based on the current applicable Tap Participation Fee percentage (i.e. 10% or 20%) times the number of remaining Water Taps subject to the Tap Participation Fee times the then current Rangeview Water Tap Fee. If Seller does not so elect, then Pure Cycle shall not proceed with an event described under (A) or (B) above unless the surviving entity or purchaser, as applicable, acquiring the Water Rights (1) has a credit quality that is the same or higher than that of Pure Cycle and agrees to fully assume the obligations under this Agreement as if it were Pure Cycle or (2) makes other arrangements for the obligations hereunder which are reasonably satisfactory to Seller.

(v)                                 In the event of any government taking, eminent domain proceeding or foreclosure affecting more than fifty percent (50%) of the assets of Pure Cycle, then Seller may elect, by giving written notice of such election to Pure Cycle, to have the Tap Participation Fee on any remaining Water Taps become due and payable on the date of any such event. If Seller so elects, the amount of Tap Participation Fee due on such date shall be determined based on the current applicable Tap Participation Fee percentage (i.e. 10% or 20%) times the number of remaining Water Taps subject to the Tap Participation Fee times the then current Rangeview Water Tap Fee.

(vi)                              If Pure Cycle sells Water Taps to any Affiliate of Pure Cycle at a discount from the Rangeview Water Tap Fee, Pure Cycle shall promptly notify Seller of such sale and the terms thereof. Within thirty (30) days after receipt of such notice, Seller shall elect, by giving written notice of such election to Pure Cycle, to (A) have such sale disregarded for purposes of aggregating the forty thousand (40,000) Water Taps on which the Tap Participation Fee is payable, or (B) receive a Tap Participation Fee on such sale in accordance with Section 2.5(b)(i). In the event Seller elects to receive a Tap Participation Fee under clause (B) above in connection with Pure Cycle’s sale of Water Taps to any Affiliate of Pure Cycle, Seller shall be entitled to receive a Tap Participation Fee based on the then current Rangeview Water Tap Fee. In the event Seller elects to disregard the sale under clause (A), Seller shall be entitled to a Tap Participation Fee based on any subsequent sales of Water Taps by such Affiliate. Such Tap Participation Fee shall be paid by Pure Cycle unless the Affiliate undertakes such obligation pursuant to the terms of its sale agreement with Pure Cycle; provided, however, that Pure Cycle shall remain primarily responsible for the payment of such Tap Participation Fee notwithstanding such undertaking.

(vii)                           If Pure Cycle sells Water Taps as part of a bundle of products or services, the Tap Participation Fee payable with respect to such sale shall be the then current Rangeview Water Tap Fee applicable to the Water Taps sold, without giving effect to any discount on the price of the Water Taps received by the purchaser by virtue of purchasing the bundle. Seller agrees that if Pure Cycle provides the Water Tap purchaser financing to the purchase of taps through installment payments, acceptance of a promissory note or other evidence of indebtedness from the purchaser or similar seller financing arrangement, that such a financing transaction will not be considered a sale as part of a bundle of products or services for purposes of this Agreement. In such instance, Seller will share in the interest or other financial accommodation received by Pure Cycle in accordance with Section 2.5(b)(i) above.

(viii)                        If, prior to Pure Cycle fully discharging its obligations with respect to payment of the Tap Participation Fee hereunder, Pure Cycle becomes authorized to sell water taps by any water district (an “Alternative District”) other than Rangeview, Pure Cycle shall promptly notify Seller of the receipt of such authorization and the terms thereof. At any time after receipt of such notice, Seller shall receive a Tap Participation

Fee with respect to Pure Cycle’s sale of Water Taps pursuant to whichever district’s (Rangeview’s or the Alternative District’s) Water Tap Fee is applicable to the sale, and all references to “Rangeview Metropolitan District” or “Rangeview” herein shall be deemed to be a reference to such other water district, if applicable.

(ix)                                At the Closing, and until Pure Cycle has fully discharged its obligations with respect to payment of the Tap Participation Fee hereunder, Pure Cycle shall pledge fifty percent (50%) of the Fort Lyon Canal Company shares and the Property associated with those pledged shares acquired from Seller to Seller as security for Pure Cycle’s obligations with respect to payment of the Tap Participation Fee in accordance with the terms and conditions of a pledge agreement by Pure Cycle in favor of Seller in the form attached as Exhibit B (the “Pure Cycle Pledge Agreement”), which includes provisions concerning partial releases, substitution of collateral, disposition of proceeds and other matters.

(x)                                   Subject to Section 2.5(b)(xi), if Pure Cycle sells a water right to a purchaser, rather than Water Taps, for example, a gross volume of water, a portion of the Water Rights, or shares in a ditch company or other similar transaction (a “Bulk Sale”), then Seller shall receive a Tap Participation Fee equal to fifty percent (50%) of Pure Cycle’s after tax net profit on the Bulk Sale, which shall be determined by taking the total consideration actually paid to Pure Cycle for the Bulk Sale less taxes paid on the net income associated with the Bulk Sale and less those costs (including a reasonable overhead allocation, but excluding the acquisition cost of the water or water right paid to the seller thereof) which are incurred directly or indirectly to consummate the Bulk Sale. Seller shall receive such a Tap Participation Fee only at such time and to the extent that Pure Cycle has received payment and has after tax net profit for the Bulk Sale. Pure Cycle will be deemed to have paid the Tap Participation Fee for the number of Water Taps determined by dividing the Tap Participation Fee paid by Pure Cycle to Seller by the result obtained upon multiplying the applicable Tap Participation Fee percentage (10% or 20%) times the then current Rangeview Water Tap Fee. An example of how this provision shall work is set forth below:

(A)      Assumptions:

(i)                                     Total consideration paid for Bulk Sale equals $21,000,000;

(ii)                                  Taxes and costs incurred by Pure Cycle are $1,000,000;

(iii)                               The then-current Rangeview Water Tap Fee is $20,000;

(iv)                              The Tap Participation Fee percentage is 10%; and

(v)                                 A Tap Participation Fee has been paid by Pure Cycle on 10,000 Water Taps to date. 30,000 Water Taps remain subject to the fee.

(B)        After tax net profit = $21,000,000 minus $1,000,000 = $20,000,000.

(C)        Tap Participation Fee paid pursuant to this Section 2.5(b)(x) = 50% X $20,000,000 = $10,000,000.

(D)       Tap Participation Fee per tap required by Section 2.5(b)(i) = 10% X $20,000 = $2,000.

(E)         Number of Water Taps for which Pure Cycle is deemed to have paid the Tap Participation Fee = Tap Participation Fee paid pursuant to this Section 2.5(b)(x) divided by the Section 2.5(b)(i) Tap Participation Fee per tap = $10,000,000 divided by $2,000 = 5,000 Water Taps.

(F)         Total Water Taps subject to future Tap Participation Fees = 30,000 minus 5,000 = 25,000.

The parties specifically acknowledge that using a modified profits formula for a particular asset for determining the payment under this provision does not make the parties partners or constitute the formation of a partnership.

(xi)                                If Pure Cycle proposes to offer certain water rights for sale as a Bulk Sale for a price per acre foot that is less than one third of the current Rangeview Water Tap Fee, then Pure Cycle shall first offer Seller the right to purchase such water rights at the price and on the terms specified in a written notice (the “Sale Notice”) to Seller. Seller shall have thirty (30) days, or longer if the parties agree, from the date of receipt of the Sale Notice to negotiate with Pure Cycle and reach an agreement with respect to the purchase of the water rights described in the Sale Notice. During such thirty-day (or longer) period, Pure Cycle shall negotiate with Seller in good faith to reach agreement on the terms of the sale. If negotiations terminate unsuccessfully, Pure Cycle may enter into an agreement with another Person in respect of the proposed Bulk Sale on terms and conditions which, taken as a whole, are not more favorable to the other party than those offered to Seller; provided, however, that if Pure Cycle does not enter into an agreement in principle with another Person regarding the proposed Bulk Sale within one hundred eighty (180) days and consummate the transaction contemplated by such agreement within one (1) year after the expiration of the thirty-day period referenced above, then prior to any subsequent attempts to offer such water rights for Bulk Sale at a price per acre foot that is less than one third of the then current Rangeview Tap Fee, Pure Cycle will be required to re-offer such water rights to Seller in accordance with this Section.

(xii)                             If Pure Cycle sells a Water Tap for consideration other than cash, cash equivalents (e.g., checks or wire transfers), or financing arrangements payable in cash or cash equivalents, Pure Cycle shall pay Seller the Tap Participation Fee based on the then current Rangeview Water Tap Fee applicable to the Water Taps sold.

2.6                                 Closing. Subject to the provisions of Articles VII, IX and X, the closing (the “Closing”) of the purchase of the Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Davis, Graham & Stubbs LLP, Suite 500, 1550 Seventeenth Street, Denver, Colorado 80202, on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the “Closing Date”); provided, however, that the parties shall use reasonable efforts to cause the Closing Date to be no later than one hundred twenty (120) days after the date of this Agreement. The transactions contemplated by this Agreement, including the transfer of the Assets from Seller to Pure Cycle, shall be deemed to have occurred at 12:01 a.m. (Denver time) on the Closing Date.

2.7                                 Closing Deliveries.

(a)                                  At the Closing, Seller shall deliver to Pure Cycle the following documents or instruments properly executed, and, where necessary, acknowledged by a notary:

(i)                                     The certificate or certificates for the shares of Fort Lyon Canal Company representing the Water Rights or if certificates cannot reasonably be provided as of the Closing Date, then stock powers for such shares (the “FLCC Certificates or Stock Powers”);

(ii)                                  The certificate or certificates for the shares representing the LAWMA Rights or if certificates cannot reasonably be provided as of the Closing Date, then stock powers for such shares (the “LAWMA Certificates or Stock Powers”);

(iii)                               The certificate or certificates or, if applicable, other appropriate instruments representing the Wheat Ridge Mutual Ditch Company shares or if certificates cannot reasonably be provided as of the Closing Date, then stock powers for such shares;

(iv)                              The certificate or certificates or other appropriate instruments, if applicable, representing the May Valley Water Association shares or if certificates cannot reasonably be provided as of the Closing Date, then stock powers for such shares;

(v)                                 The Seller Pledge Agreement and stock transfer powers with respect to the pledged Shares;

(vi)                              Special warranty deeds (the “Property Deeds”) conveying the Property (other than water wells and the Mineral Rights) to Pure Cycle and warranting title subject only to Permitted Liens and Liens otherwise accepted by Pure Cycle in writing;

(vii)                           Special warranty deeds (the “Mineral Deeds”) conveying the Mineral Rights to Pure Cycle and warranting title subject only to Permitted Liens and Liens otherwise accepted by Pure Cycle in accordance with Section 7.8;

(viii)                        A settlement statement prepared by the Title Company (the “Settlement Statement”);

(ix)                                The Title Company’s unconditional written undertaking to issue the owner’s title policy, insuring fee simple title to the Property in Pure Cycle in accordance with the Title Commitments, subject only to the Permitted Liens and Liens otherwise accepted by Pure Cycle in accordance with Section 7.8 (the “Title Company Undertaking”);

(x)                                   The Pure Cycle Pledge Agreement;

(xi)                                Certificates representing the shares of capital stock of Wollert Enterprises, Inc. and stock powers transferring such shares to Pure Cycle;

(xii)                             Quit claim deeds to the water wells listed on Schedule 2.7 (the “Quit Claim Wells”) (each of which was acquired by Seller by quit claim deed); and

(xiii)                          Such assignments, consents, instruments and agreements as are required or contemplated herein, or as Pure Cycle or the Title Company may reasonably require to effect the transactions contemplated hereby, including without limitation those affidavits and agreements sufficient to enable the Title Company to delete the standard exceptions (to the extent contemplated by Article VII) from the Title Commitments.

(b)                                 At the Closing, Pure Cycle shall deliver to Seller the following documents or instruments properly executed, and, where necessary, acknowledged by a notary:

(i)                                     A letter of transmittal issued by Pure Cycle to Pure Cycle’s transfer agent dated as of the Closing Date directing the issuance of the Shares in the name of the Seller in two certificates, each representing one-half of the Shares (the “Transfer Agent Letter”);

(ii)                                  The Settlement Statement;

(iii)                               Such consents, instruments and agreements as are required or contemplated herein, or as Seller or the Title Company may reasonably require to effect the transactions contemplated hereby, including without limitation those affidavits and agreements sufficient to enable the Title Company to delete the standard exceptions (to the extent contemplated by Article VII) from the Title Commitments;

(iv)                              The certificate or certificates representing the Fort Lyon Canal Company shares pledged pursuant to the Pure Cycle Pledge Agreement;

(v)                                 The Pure Cycle Pledge Agreement;

(vi)                              The Seller Pledge Agreement; and

(vii)                           The Tap Participation Fees in respect of the Water Taps described on Schedule 2.5(b) for which Pure Cycle has received payment prior to the Closing.

(c)                                  Pure Cycle shall pay all recording fees and documentary fees required in connection with the delivery and recording of the Deeds. Seller shall pay all recording fees required in connection with the recording of releases of any existing encumbrances. The parties shall each pay one-half of any Title Company escrow or closing fees, and the parties shall pay the other costs of title insurance premiums and expenses in accordance with Section 7.4. Pure Cycle shall pay the transfer fees imposed by the Fort Lyon Canal Company in connection with the transfer of the Water Rights.

2.8                                 Allocation of Purchase Price. The parties shall negotiate in good faith to reach an agreement with respect to how the Initial Consideration paid pursuant to this Agreement and the Tap Participation Fees to be paid shall be allocated among the Assets (giving effect to the value of the Shares taking into account appropriate discounts for illiquidity, transfer restrictions and other applicable factors) pursuant to Section 1060 of the Code and as to the content of the IRS Form 8594 to be filed by each of them with their next income Tax Returns within ten (10) days following the execution date of this Agreement. If the parties are not able to reach agreement on such matters within such ten (10) day period, Seller, after consultation with Pure Cycle as to the firm which Seller will select, may engage an independent business valuation firm (the “Valuation Firm”) to render its report or opinion, for tax purposes, as to an appropriate discount from the trading price of the Shares as of the Closing and each party agrees to cooperate reasonably and in good faith with the Valuation Firm. Seller will be solely responsible for the fees and expenses of the Valuation Firm. The Valuation Firm will complete its determination of the discount within forty-five (45) days after the execution date of this Agreement. Seller will cause a copy of the Valuation Firm’s report or opinion to be delivered to Pure Cycle promptly after completion of the valuation. Seller or Pure Cycle may terminate this Agreement upon written notice to the other party given not more than five (5) days after such party’s receipt of the Valuation Firm’s report or opinion. If the parties are not able to agree upon the allocation of the Initial Consideration and the Tap Participation Fees or the discount to be applied to the value of the Shares even though an opinion or report has been received from the Valuation Firm, either party may terminate this Agreement upon written notice to the other party given not more than:  (i) five (5) days after the expiration of the ten (10) day period provided in the first sentence of this Section 2.8 if no Valuation Firm is retained or (ii) as provided in the preceding sentence. Seller and Pure Cycle agree to report the federal, state and local income and other Tax consequences of the transactions contemplated hereby, and in particular to report the information required by Section 1060(b) of the Code, in a manner consistent with the agreed upon allocation, and to file all other applicable Returns to reflect such purchase price allocation, and further agree that neither of them will take any position inconsistent therewith upon examination of any Return, in any refund claim, in any litigation, investigation or otherwise.

2.9                                 Prorations. All Taxes and Liens with respect to the Assets which are due as of the Closing shall be paid by Seller. All real estate Taxes and other assessments for the year of Closing which are due and payable in the year following the year of Closing shall be prorated as of the Closing Date on the basis of the prior year’s real estate Taxes and other assessments payable in the year of Closing, and such prorations shall be considered final. Notwithstanding the foregoing, Seller shall remain responsible for real estate Taxes and assessments (but not water allocation expenses or water assessments) for the period set forth in the Property Management Agreement. However, Seller shall not be liable for any increase in those Taxes in the circumstances provided for in Section 8.14(c) and Seller’s obligations for assessments for long lived governmental or quasi-governmental improvements to the Properties shall be as set forth in the Property Management Agreement.

2.10                           Treatment of Invoices and Receipts. From and after the Closing Date, (a) Pure Cycle agrees to (i) pay over promptly to Seller any and all proceeds received by Pure Cycle that are attributable to (x) the Excluded Assets or (y) the ownership and operation of the Assets prior to the Closing Date, and (ii) forward to Seller all unpaid invoices received by Pure Cycle that are attributable to (x) the Excluded Assets, (y) the Excluded Indebtedness or (z) the ownership and operation of the Assets prior to the Closing Date; and (b) Seller agrees to, except as provided in the Property Management Agreement (i) pay over promptly to Pure Cycle any and all proceeds that are attributable to the ownership and operation of the Assets from and after the Closing Date, and (ii) forward all unpaid invoices received by Seller that are attributable to the ownership and operation of the Assets or the Assumed Liabilities from and after the Closing Date. Each party agrees to promptly pay any invoices so received, subject to such party’s right to reasonably dispute any such invoices.

2.11                           Reports and Audits.

(a)                                  Reports. Within fifteen (15) days after the end of each Pure Cycle fiscal quarter in which Pure Cycle sells Water Taps or makes a Bulk Sale, Pure Cycle shall deliver a status report to Seller that sets forth the following information relating to the immediately preceding quarter, on a per quarter, and a cumulative basis: (i) the number of Water Taps actually or deemed to be sold by Pure Cycle, (ii) a description including dollar amounts and volume of any Bulk Sale, and (iii) the Tap Participation Fees including any Bulk Sale related amounts due to Seller. The foregoing reports shall be delivered to Seller until such time as Seller has received all Tap Participation Fees to which it is entitled hereunder.

(b)                                 Audits. Pure Cycle shall prepare and keep full, complete and proper books, records and accounts of all Water Taps and Tap Participation Fees (including any discounts or credits granted by Pure Cycle and any interest on Water Tap proceeds received by Pure Cycle) and shall document such transactions as may be required by applicable law. At any time prior to the payment of all Tap Participation Fees to which Seller is entitled hereunder and for six (6) months thereafter, said books, records and accounts of Pure Cycle related to sales of water rights shall be open at Pure Cycle’s offices during normal business hours, upon ten (10) days prior written notice, to the inspection of Seller and its representatives, who may, at Seller’s expense, copy or extract all or a portion of said books, records, and accounts. In addition, Seller and its representatives may physically inspect Pure Cycle’s facilities from time to time on reasonable prior notice to Pure Cycle in connection with Seller’s review of such books, records and accounts and in connection with an audit as provided below. Seller may, upon no less than thirty (30) days prior written notice to Pure Cycle, cause a partial or complete audit of all the records and operations of Pure Cycle related to the Water Taps and Tap Participation Fees to be made at Seller’s expense by an auditor selected by Seller. Within thirty (30) days following Seller’s notice, Pure Cycle shall make available to Seller’s auditor at Pure Cycle’s offices during normal business hours, the books, records, and accounts the auditor reasonably deems necessary or desirable for the purpose of performing the audit. Following completion of the audit, Seller shall submit a written report to Pure Cycle detailing any deficiencies in the payments determined upon such inspection or audit, if any (a “Deficiency Notice”), and such deficiency shall be immediately due and payable by Pure Cycle together with interest thereon at the rate of ten percent (10%) per annum from the date or dates such amounts should have been paid. If inaccuracies resulted in a deficiency to Seller in excess of five percent (5%) of the Tap Participation Fees previously computed by Pure Cycle for the period covered by the audit, then Pure Cycle shall pay Seller the actual cost of the audit. Such inspection right and audit right may be exercised no more than one time each per fiscal year of Pure Cycle, except if the prior inspection showed a deficiency in excess of five percent (5%), in which case an additional inspection may commence at any time prior to the end of the third fiscal quarter of Pure Cycle in the year following the audit period showing such deficiency.

(c)                                  Disputes. If Pure Cycle disagrees with the Deficiency Notice described in Section 2.11(b) above, then Pure Cycle shall deliver written notice to Seller of its disagreement within thirty (30) days of receipt of the Deficiency Notice. During the fifteen (15) days following delivery by Pure Cycle to Seller of such notice of disagreement, Pure Cycle and Seller shall use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine the amount of such deficiency. If during such period, Pure Cycle and Seller are unable to reach such agreement, they shall promptly thereafter select an independent accounting firm of recognized national or regional standing (or if the parties cannot agree upon a selection, they shall select such accounting firm by lot from four (4) randomly selected accounting firms with offices in the Denver, Colorado metropolitan area with more than 40 certified public accountants; provided that such selected accounting firm shall not at the time of selection or the three (3) years preceding such selection be performing services for either Pure Cycle or Seller) (the “Accounting Referee”) to review this Agreement and the disputed items or amounts for the purpose of calculating the deficiency (it being understood that in making such calculation, the Accounting Referee shall be functioning as an expert and not as an arbitrator). The Accounting Referee shall deliver to Pure Cycle and Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon Pure Cycle and Seller. The cost of such review and report shall be borne by Pure Cycle and Seller in the same proportion that the dollar amount of the disputed items or amounts that are not resolved in favor of Pure Cycle or Seller (as applicable) bears to the total dollar amount of items or amounts in dispute resolved by the Accounting Referee. For illustration purposes only, (i) if the total amount of disputed items by Seller is $100,000 and Seller is awarded $50,000 by the Accounting Referee, then Seller and Pure Cycle shall bear the Accounting Referee’s fees and expenses equally; or (ii) if the total amount of disputed items by Seller is $100,000 and Seller is awarded $25,000 by the Accounting Referee, then Seller shall bear 75% and Pure Cycle shall bear 25% of the Accounting Referee’s fees and expenses. Each of Pure Cycle and Seller shall bear all of its other expenses incurred in connection with matters contemplated by this Section 2.11(c).

(d)                                 Audited Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, Pure Cycle shall deliver to Seller (i) audited financial statements of Pure Cycle (on a consolidated basis) certified by an independent registered public accounting firm, and (ii) a report of the chief financial officer of Pure Cycle certifying the accuracy of items described in Section 2.11(a)(i) and (iii). This obligation shall terminate at such time as all Tap Participation Fees have been paid in full to Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as otherwise set forth in the disclosure schedules delivered by Seller to Pure Cycle concurrently with the execution and delivery of this Agreement (together with the disclosure schedules delivered by Pure Cycle to Seller, the “Disclosure Schedules”), Seller represents and warrants to Pure Cycle and agrees as follows:

3.1                                 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has the power to own its property and to carry on its business as now being conducted. Seller is duly qualified and in good standing in Colorado. Seller has delivered to Pure Cycle complete and correct copies of its articles of organization and operating agreement, each as amended to the date of this Agreement.

3.2                                 Ownership and Control of Seller.

(a)                                  At the date hereof one hundred percent (100%) of the membership interests and voting interests of Seller are held by the Persons and in the amounts as set forth on Schedule 3.2(a).

(b)                                 Except as set forth on Schedule 3.2(b), there are not outstanding as of the date hereof (i) membership or voting interests of Seller, (ii) securities or other interests of Seller convertible into or exchangeable for membership or voting interests of Seller, or (iii) options or other rights to acquire from Seller, or other obligations of Seller to issue, any membership or voting interests or rights convertible into or exchangeable for membership or voting interests of Seller.

3.3                                 Authority Relative to This Agreement; Non-Contravention.

(a)                                  Seller has the requisite limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated herein have been duly authorized by the managers and members of Seller, and no additional proceedings on the part of Seller are necessary to authorize the execution and delivery of this Agreement, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or similar laws affecting the rights of creditors generally or by general principles of equity.

(b)                                 Except as set forth in Schedule 3.3(b), the execution and delivery of this Agreement by Seller, the consummation and performance by Seller of the transactions contemplated herein, and compliance by Seller with any of the provisions hereof will not (i) conflict with or result in any breach of the articles of organization or operating agreement of Seller, (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets under, or result in the loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Seller is a party or by which Seller or any of the Assets may be bound, or any permit, concession, franchise or license applicable to it or the Assets or (iii) conflict with or violate any judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to Seller or any of the Assets, other than any such event described in items (ii) or (iii) which could not reasonably be expected (x) to prevent the consummation of the transactions contemplated hereby or (y) to have a Seller Material Adverse Effect.

(c)                                  Except for requisite filings and approvals pursuant to the Hart-Scott-Rodino Act, no action by any Governmental Entity is necessary for Seller’s execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby, except where the failure to obtain or take such action would not reasonably be expected (i) to prevent the consummation of the transactions contemplated hereby or (ii) to have a Seller Material Adverse Effect.

(d)                                 Except for any Hart-Scott-Rodino Act filings and approvals contemplated by subsection (c) above or as set forth on Schedule 3.3(d), no consents, approvals, orders, registrations, declarations, filings or authorizations are required on the part of Seller for or in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated on its part hereby which could reasonably be expected (i) to prevent the consummation of the transactions contemplated hereby or (ii) to have a Seller Material Adverse Effect.

3.4                                 Litigation. Except as set forth in Schedule 3.4, there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation or review pending or, to the knowledge of Seller, threatened, to which Seller is, or would be, a party or by which it is or would be affected (and Seller is not aware of any basis for any such action, suit, dispute or proceeding that has a reasonable likelihood of being brought) which, considered individually or in the aggregate, if determined adversely to Seller, is reasonably likely (a) to have a Seller Material Adverse Effect, (b) to impair the ability of Seller to perform its obligations under this Agreement or (c) to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Seller having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Without limiting the generality of the foregoing, except as set forth in Schedule 3.4, there is no suit, action, dispute or legal, administrative, arbitration or other proceeding or governmental investigation or review pending naming Seller as a party, or, to the knowledge of Seller threatened, which does or would affect the Assets in any material fashion (and Seller is not aware of any basis for any such action, suit, dispute or proceeding that has a reasonable likelihood of being brought).

3.5                                 Broker’s or Finder’s Fees. To Seller’s knowledge, no agent, broker, Person or firm acting on behalf of Seller or under Seller’s authority is or will be entitled to any advisor’s (other than lawyers, accountants, water engineers and other similar professionals’ fees that are not based on the dollar amount or outcome of the transaction) or broker’s commission or finder’s fee from Pure Cycle or Seller in connection with any of the transactions contemplated herein.

3.6                                 Compliance with Laws. Except as described in High Plains A & M, LLC v. Southeastern Colorado Water Conservancy District, 120 P. 3d 710 (Colo. 2005), Seller has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that are not, individually or in the aggregate, reasonably expected to result in a Seller Material Adverse Effect. Seller has not received any written communication during the past two (2) years from a Governmental Entity that alleges that it is not in material compliance with any applicable law.

3.7                                 Environmental Matters.

(a)                                  Except as set forth in any Phase I environmental assessments delivered to Pure Cycle pursuant to Article VII or as set forth on Schedule 3.7, Seller has not (i) placed or disposed of any Hazardous Substances on, under, from or at the Property, in violation of any applicable Environmental Laws, except for violations that could not, in all such cases, taken individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect, (ii) any knowledge of the presence of any Hazardous Substances on, under or at any of the Property or any other property but arising from the Property, in violation of any applicable Environmental Laws, except for violations that could not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect, or (iii) received any written notice (A) during the preceding five (5) years from a Governmental Entity that Seller is in violation of, or has failed to obtain any necessary permit or authorization under, any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or in connection with a release or threatened release of hazardous substances at the Property or any other properties for which Seller may be responsible, (C) requiring the response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of the Property or any other properties for which Seller may be responsible, or (D) demanding payment by Seller for response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of the Property or other properties.

(b)                                 Except as set forth on Schedule 3.7, to Seller’s knowledge, no Environmental Law imposes any obligation upon Seller arising out of or as a condition to transferring the Assets to Pure Cycle, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien has been placed upon the Property under any Environmental Law.

(c)                                  This Section 3.7 contains the sole and exclusive representations and warranties of Seller with respect to any environmental, health, or safety matters, including, but not limited to, any arising under any Environmental Laws.

3.8                                 Assumed Contracts; Debt Instruments. The Assumed Contracts constitute all of the contracts or agreements to which Seller is a party that are material to the ownership and operation of the Assets. Each Assumed Contract is in full force and effect and is a legal, valid and binding agreement of Seller and, to the knowledge of Seller, of each other party thereto, enforceable in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and subject to general principles of equity. Seller is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract to which it is a party or by which it or any of the Assets is bound, nor to the knowledge of Seller is any other party to such contracts in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any such contracts, except for violations or defaults that could not reasonably be expected (i) to result in a Seller Material Adverse Effect, (ii) to materially impair the ability of Seller to perform its obligations under this Agreement or (iii) to prevent the consummation of any of the transactions contemplated by this Agreement.

3.9                                 Water Rights. Seller represents and warrants that, except as set forth on Schedule 3.9, (a) the Water Rights are now utilized through, within or for the benefit of the Property or related property; (b) the Water Rights are represented by shares of stock in the Fort Lyon Canal Company; (c) such shares are owned by Seller free and clear of Liens other than those of the governing documents of the Fort Lyon Canal Company or associated with Permitted Liens; (d) to Seller’s knowledge such shares are shown by the records of the Fort Lyon Canal Company as owned by Seller; (e) the ownership of such shares may be transferred to Pure Cycle without consent, condition or limitation; (f) that such transfer to Pure Cycle of such shares is not barred, limited, restricted or conditioned by any requirements imposed by the Fort Lyon Canal Company other than the requirements of its bylaws as applied by the board of directors of the Fort Lyon Canal Company; (g) such shares are fully paid for (except that Seller owes sums to the transferor of such shares to it pursuant to the Excluded Indebtedness); (h) Seller is not indebted to the Fort Lyon Canal Company upon any past due debt, either as principal, surety or otherwise; and (i) any assessments on any such shares of stock have been fully paid.

3.10                           Property.

(a)                                  Seller has good and marketable title to the Property and the Mineral Rights (provided that as to the Quit Claim Wells Seller only represents that it has not transferred title to the Quit Claim Wells). Except as set forth on Schedule 2.4 and Schedule 3.10, the Property and the Mineral Rights are free and clear of all Liens.

(b)                                 Seller has good and marketable title to, or valid leasehold interests in, all tangible personal property owned or leased by Seller and located on the Property (other than any tangible personal property owned or leased by the lessees of the Property) or used in connection with the Water Rights. All such tangible personal property, other than tangible personal property in which Seller has a leasehold interest, is free and clear of all Liens. The tangible personal property that has a value, in the case of each item, of $20,000 or more is in good operating condition and repair, ordinary wear and tear excepted, and all tangible personal property leased by Seller is in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof except for such variances in the condition thereof as could not reasonably be expected to result in a Seller Material Adverse Effect. Notwithstanding the foregoing, Pure Cycle takes the tangible personal property subject to any defects which would be revealed by a reasonable visual inspection conducted on or prior to the end of the Due Diligence Period provided for in Section 7.9.

3.11                           Insurance. All of the policies of fire, liability and other forms of insurance in effect as of the Closing Date with respect to the Assets are valid and outstanding policies and provide insurance coverage for the Assets in scope and amount customary and reasonable for the business in which Seller is engaged and as necessary to comply, in all material respects, with applicable laws, the Assumed Liabilities and the Excluded Indebtedness. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of Seller have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

3.12                           Taxes.

(a)                                  Except as set forth in Schedule 3.12, (i) Seller has timely filed with the appropriate Taxing Authority all Returns required to be filed on or prior to the date hereof and each such Return was properly completed and correct in all material respects at the time of filing, and (ii) all Taxes including Taxes, if any, for which no Returns are required to be filed (A) of Seller, (B) for which Seller is or could otherwise be held liable, or (C) which are or could otherwise become chargeable as an encumbrance upon the Assets, have been duly and timely paid, except for Taxes not yet due and payable that are disclosed on Schedule 3.12 and except when the failure to file Returns or pay Taxes would not reasonably be expected to have a Seller Material Adverse Effect.

(b)                                 Except as set forth in Schedule 3.12, no Liens for Taxes exist with respect to any of the Assets.

3.13                           Financial Statements. Seller has delivered to Pure Cycle its financial statements for the year ended December 31, 2005 and for the quarter ended March 31, 2006, and prior to Closing Seller shall deliver its financial statement for the quarter ended June 30, 2006, and such financial statements present or shall present fairly in all material respects the financial position of Seller as of the dates thereof and the results of its operations for the periods then ended and were or will be prepared in accordance with GAAP applied on a consistent basis for prior periods presented.

3.14                           No Other Representations.

(a)                                  Except for the representations and warranties of Seller expressly set forth in this Agreement, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller, in respect of Seller, the Assets or otherwise.

(b)                                 EXCEPT AS SET FORTH IN THIS ARTICLE III, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (INCLUDING THOSE REFERRED TO IN THE UNIFORM COMMERCIAL CODE), AND THE ASSETS SHALL

BE DEEMED TO BE “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION. IN ANY EVENT, EFFECTIVE AS OF THE CLOSING DATE, SELLER MAKES NO WARRANTY OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, WITH RESPECT TO ANY OF THE TANGIBLE ASSETS INCLUDED IN THE ASSETS, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PURE CYCLE

Except as otherwise set forth in the Disclosure Schedules delivered by Pure Cycle to Seller concurrently with the execution and delivery of this Agreement, Pure Cycle represents and warrants to Seller and agrees as follows:

4.1                                 Organization. Pure Cycle is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Pure Cycle has the corporate power and authority to own its property and to carry on its business as now being conducted. Pure Cycle is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed would not individually or in the aggregate have a Pure Cycle Material Adverse Effect.

4.2                                 Subsidiaries. Pure Cycle does not have any subsidiaries or an equity interest in excess of five percent (5%) in any other corporation, partnership, joint venture, association, trust or other business association or entity.

4.3                                 Capitalization.

(a)                                  At April 30, 2006, the authorized capital stock of Pure Cycle consisted of (i) 40,000,000 shares of Pure Cycle Common Stock, of which 14,863,766 shares were issued and outstanding, and (ii) 25,000,000 shares of preferred stock, par value $.01 per share, of which 432,513 shares were issued and outstanding.

(b)                                 Except as set forth on Schedule 4.3(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements, arrangements or commitments under which Pure Cycle is or may become obligated to issue, sell, transfer, or otherwise dispose of, or purchase, redeem, or otherwise acquire, any shares of capital stock of, or other equity or voting interests in, Pure Cycle, and there are no outstanding securities convertible into or exchangeable for any such capital stock or other equity or voting interests.

(c)                                  The Shares are duly authorized and, when issued to Seller in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all Liens, and are not subject to preemptive rights created by statute, Pure Cycle’s certificate of incorporation or by-laws or any agreement to which Pure Cycle is a party or by which it is bound.

4.4                                 Authority Relative to This Agreement; Non-Contravention.

(a)                                  Pure Cycle has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Pure Cycle, the performance by Pure Cycle of its obligations hereunder and the consummation by Pure Cycle of the transactions contemplated herein have been duly authorized by the board of directors of Pure Cycle, and no other corporate proceedings on the part of Pure Cycle are necessary to authorize the execution and delivery of this Agreement, the performance by Pure Cycle of its obligations hereunder and the consummation by Pure Cycle of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Pure Cycle and constitutes a valid and binding obligation of Pure Cycle, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or similar laws affecting the rights of creditors generally or by general principles of equity.

(b)                                 The execution and delivery of this Agreement by Pure Cycle, the consummation and performance by Pure Cycle of the transactions contemplated herein, and the compliance by Pure Cycle with any of the provisions hereof will not (i) conflict with or result in any breach of the certificate of incorporation or by-laws of Pure Cycle, (ii) result in a violation or breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Pure Cycle under, or result in the loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Pure Cycle is a party or by which Pure Cycle or any of its properties or assets may be bound, or any permit, concession, franchise or license applicable to it or its properties or assets or (iii) subject to compliance with the statutes and regulations referred to in subsection (d) below, conflict with or violate any judgment, ruling, order, writ, injunction, decree, law, statute, rule or regulation applicable to Pure Cycle or any of its properties or assets, other than any such event described in items (ii) or (iii) that would not reasonably be expected (x) to prevent the consummation of the transactions contemplated hereby or (y) to have a Pure Cycle Material Adverse Effect.

(c)                                  Except for requisite filings and approvals pursuant to the Hart-Scott-Rodino Act, if any, no action by any Governmental Entity is necessary for Pure Cycle’s execution and delivery of this Agreement or the consummation by Pure Cycle of the transactions contemplated hereby, except where the failure to obtain or take such action would not reasonably be expected (i) to prevent the consummation of the transactions contemplated hereby or (ii) to have a Pure Cycle Material Adverse Effect.

(d)                                 Except for any Hart-Scott-Rodino Act filings and approvals contemplated by subsection (c) above, no consents, approvals, orders, registrations, declarations, filings or authorizations with any Governmental Entity or any other Person are required on the part of Pure

Cycle for or in connection with the execution and delivery of this Agreement or the consummation by Pure Cycle of the transactions contemplated on its part hereby except (i) for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws or (ii) which could not reasonably be expected (x) to prevent the consummation of the transactions contemplated hereby or (y) to have a Pure Cycle Material Adverse Effect.

4.5                                 Litigation. Except as set forth on Schedule 4.5, there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation or review pending or, to the knowledge of Pure Cycle, threatened, to which Pure Cycle is, or would be, a party or by which it is or would be affected (and Pure Cycle is not aware of any basis for any such action, suit, dispute, or proceeding that has a reasonable likelihood of being brought) which, considered individually or in the aggregate, if determined adversely to Pure Cycle, is reasonably likely (a) to have a Pure Cycle Material Adverse Effect, (b) to impair the ability of Pure Cycle to perform its obligations under this Agreement or (c) to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Pure Cycle having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect. Without limiting the generality of the foregoing, except as set forth on Schedule 4.5, there is no suit, action, dispute or legal, administrative, arbitration or other proceeding or governmental investigation or review pending naming Pure Cycle as a party or, to the knowledge of Pure Cycle, threatened, which does or would affect Pure Cycle’s water rights, whether owned, leased or otherwise acquired, in any material fashion (and Pure Cycle is not aware of any basis for any such action, suit, dispute or proceeding that has a reasonable likelihood of being brought).

4.6                                 SEC Reports; Financial Statements; Undisclosed Liabilities.

(a)                                  Since August 31, 2004, Pure Cycle has filed all forms, reports and other documents required to be filed by Pure Cycle with the SEC. As of their respective dates, the Pure Cycle SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to such Pure Cycle SEC Reports and, except to the extent that information contained in any Pure Cycle SEC Report has been revised or superseded by a later Pure Cycle SEC Report filed and publicly available prior to the date of this Agreement, none of the Pure Cycle SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)                                 The financial statements of Pure Cycle included or incorporated by reference in the Pure Cycle SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and presented fairly in all material respects the financial position of Pure Cycle as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal closing adjustments).

(c)                                  Except as set forth in the financial statements included or incorporated by reference in the Pure Cycle SEC Reports, Pure Cycle does not have any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities incurred in the ordinary course of business subsequent to February 28, 2006, and liabilities of the type not required under GAAP to be reflected in such financial statements, except for such items which in either case are not, in the aggregate, material to the financial condition or operating results of Pure Cycle.

4.7                                 Absence of Certain Changes. Except as set forth in the Pure Cycle SEC Reports filed with the SEC prior to the date hereof, since February 28, 2006, (a) no change in the business, financial condition, properties, operating results, assets or customer base of Pure Cycle or other event, or incident, other than the decision of Pure Cycle to purchase the Assets, has occurred that has had or would be reasonably likely to have a Pure Cycle Material Adverse Effect; (b) other than the decision of Pure Cycle to purchase the Assets, Pure Cycle has operated only in the ordinary course of business in all material respects; and (c) there has not been any material change in any method of accounting utilized by Pure Cycle, except as required by GAAP.

4.8                                 Cash Flow Projections. Pure Cycle has delivered to Seller certain cash flow projections dated April 4, 2006 which are the same projections utilized by Pure Cycle’s management for internal purposes. Seller acknowledges that such cash flow projections are inherently subject to risks, uncertainties and assumptions. Pure Cycle makes no representations or warranties as to the accuracy of such projections or that such projections will be realized.

4.9                                 Broker’s or Finder’s Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or authorized to act on behalf of Pure Cycle who might be entitled to any fee or commission from Seller or Pure Cycle in connection with the transactions contemplated by this Agreement.

4.10                           Compliance with Laws. Pure Cycle has not violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that are not, individually or in the aggregate, reasonably expected to result in a Pure Cycle Material Adverse Effect. Pure Cycle has not received any written communication during the past two (2) years from a Governmental Entity that alleges that it is not in compliance with any applicable law, except as would not reasonably be expected to result in a Pure Cycle Material Adverse Effect.

4.11                           Environmental Matters.

(a)                                  Pure Cycle has not (i) placed or disposed of any Hazardous Substances on, under, from or at any of its properties in violation of any applicable Environmental Laws, except for violations that could not, in all such cases, taken individually or in the aggregate, reasonably be expected to result in a Pure Cycle Material Adverse Effect, (ii) any knowledge of the presence of any Hazardous Substances on, under or at any of its properties in violation of any applicable Environmental Laws, except for violations that could not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Pure Cycle Material Adverse Effect, or (iii) received any written notice (A) during the preceding five (5) years from a Governmental

Entity that Pure Cycle is in violation of, or has failed to obtain any necessary permit or authorization under, any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or in connection with a release or threatened release of hazardous substances at any of its properties, (C) requiring the response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of its properties, or (D) demanding payment by Pure Cycle for response to or remediation of a release or threatened release of Hazardous Substances at or arising from any of its properties. No Lien has been placed upon any of Pure Cycle’s properties under any Environmental Law.

(b)                                 This Section 4.10 contains the sole and exclusive representations and warranties of Pure Cycle with respect to any environmental, health, or safety matters, including, but not limited to, any arising under any Environmental Laws.

4.12                           No Liens or Restrictions on Payments. Except as set forth on Schedule 4.12, Pure Cycle owns or leases, or will own following the consummation of the transactions contemplated by this Agreement, all water rights associated with sales of Water Taps free and clear of all Liens, subject to no rights of others, including under any mortgages, leases, conditional sales agreements, title retention agreements or any other document, instrument, agreement or obligation of any type whatsoever, that would prevent or restrict or give any Person priority over Seller with respect to payment of the Tap Participation Fee to Seller hereunder.

4.13                           Contracts; Debt Instruments. The contracts filed as exhibits to the Pure Cycle SEC Reports (by virtue of being “material contracts” of Pure Cycle as such term is used in the rules and regulations of the SEC) constitute all of the contracts or agreements to which Pure Cycle is a party that are material to its business. Each such contract is in full force and effect and is a legal, valid and binding agreement of Pure Cycle and, to the knowledge of Pure Cycle, of each other party thereto, enforceable in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally and subject to general principles of equity. Pure Cycle is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract to which it is a party or by which it or any of its assets is bound, nor to the knowledge of Pure Cycle is any other party to such contracts in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any such contracts, except for violations or defaults that could not reasonably be expected (i) to result in a Pure Cycle Material Adverse Effect, (ii) to impair the ability of Pure Cycle to perform its obligations under this Agreement or (iii) to prevent the consummation of any of the transactions contemplated by this Agreement.

4.14                           Suppliers and Customers. Schedule 4.14 identifies each material customer and supplier of Pure Cycle. No material customer or supplier of Pure Cycle has canceled or otherwise terminated, or threatened, verbally or in writing, to cancel or otherwise terminate, its relationship with Pure Cycle during the last twelve (12) months or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or material to Pure Cycle or its usage or purchase of the services or products from Pure Cycle, as the case may be. Pure Cycle has not received any notification of any material change in its arrangements with its customers or suppliers. There are no disputes between Pure Cycle and any of its material customers or suppliers. Schedule 4.14 lists every Water Tap sold by Pure Cycle on which Seller will not receive a Tap Participation Fee.

4.15                           Capital Projects. Pure Cycle has no construction or other capital projects in progress with an estimated cost in excess of $3,000,000, and, except as required pursuant to the contracts filed as exhibits to the Pure Cycle SEC Reports, Pure Cycle is not required to commence any such construction or capital projects by applicable law or regulation or contract to which Pure Cycle is a party or by which it or its assets are bound. Pure Cycle has no construction or other capital project obligations under the contracts filed as exhibits to the Pure Cycle SEC Reports other than in connection with fulfilling orders for Water Taps upon payment for such Water Taps by the customers who are parties to such contracts.

4.16                           Insurance. Pure Cycle maintains policies of fire, liability and other forms of insurance with respect to its assets, which policies are valid and outstanding policies and provide insurance coverage for Pure Cycle’s business and assets in scope and amount customary and reasonable for the business in which Pure Cycle is engaged and as necessary to comply, in all material respects, with applicable laws. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of Pure Cycle have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

4.17                           Taxes.

(a)                                  Pure Cycle has timely filed with the appropriate Taxing Authority all Returns required to be filed on or prior to the date hereof and each such Return was properly completed and correct in all material respects at the time of filing, and all Taxes including Taxes, if any, for which no Returns are required to be filed (i) of Pure Cycle, (ii) for which Pure Cycle is or could otherwise be held liable, or (iii) which are or could otherwise become chargeable as an encumbrance upon any property or assets of Pure Cycle, have been duly and timely paid, except for Taxes not yet due and payable and except when the failure to file Returns or pay Taxes would not reasonably be expected to have a Pure Cycle Material Adverse Effect or involve unpaid Taxes which are due and payable as of the date hereof in the aggregate in an amount in excess of $100,000.

(b)                                 No Liens for Taxes exist with respect to any of Pure Cycle’s assets other than Taxes not yet due and payable.

4.18                           Corporate Documents. Pure Cycle has furnished or made available to Seller or its representatives (a) true and correct copies of its certificate of incorporation and by-laws, as amended to date; (b) true and correct copies of its Code of Ethics, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Insider Trading Policy, Whistleblower Policy, and Stockholder Communication Policy, each as amended to date, and (c) its minute book containing consents, actions, and meetings of the stockholders, the board of directors and any committees thereof for the period commencing five (5) years before the date hereof.

4.19                           Colorado Supreme Court Case; Use of Water Rights. Pure Cycle is familiar with and has informed itself concerning (a) the decision of the Colorado Supreme Court in High Plains A & M, LLC v. Southeastern Colorado Water Conservancy District, 120 P. 3d 710 (Colo. 2005), and the related lower court proceedings in such matter and (b) limitations on use of the Water Rights as a result of such decision and other applicable law and has not relied on Seller’s information or statements on such matters.

4.20                           Independent Investigation. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than reliance on the representations, warranties, covenants and obligations of Seller set forth in this Agreement, Pure Cycle will rely solely on its own independent investigation, analysis and evaluation of the Assets (including Pure Cycle’s own estimate and appraisal of the value of the Assets). Pure Cycle confirms to Seller that Pure Cycle is sophisticated and knowledgeable in the business in which the Assets are used and is capable of evaluating the matters set forth above.

4.21                           Affiliate Status. If, on the date of this Agreement, Seller (a) held less than ten percent (10%) of the issued and outstanding shares of Pure Cycle Common Stock, (b) did not have an Affiliate that was a member of Pure Cycle’s board of directors or an officer of Pure Cycle, and (c) did not have direct or indirect control of any other capital stock of Pure Cycle or other relationship with Pure Cycle except for the fact that it was entering into this Agreement, Pure Cycle would not take the position that Seller is an “affiliate” of Pure Cycle as such term is used in SEC Rule 144.

4.22                           No Other Representations. Except for the representations and warranties of Pure Cycle expressly set forth in this Agreement, neither Pure Cycle nor any other Person makes any other express or implied representation or warranty on behalf of Pure Cycle, in respect of the Shares or otherwise.

ARTICLE V

SECURITY REPRESENTATIONS OF SELLER

5.1                                 SEC Reports. Seller represents that it has received and carefully reviewed the Pure Cycle SEC Reports, and except for the Pure Cycle SEC Reports, this Agreement and the documents described herein, Seller has not been furnished with any materials or literature relating to the offer and sale of Pure Cycle Common Stock.

5.2                                 No Reliance on Unauthorized Representations. Seller represents that, except as set forth in this Agreement, no representations or warranties have been made to Seller by Pure Cycle, or any agent, employee or representative of Pure Cycle; and in entering into this transaction Seller is not relying upon any information other than that contained in the Pure Cycle SEC Reports, this Agreement and the results of independent investigations, if any, by Seller.

5.3                                 Investment Risk. Seller represents that (a) it is aware that no federal or state agency has made any findings or determination as to the fairness of its investment hereunder nor any recommendation or endorsement with respect to its investment hereunder; (b) by virtue of its own investment acumen and business experience Seller is, or together with its advisor is, capable of evaluating the hazards and merits of participating in the investment made by it pursuant to this Agreement; and (c) it can bear the economic risk of its investment hereunder. Seller represents that it is acquiring the Shares for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

5.4                                 Unregistered Shares.

(a)                                  Seller understands that (i) the Shares acquired hereunder have not been registered under the Securities Act or any state securities law, (ii) such Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and under applicable state securities laws or is exempt from such registration, (iii) certificates representing the Shares will bear a legend to such effect, and (iv) Pure Cycle will cause its transfer agent to make a notation on its transfer books to such effect.

(b)                                 It is understood that any legend on a certificate pursuant to Section 5.4(a) shall be removed, and Pure Cycle shall have a certificate issued without such legend to the holder thereof, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or if the holder of the certificate provides Pure Cycle with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for Pure Cycle to the effect that a sale, transfer or assignment of such securities may be made and that the legend is no longer required.

5.5                                 Accredited Investor. Seller represents that it is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and that it was not organized for the specific purpose of acquiring the Shares to be issued hereunder.

ARTICLE VI

SECURITY REPRESENTATIONS OF PURE CYCLE

6.1                                 No Reliance on Unauthorized Representations. Pure Cycle represents that, except as set forth in this Agreement, no representations or warranties have been made to Pure Cycle by Seller or any agent, employee or representative of Seller; and in entering into this transaction Pure Cycle is not relying upon any information other than that contained in or provided pursuant to the terms of this Agreement and the results of independent investigations, if any, by Pure Cycle.

6.2                                 Investment Risk. Pure Cycle represents that (a) it is aware that no federal or state agency has made any findings or determination as to the fairness of its investment in the Water Rights nor any recommendation or endorsement with respect to its investment hereunder; (b) by virtue of its own investment acumen and business experience Pure Cycle is, or together with its advisors is, capable of evaluating the hazards and merits of participating in the investment in the Water Rights made by it pursuant to this Agreement; and (c) it can bear the economic risk of its investment in the Water Rights hereunder.

6.3                                 Unregistered Shares.

(a)                                  Pure Cycle understands that (i) the Water Rights acquired hereunder have not been registered under the Securities Act or any state securities law, (ii) such Water Rights must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and under applicable state securities laws or is exempt from such registration, and (iii) certificates representing the Water Rights may bear a legend to such effect. Pure Cycle represents that it is acquiring the Water Rights for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)                                 Pure Cycle further understands that the Water Rights are “restricted securities” as defined in SEC Rule 144. Pure Cycle understands the resale limitations imposed by the Securities Act and is familiar with SEC Rule 144 as presently in effect and the conditions that must be met in order for SEC Rule 144 to be available for resale of “restricted securities,” including the requirement that the securities must generally be held for at least one (1) year after purchase thereof prior to resale (or two (2) years in the absence of publicly available information about the issuer) and the condition that there be available to the public current information about the issuer under certain circumstances. Pure Cycle understands that Fort Lyon Canal Company may not make such information available to the public.

ARTICLE VII

DUE DILIGENCE

7.1                                 Title to Fort Lyon Water Rights. Within ten (10) days after the effective date of this Agreement, Seller shall furnish to Pure Cycle, at Seller’s cost and expense, all of the documents in Seller’s possession or control pertaining to or affecting title to the Water Rights, together with (a) a preliminary abstract of title pertaining to the Water Rights (if obtainable by Seller’s best efforts) (which abstract shall be certified to recent date and shall be certified to the Closing Date) and (b) to Seller’s knowledge, a current copy of the articles of incorporation and bylaws of Fort Lyon Canal Company and any resolutions, conditions or other documents adopted by Fort Lyon Canal Company applicable to the Water Rights, as well as any agreements between Seller and Fort Lyon Canal Company. Seller will use good faith efforts to furnish to Pure Cycle within forty-five (45) days after the effective date of this Agreement, at Seller’s cost and expense, a current title opinion with respect to the Water Rights by a water attorney employed by Seller, which may be, at Seller’s election, Harvey W. Curtis & Associates or another attorney of Seller’s choice reasonably acceptable to Pure Cycle (“Seller’s Water Attorney”), which opinion shall be updated and redelivered as of the Closing Date and copies of all documents not appearing in the abstract(s) which were utilized or relied upon by Seller’s Water Attorney in preparing this opinion. If Pure Cycle receives the original opinion of Seller’s Water Attorney (rather than the updated opinion to be redelivered as of the Closing Date) fewer than twenty (20) days prior to the expiration of the Due Diligence Period, Pure Cycle shall have twenty (20) days after receipt of the opinion to review and object solely thereto (without regard for the expiration of the Due Diligence Period). Pure Cycle shall notify Seller in writing of any objection to the opinion of Seller’s Water Attorney within such twenty (20) day period, provided that Pure Cycle shall use reasonable efforts to notify Seller of any such objections prior to the expiration to the

Due Diligence Period. If Seller receives timely written notice of objections to Seller’s Water Attorney’s opinion from Pure Cycle, it shall within fifteen (15) days of receipt of such notice, either (i) notify Pure Cycle in writing that Seller is unable or unwilling to remove or satisfy the matters raised in Pure Cycle’s written objection, in which case Pure Cycle shall elect by written notice to Seller within ten (10) days of receipt of Seller’s notice to terminate this Agreement or be deemed to have waived such objection (and in the case of such waiver, those matters shall become Permitted Liens); or (ii) notify Pure Cycle of Seller’s intent to remove or satisfy the objection within such time as may be reasonably required by Seller to effect the removal or satisfaction, in which case Seller shall be entitled to an appropriate extension of the Closing Date, but in no event longer than sixty (60) days. Pure Cycle shall be deemed to have consented to such extension of time to cure in favor of Seller. If Seller fails to remove or satisfy the objection within the time specified (and Pure Cycle does not waive its objection thereto), this Agreement shall terminate and the provisions of Section 10.2 shall apply.

7.2                                 Water Engineering Reports. Seller has provided to Pure Cycle, and Pure Cycle hereby acknowledges receipt thereof, the appendices to a preliminary draft of a water engineering report dated August 13, 2003 prepared by Leonard Rice Engineers, Inc., Martin and Wood Water Consultants, Inc. and Hajj Water Engineers, Inc. Within ten (10) days after the effective date of this Agreement, Seller shall furnish to Pure Cycle, at Seller’s cost and expense, the preliminary draft engineering report that accompanies the previously delivered appendices and any other water engineering reports in Seller’s possession with respect to the Water Rights.

7.3                                 Physical Facilities Engineering Reports. Within ten (10) days after the effective date of this Agreement, Seller shall furnish to Pure Cycle, at Seller’s cost and expense, any engineering reports in Seller’s possession related to physical facilities and transportation systems to deliver the Water Rights to alternative markets including the Denver metropolitan area.

7.4                                 Title to Property. Within ten (10) days after the effective date of this Agreement, Seller shall furnish to Pure Cycle, at Seller’s cost and expense, copies of all title insurance policies received by Seller in connection with its purchase of the Property and copies of all recorded documents listed as exceptions to those title policies to the extent the same are in Seller’s possession. Within forty (40) days after the effective date of this Agreement, Seller shall furnish to Pure Cycle, at Seller’s cost and expense, a current commitment or commitments for an ALTA-1992 form owner’s policy of title insurance (the “Title Commitments”) to be issued by Stewart Title (the “Title Company”) committing to insure in Pure Cycle, in amounts equal to the amounts of title insurance that High Plains obtained when it purchased the Property, which amounts are set forth on Schedule 7.4, good and marketable fee simple title to the Property upon Closing subject only to Permitted Liens. Seller shall also cause Title Company to furnish Pure Cycle with copies of all recorded documents listed as exceptions on Schedule B-2 of the Title Commitments and with a current certificate of taxes due. Seller shall use reasonable efforts to cause the Title Company to begin delivering Title Commitments and exception documents prior to the end of the forty (40) day period specified above. The costs of the Title Commitments and owner’s policy shall be paid by Seller, excluding the cost of deletion of the standard printed exceptions (to the extent Pure Cycle elects to have them deleted), any insured closing letter or any charges for additional title endorsements requested by Pure Cycle, all of which shall be paid by Pure Cycle.

7.5                                 Matters Not Shown by Public Records. Within ten (10) days after the effective date of this Agreement, Seller shall furnish to Pure Cycle, at Seller’s cost and expense, (a) copies of those plans, drawings, reports, appraisals, evaluations and surveys pertaining to the Property in Seller’s possession, including copies of each of the land survey plats obtained by Seller in connection with Seller’s acquisition of the Property (the “Existing Surveys”), and (b) copies of all easements, liens and other title matters that are not shown by the public record of which Seller has documented evidence in its possession. In addition, Seller shall disclose to Pure Cycle any title matters of which Seller has knowledge that are not shown by the public record and that are not evidenced by documents in Seller’s possession.

7.6                                 New Surveys. Pure Cycle, at its election, cost, and expense, may engage a professional land surveyor licensed in the State of Colorado to prepare and deliver an ALTA/ASCM land title survey of the Property. Seller agrees to cooperate and use its reasonable efforts to cause its lessees to cooperate with any surveyor engaged by Pure Cycle pursuant to this provision.

7.7                                 Contracts. Within ten (10) days after the effective date of this Agreement, Seller shall furnish to Pure Cycle, at Seller’s cost and expense, a copy of each Assumed Contract. Seller shall use reasonable efforts to obtain an estoppel certificate, dated within thirty (30) days prior to the Closing Date, substantially in the form attached hereto as Exhibit C (the “Lessee Estoppel Certificate”), from each lessee of the Property.

7.8                                 Objections to Title and Survey. On or before the expiration of the Due Diligence Period, Pure Cycle shall notify Seller in writing of any unsatisfactory title or survey condition of the Property. Pure Cycle shall be deemed to have accepted all matters concerning the title or survey condition of the Property of which it has not notified Seller in writing by such date and such items shall become Permitted Liens, except for any matters disclosed in any revisions on endorsements to the Title Commitments received by Pure Cycle less than ten (10) days prior to the expiration of the Due Diligence Period. Pure Cycle shall notify Seller in writing of any unsatisfactory title condition disclosed in any such revision or endorsement to the Title Commitments within ten (10) days of the receipt of such revision or endorsement, provided that Pure Cycle shall use reasonable efforts to notify Seller of any unsatisfactory title or survey condition prior to the expiration to the Due Diligence Period. Title exceptions pertaining to Liens of a definite or ascertainable amount that may be removed by the payment of money at the time of Closing shall not be deemed to make title unacceptable, provided Seller satisfies such Liens at Closing. If Seller receives timely written notice of unsatisfactory title or survey conditions from Pure Cycle, it shall within fifteen (15) days of receipt of such notice, either (a) notify Pure Cycle in writing that Seller is unable or unwilling to remove or satisfy the matters raised in Pure Cycle’s written objection, in which case Pure Cycle shall elect by written notice to Seller within ten (10) days of receipt of Seller’s notice to terminate this Agreement or be deemed to have waived such objection (and in the case of such waiver, those matters shall become Permitted Liens); or (b) notify Pure Cycle of Seller’s intent to remove or satisfy the objection within such time as may be reasonably required by Seller to effect the removal or satisfaction, in which case Seller shall be entitled to an appropriate extension of the Closing Date, but in no event longer than sixty (60) days. Pure Cycle shall be deemed to have consented to such extension of time to cure in favor of Seller. If Seller fails to remove or satisfy the objection within the time specified (and Pure Cycle does not waive its objection thereto), this Agreement shall terminate and the provisions of Section 10.2 shall apply.

7.9                                 Pure Cycle Due Diligence. Pure Cycle shall have the right to conduct a due diligence review of the Assets and other matters provided for herein during the period beginning on the date hereof and ending at 5:00 p.m. Denver, Colorado time ninety (90) days after the date hereof (the “Due Diligence Period”). During the Due Diligence Period, Pure Cycle, at its sole cost and expense,  shall have the right to review and approve the title to and quality and quantity of the Water Rights, title to and physical condition of the Property, and all other matters relative to the transactions contemplated by this Agreement, including Pure Cycle’s purchase of the Assets, and including, but not limited to: (a) conducting such investigations and tests of the Assets as Pure Cycle deems necessary; (b) determining all matters relative to environmental concerns affecting the Assets; (c) determining the effect of zoning and land use ordinances affecting the Assets; and (d) determining all other matters relative to Pure Cycle’s use of the Assets. All investigations and tests shall be conducted in a reasonable manner, shall be coordinated with the lessee of the property and Seller, shall be at the sole cost of Pure Cycle (including any cost of damage to the property), shall be pursuant to standard industry practices, and Pure Cycle shall fully indemnify, defend and hold harmless Seller and the lessee of the property, and each other person suffering damage, injury or death, for any damage or injury to any property including crops and fencing, or any injury or death to any person, in connection with such activities. To the extent any property is altered as a result of such investigation or test, Pure Cycle shall return all property to the condition it was in prior to such investigations and tests in the event this Agreement is terminated prior to the consummation of the purchase and sale of the Assets. On or before the expiration of the Due Diligence Period, Pure Cycle shall deliver written notice (the “Pure Cycle Diligence Notice”) to Seller stating either: (x) that Pure Cycle elects to terminate this Agreement (which it may if it finds any matter discovered in its due diligence investigation unacceptable in its sole discretion), in which event the provisions of Section 10.1(b) of this Agreement shall apply to such termination; or (y) that Pure Cycle elects not to terminate this Agreement, in which event Pure Cycle shall thereupon be deemed to have waived any right to terminate this Agreement pursuant to (A) the provisions of this Article VII, except with respect to any right pursuant to Section 7.1 or Section 7.8 which exists and has not yet expired, or (B) any other provision of this Agreement that provides a “due diligence out” or condition, and this Agreement shall continue in full force and effect in accordance with its terms. If Pure Cycle fails to deliver either notice it is deemed to have delivered the notice under clause (y). Time shall be of the essence with respect to Pure Cycle’s right and obligation to deliver the Pure Cycle Diligence Notice. This Section does not extend the time period of any shorter due diligence period set forth in this Agreement.

7.10                           Seller Due Diligence. Seller shall have the right to conduct a due diligence review of Pure Cycle and other matters provided for herein during the Due Diligence Period. During the Due Diligence Period, Seller shall, at its sole cost and expense, have the right to review and approve the assets, operations and financial condition of Pure Cycle and all other matters relative to the transactions contemplated by this Agreement, including Seller’s acquisition of the Shares and future receipt of the Tap Participation Fee. On or before the expiration of the Due Diligence Period, Seller shall deliver a written notice (the “Seller Diligence Notice”) to Pure Cycle stating either: (a) that Seller elects to terminate this Agreement (which it may do so if it finds any matter discovered in its due diligence investigation unacceptable in its sole discretion), in which event the provisions of Section 10.1(b) of this Agreement shall apply to such termination; or (b) that Seller elects not to terminate this Agreement, in which event Seller shall thereupon be deemed to have waived any right to terminate this Agreement pursuant to the provisions of this Section or any other provision of this Agreement that provides a “due diligence out” or condition, and this Agreement shall continue in full force and effect in accordance with its terms. If Seller fails to deliver either notice it is deemed to have delivered the notice under clause (b). Time shall be of the essence with respect to Seller’s right and obligation to deliver the Seller Diligence Notice. This Section does not extend the time period of any shorter due diligence period set forth in this Agreement.

7.11                           Water Rights Diversion. As a condition to Closing, Pure Cycle shall be reasonably satisfied that it will be able to divert the Water Rights from a single point of diversion for all parcels of Property. However, if Pure Cycle has not exercised its right to terminate this Agreement pursuant to Section 7.9 prior to the expiration of the Due Diligence Period, this condition is deemed satisfied. Such satisfaction may be achieved in the following ways:

(a)                                  Seller may obtain the consent of Fort Lyon Canal Company to assign Seller’s agreement with Fort Lyon Canal Company related to a single point of diversion for all parcels of Property to Pure Cycle (the “FLCC Diversion Agreement”), in which case the FLCC Diversion Agreement will become an Assumed Contract hereunder.

(b)                                 Pure Cycle may enter into a new agreement with Fort Lyon Canal Company with respect to this issue.

(c)                                  Seller may exercise its rights under the FLCC Diversion Agreement on Pure Cycle’s behalf as Pure Cycle’s agent under the Property Management Agreement or otherwise; provided, however, that Pure Cycle is reasonably satisfied that this procedure will not violate the terms of the FLCC Agreement or otherwise put Pure Cycle at risk of losing the right to use a single point of diversion for all parcels of Property.

ARTICLE VIII

COVENANTS AND OTHER AGREEMENTS

8.1                                 Access. Prior to the Closing, each party shall provide the other, its counsel, financial advisors, auditors and other authorized representatives, with such information as the other from time to time reasonably may request. Each party shall permit the other party and its representatives reasonable access, during regular business hours and upon reasonable notice, to its offices, properties, books and records as the other party from time to time may reasonably request, and will instruct its officers, counsel and financial advisors to cooperate with such investigation; provided, that any such investigation shall be conducted in such a manner so as not to interfere with the other party’s business operations or the operations of any lessee of the Property.

8.2                                 Cooperation. Each of the parties will use its reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof and applicable law. Each of the parties will use its reasonable efforts to obtain all consents and approvals of Governmental Entities necessary to consummate the transactions contemplated by this Agreement and to cause the Closing to occur. Each party shall use its reasonable efforts to obtain the consent or approval of any third party to the transactions contemplated hereby with respect to the Assumed Contracts, but shall not be required to make any payments, other than incurring customary costs, to obtain such consents and approvals.

8.3                                 Confidentiality. Pure Cycle, on the one hand, and Seller, on the other hand, shall hold all information provided to each by the other in strict confidence, and shall not disclose or disseminate such information to anyone other than its members, directors, employees, lenders and professional advisors (such as financial consultants, accountants and counsel) with a need to know or as required by applicable law. Seller acknowledges that Pure Cycle has obligations under state and federal securities laws to make public announcements regarding this Agreement and the transactions contemplated hereby upon the occurrence of certain events, including if information about the transaction becomes known to unauthorized Persons. Therefore, except as required by law as set forth in Section 8.20, Seller shall not issue a press release or disclose to any Person publicly or privately the existence of this Agreement or the transactions contemplated hereby except as required to consummate the transactions contemplated hereby. In the event the transactions contemplated herein are not consummated, each party shall promptly return all information in whatever form received to the other. Any information held by a recipient in electronic form shall be deleted.

8.4                                 No Solicitation. Until the Closing or the termination of this Agreement, Seller and its respective officers, directors, employees, agents and representatives shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal, and will not enter into any discussions with third parties regarding a Takeover Proposal.

8.5                                 Satisfaction of Conditions. Subject to the terms and conditions of this Agreement, Pure Cycle and Seller will use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable to satisfy the conditions to the other party’s obligation to consummate this Agreement; provided, that neither party shall be required to incur any expense for satisfying the other party’s obligations hereunder other than ordinary overhead expenses associated with its employees and expenses associated with obtaining professional review of the actions or documents requested by the other party. The parties each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transaction contemplated hereby in accordance with this Agreement.

8.6                                 Survival; Indemnification.

(a)                                  The representations and warranties contained in this Agreement shall survive the Closing as follows:

(i)                                     None of the representations and warranties of Seller contained in Section 3.10(a) (Property) or the covenant in the last sentence of Section 7.5 shall survive the Closing; and

(ii)                                  All of the other representations and warranties of Seller and Pure Cycle contained in this Agreement shall survive the Closing and continue in full force and effect for a period of five (5) years thereafter (unless Pure Cycle or Seller knew of any misrepresentation or breach of any such representation or warranty at the time of the Closing);

provided, that claims of breach of any representation or warranty based on fraud shall survive until the expiration of the applicable statute of limitations. The obligations of Seller with respect to claims under the warranties contained in the Property Deeds and the Mineral Deeds (the “Deed Claims”) shall survive the Closing as provided in the Property Deeds and the Mineral Deeds.

(b)                                 Seller agrees to indemnify Pure Cycle from and against any loss, cost, liability or expense (including reasonable attorneys’ fees) reasonably incurred by Pure Cycle, including, without limitation, both third-party and direct claims, arising out of or in connection with (i) any breach by it of any representation, warranty, covenant or agreement made by it contained in this Agreement or the Property Deeds or the Mineral Deeds (subject to the survival periods set forth in Section 8.6(a)); (ii) the ownership, operation or control of the Assets prior to the Closing Date (subject to the survival periods set forth in Section 8.6(a));; (iii) the Excluded Indebtedness; or (iv) the Excluded Assets.

(c)                                  Pure Cycle agrees to indemnify Seller from and against any loss, cost, liability or expense (including reasonable attorneys’ fees) reasonably incurred by it, including without limitation, both third-party and direct claims, arising out of or in connection with (i) any breach by Pure Cycle of any representation, warranty, covenant or agreement made by Pure Cycle contained in this Agreement (subject to the survival periods set forth in Section 8.6(a)); (ii) subject to the provisions of the Property Management Agreement, the ownership, operation or control of the Assets from and after the Closing Date; or (iii) the Assumed Liabilities.

(d)                                 Except with respect to the matters described in Section 8.27, neither Seller nor Pure Cycle shall have any liability under this Section 8.6 for breaches of representations and warranties contained in this Agreement of the types described in Section 8.6(a)(ii) or any such party’s covenants or agreements to be performed by such party prior to the Closing until the aggregate amount of all such claims asserted against them in respect of such breaches exceeds One Hundred Fifty Thousand Dollars ($150,000), at which time the indemnifying party shall be liable for the full amount of the claims.

(e)                                  In the event of a breach by any party of a representation or warranty that gives rise to a claim for indemnification hereunder (after giving effect to any Materiality Qualifier applicable to such representation or warranty), the amount of any loss, cost, liability or expense for which indemnification may be sought shall be determined without regard to any Materiality Qualifier applicable to such representation or warranty.

(f)                                    Except in the case of fraud, the maximum liability of Seller to Pure Cycle under this Section 8.6 or of Pure Cycle to Seller under this Section 8.6 shall be the portion of the Initial Consideration for the Assets (based on the value of the Shares using the Closing Price of the Pure Cycle Common Stock on the Closing Date) plus the value of any Tap Participation Fees paid to the date of indemnity. For the avoidance of doubt, the prior sentence does not limit the liability of Pure Cycle for a failure to pay any portion of the Initial Consideration or Tap Participation Fee, or Seller’s failure to pay the Excluded Indebtedness or the Taxes Seller is required to pay pursuant to the Property Management Agreement.

(g)                                 No indemnifiable losses shall be deemed to have been sustained by a party to the extent of any proceeds received by the party from any third party in respect of the loss, including any insurance carrier, except to the extent that such third party may be subrogated to the rights of a party against the other party.

(h)                                 To the extent Seller shall become obligated to pay any amount to Pure Cycle pursuant to Seller’s indemnification obligations hereunder or for a claim of fraud, Seller may pay all or any portion of such amount in cash or in Shares, at Seller’s election. If Seller elects to pay all or any portion of such amount in Shares, the number of Shares necessary to satisfy the amount Seller elects to pay in Shares shall be determined by dividing (i) the dollar amount of obligations Seller elects to pay in Shares by (ii) the average Closing Price of a share of Pure Cycle Common Stock on the ten (10) trading days before the Closing (after giving effect to any recapitalization, reorganization, reclassification, split-up, or stock dividend made, declared or effective with respect to the Pure Cycle Common Stock between the Closing and the date of the indemnification payment). Seller shall make any such payment in Shares by returning such number of Shares to Pure Cycle together with such stock powers and other documents reasonably requested by Pure Cycle to effect such transfer of Shares.

(i)                                     Neither Seller nor Pure Cycle shall in any event be liable to the other on account of any breach of this Agreement, including in respect of any Deed Claim, for any indirect, consequential, special, incidental or punitive damages (including lost profits, loss of use, damage to goodwill or loss of business) except in connection with a third party claim for which Seller or Pure Cycle becomes obligated to indemnify the other hereunder.

(j)                                     Upon making any payment in respect of any indemnification claim hereunder, the party making such payment shall, to the extent of such payment, be subrogated to all rights of the indemnified party against any third party (including without limitation any Person who transferred any of the Property to Seller) in respect of the losses to which such payment relates. Such indemnified party and indemnifying party shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

(k)                                  In the absence of fraud and claims for post-closing breaches of covenants contained in this Agreement, the indemnification provisions set forth in this Section 8.6 shall provide the exclusive remedy for any breach of this Agreement. Without limiting the generality of the foregoing, Pure Cycle acknowledges and agrees that it shall not have any remedy after the Closing for any breach of the representations and warranties contained in Section 3.10(a).

8.7                                 Third Party Claim Indemnification Procedures. If a claim arises as to which Pure Cycle is entitled to indemnification from Seller hereunder or if a claim arises as to which Seller is entitled to indemnification from Pure Cycle, the party entitled to indemnification (the “Indemnified Party”) shall endeavor to advise the other party (the “Indemnifying Party”) of the claim within five (5) business days after receipt of a summons, or within twenty (20) business days after receipt of other written communication giving information as to the nature of the claim, by the Indemnified Party, provided that failure to so notify shall not limit the Indemnified Party’s right to indemnification under Section 8.6 unless such failure materially prejudices the ability of the Indemnifying Party to defend such third party claim and then only to such extent. The Indemnifying Party shall not be liable or responsible for any expenses which are incurred by the Indemnified Party before such notice has been given to the Indemnifying Party, nor bound by any settlements made by the Indemnified Party before such notice. The Indemnifying Party shall, within the lesser of twenty (20) days after receipt of notification of the claim from the Indemnified Party or five (5) days before an answer is required to be filed, advise the Indemnified Party whether the Indemnifying Party will undertake the defense of such claim on behalf of the Indemnified Party and, if so, shall specify the name of the attorney who will handle the matter, which attorney shall be reasonably satisfactory to the Indemnified Party and shall not have any present or potential conflict in representing the interests of both parties. If the Indemnifying Party timely notifies the Indemnified Party that it will undertake the defense of such claim and agrees that it is legally obligated to indemnify the Indemnified Party hereunder and shall thereafter diligently provide such defense, such counsel shall have control of the defense, but the Indemnified Party may participate in the defense with its own counsel paid for by the Indemnified Party, and the Indemnified Party shall not settle or compromise such claim without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnifying Party fails timely to advise the Indemnified Party that it will undertake the defense of such claim on behalf of the Indemnified Party, fails to agree that it is legally obligated to indemnify the Indemnified Party hereunder or fails diligently to pursue such defense, the Indemnified Party may undertake the defense of such claim with its own counsel and may settle or compromise such claim in its sole discretion, all at the expense of the Indemnifying Party.

8.8                                 Property Management Agreement. Effective as of the Closing Date, Seller and Pure Cycle shall enter into a Property Management Agreement, substantially in the form attached hereto as Exhibit D (the “Property Management Agreement”), pursuant to which Seller will continue to manage the farm leases on the Property until Pure Cycle’s obligations to pay the Tap Participation Fee hereunder is discharged in full. In connection with the Property Management Agreement, Seller shall name Pure Cycle, or if applicable, Seller shall use reasonable efforts to cause each lessee to name Pure Cycle, as an additional insured with respect to each outstanding insurance policy related to (a) the Property; (b) each building, structure, fixture and other improvement located on the Property; and (c) all tangible personal property owned or leased by Seller located on the Property or used in connection with the Property and/or the Water Rights. Costs of naming Pure Cycle as an additional insured not paid by lessees pursuant to their leases shall be paid by Pure Cycle. The Property Management shall further provide that if the term of such agreement is extended beyond five (5) years, that net revenues from the Property shall be applied to reduce Tap Participation Fees owed by Pure Cycle under this Agreement.

8.9                                 Excluded Indebtedness.

(a)                                  Seller shall continue to be responsible for the Excluded Indebtedness following the Closing. Seller agrees to notify Pure Cycle immediately upon the occurrence of any of the following specified events:  (i) any failure by Seller to make any payment when due under the Excluded Indebtedness; (ii) any default by Seller in the observance or performance of any other covenant, term or provision to be performed under the Excluded Indebtedness; (iii) the failure or inability of Seller to pay its debts generally as they become due; (iv) the concealment, removal or transfer of any of Seller’s assets and properties in violation or evasion of any bankruptcy, fraudulent conveyance or similar law; (v) the making of a general assignment by Seller for the benefit of creditors; (vi) the appointment of a receiver for Seller’s assets and properties; (vii) the filing of any petition or the commencement of any proceeding by or against Seller for any relief under bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of debts, reorganization, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days; (viii) any merger in which control of Seller is no longer held by the members of Seller as of the date hereof, sale or other distribution of all or substantially all of the assets of Seller, distribution of substantially all of the assets of Seller to its members, or transfer of control or reorganization of Seller; (ix) the dissolution or termination of Seller’s existence; (x) the suspension of the usual business of Seller (except that the sale of Assets hereunder shall not constitute a suspension of the usual business of Seller); or (xi) the falsity, when made, of any warranty or representation made by Seller to Pure Cycle or a holder of an instrument governing the Excluded Indebtedness.

(b)                                 Seller shall use reasonable efforts to obtain an agreement from each holder of the Excluded Indebtedness (i) to deliver a copy to Pure Cycle of each notice sent to Seller under the instruments governing the Excluded Indebtedness and (ii) permitting Pure Cycle to exercise any rights of Seller to cure any defaults under the Excluded Indebtedness. Between the date hereof and the Closing, Seller shall deliver copies of such agreements to Pure Cycle within ten (10) days after their receipt by Seller. At Closing, Seller shall provide Pure Cycle with written documentation from each holder of Excluded Indebtedness who has executed such an agreement of such holder’s agreement to this provision.

(c)                                  If any event described in Section 8.9(a) above (other than clause (viii) thereof) occurs or if Pure Cycle receives a default notice pursuant to Section 8.9(b) and such default is not timely cured, an event of default shall be triggered under the Seller Pledge Agreement and Seller agrees that, in addition to exercising any rights it has under the Seller Pledge Agreement, Pure Cycle may, but shall not be obligated to, take any and all actions Pure Cycle deems reasonably necessary to cure any default under the Excluded Indebtedness and/or to protect Pure Cycle’s right and title to the Assets. Pure Cycle shall be entitled to be reimbursed by Seller upon demand for all costs and expenses, including reasonable attorneys’ fees, incurred by Pure Cycle in curing any such default and protecting Pure Cycle’s right and title to the Assets plus interest at the rate of ten percent (10%) per annum to the date of payment (the “Cure Costs”). In addition to Pure Cycle’s rights under the Seller Pledge Agreement,  if Seller is in default on any of the Excluded Indebtedness, which default is not timely cured by Seller in accordance with the terms of the notes, deeds of trust or other agreements applicable to such Excluded Indebtedness (the “Defaulted Indebtedness”), and such default could reasonably be expected to result in a material loss of rights of Pure Cycle and:

(i)                                     results in a foreclosure sale of any of the Property or Water Rights (and Seller does not on behalf of Pure Cycle redeem such property after sale or acquire such Property or Water Rights at the foreclosure sale and immediately convey them to Pure Cycle); or

(ii)                                  Pure Cycle, after at least five (5) days advance notice to Seller if practicable without risking loss of any of Pure Cycle’s rights to the Assets or additional defaults, is required to make one or more payments which are both (a) in excess of $50,000 when added to all other similar payments for any Property which has not been reimbursed by Seller and (b) not able to be offset by Pure Cycle withholding from Seller Tap Participation Fees which are then or will be within thirty (30) days after the end of the current calendar quarter due and payable, to discharge or cure the Defaulted Indebtedness in respect of such default;

then Seller shall forfeit the right to receive future Tap Participation Fees (A) in the case of clause (c)(i) based on the percentage of Water Rights that (i) secure the Defaulted Indebtedness or (ii) are utilized by the Property secured by the Defaulted Indebtedness (the “Secured Water Rights”) and (B) in the case of clause (c)(ii) for the number of Water Taps determined by dividing twice the amount so paid by Pure Cycle by the result obtained by multiplying the applicable Tap Participation Fee percentage (10% or 20%) times the then current Rangeview Water Tap Fee. In the case of clause (c)(i), for each percentage of the total Water Rights represented by the Secured Water Rights (based on the number of Fort Lyon Canal Company shares of stock representing the Secured Water Rights divided by the total number of Fort Lyon Canal Company shares of stock listed on Schedule 2.1(a)), Seller shall forfeit the right to receive two (2) times that percentage of the 40,000 Water Taps subject to the Tap Participation Fee. The Tap Participation Fees forfeited under this paragraph shall be the last Tap Participation Fees to be paid (e.g., if 35,000 Taps were still not sold, and the Tap Participation Fees for 1,000 Water Taps were forfeited, the Tap Participation Fees would be paid on the next 34,000 Taps sold) and shall not delay the payment of any other Tap Participation Fee. An example of how the provisions of (c)(i) of this paragraph shall work is set forth below:

(i)                                     Assumptions:

(A)                              The Defaulted Indebtedness is in the amount of $5,000,000 and is secured by ten percent (10%) of the Fort Lyon Canal Company shares of stock listed on Schedule 2.1(a) and by twenty (20) farms making up a portion of the Property;

(B)                                The twenty (20) farms collectively utilize fifteen percent (15%) of the Fort Lyon Canal Company shares of stock listed on Schedule 2.1(a), above and beyond the shares securing the Excluded Indebtedness; and

(C)                                A Tap Participation Fee has been paid by Pure Cycle on 8,000 Water Taps to date; so 32,000 Water Taps remain subject to the fee.

(ii)                                  The Secured Water Rights = 15% + 10% = 25% of the Water Rights.

(iii)                               The forfeited Water Taps = 25% x 40,000 = 10,000 x 2 = 20,000.

(iv)                              Total Water Taps subject to future Tap Participation Fees = 32,000 – 20,000 = 12,000.

(d)                                 If an event described in Section 8.9(a)(viii) occurs, Seller shall immediately pay all Excluded Indebtedness in full or make arrangements to pay the Excluded Indebtedness on terms consented to by Pure Cycle. Failure to comply with the prior sentence shall constitute an event of default under the Seller Pledge Agreement.

(e)                                  The foregoing notwithstanding, if Pure Cycle takes any action (or fails to take any action it is required to take pursuant to the terms of this Agreement) that causes or permits the acceleration of the maturity date of, or payment schedule for any or all of the payments in respect of, any Excluded Indebtedness, Pure Cycle shall make any such payments when due at maturity or otherwise, and Seller’s sole obligation under this Section 8.9 shall be to pay to Pure Cycle the amounts representing the Excluded Indebtedness so accelerated according to the payment schedule and maturity date of such Excluded Indebtedness in effect prior to such acceleration.

(f)                                    Seller shall use reasonable efforts to obtain an estoppel certificate, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E (the “Lender Estoppel Certificates”), from each holder of a Lien secured by the Assets as identified on Schedule 2.4.

(g)                                 If Seller sells more than fifty percent (50%) of the Shares received as Initial Consideration when any Excluded Indebtedness remains outstanding, Seller agrees to apply all proceeds (after deducting taxes and brokerage commissions due because of the sale) received by Seller from the sale of those Shares in excess of the fifty percent (50%) threshold towards paying down the Excluded Indebtedness. Pure Cycle shall have the right to prevent the transfer of the Shares subject to this provision until Seller provides Pure Cycle with adequate assurances that the proceeds shall be used to pay down the Excluded Indebtedness.

8.10                           Right of First Offer. If Seller proposes to consummate an acquisition of any decreed tributary surface water rights below Pueblo Reservoir in the Arkansas River or its tributaries that are subject to the jurisdiction of Division 2 of the Colorado Water Court or additional shares of stock in Fort Lyon Canal Company (collectively, “Arkansas Water Rights”), Seller shall promptly, and in any event not fewer than thirty (30) days prior to the Closing of any such acquisition, give Pure Cycle written notice of the proposed acquisition, which notice shall describe in reasonable detail the terms on which Seller believes the acquisition can be consummated and the Arkansas Water Rights to be acquired. Seller shall also deliver to Pure Cycle all due diligence materials it has with respect to the proposed acquisition. Pure Cycle shall have twenty (20) days to determine whether it is interested in pursuing the proposed acquisition. If Pure Cycle determines to pursue the acquisition, Seller shall fully cooperate with and assist (at no charge to Seller other than its normal overhead expenditures) Pure Cycle in consummating the acquisition. If Pure Cycle is unwilling to pursue the acquisition or unable to negotiate a definitive agreement with the owner(s) of the water rights which are the subject of the proposed acquisition within three (3) months, then Seller may pursue such proposed acquisition on its own behalf; provided, however, that if Seller acquires the subject water rights within six (6) months after the expiration of the three (3) month period referenced above on terms and conditions which, taken as a whole, are comparable to or more favorable to the Seller than the terms that Pure Cycle offered the owner(s) of the subject water rights, then at Pure Cycle’s request made within thirty (30) days after Seller notifies Pure Cycle of such purchase by Seller, Seller shall sell the subject water rights to Pure Cycle on the same terms and conditions as Seller acquired the subject water rights plus reasonable costs and expenses, including attorneys’ fees and carrying costs, incurred by Seller to complete the acquisition. If Seller does not enter into an agreement in principle with the owner(s) of the subject water rights, within six (6) months after the expiration of the three-month period referenced above, then Seller prior to any subsequent attempt to acquire the subject water rights will be required to notify Pure Cycle regarding any future proposed acquisition of the subject water rights in accordance with this Section. If Seller determines that its or Pure Cycle’s ability to acquire any Arkansas Water Rights that would otherwise be subject to the Right of First Offer set forth in this Section would be impaired by compliance with the timing provisions of this Section, Seller may acquire the subject water rights without first complying with this Section, provided that Seller shall promptly offer to sell the subject water rights to Pure Cycle in accordance with the foregoing procedures (as if Pure Cycle had been offered the right to purchase the subject water rights from a third-party seller). If Pure Cycle elects to purchase the subject water rights from Seller, it will do so on the same terms and conditions as Seller acquired the subject water rights plus reasonable costs and expenses, including attorneys’ fees and carrying costs, incurred by Seller to complete the acquisition of the subject rights and the sale of such rights to Pure Cycle hereunder. All obligations under this Section shall terminate three (3) years after the Closing Date plus any additional period required in order for either party to have the full benefit of its rights set forth above, which in any event shall not be more than six (6) months.

8.11                           Water Service Agreement. If, during the five-year period following the Closing Date, Seller, or any other entity which H. Hunter White, Mark Campbell, or Walker Baus individually or collectively control and which Seller in writing authorizes Pure Cycle to treat as subject to this Section (collectively a “Land Company”), acquires real property in the State of Colorado, which requires water service, Land Company may request Pure Cycle to provide such water service. Pure Cycle agrees to provide water service to Land Company’s real property subject to the following conditions:

(a)                                  Land Company’s real property must be in a location Pure Cycle is willing and reasonably able to service pursuant to the then applicable Rangeview Rules and Regulations (which term includes an Alternative District).

(b)                                 Pure Cycle must have sufficient available water resources to service the number of taps (or a portion thereof) required by Land Company.

(c)                                  Land Company shall be responsible for paying all applicable Rangeview Water Tap Fees, special facilities charges, and any other charges applicable to the water service as determined pursuant to the then applicable Rangeview Rules and Regulations.

(d)                                 For each Water Tap purchased by Land Company pursuant to this Section, Seller, instead of receiving a Tap Participation Fee from Pure Cycle of ten percent (10%) or twenty percent (20%) of the Rangeview Water Tap Fee paid by Seller as required by

Section 2.5(b), Seller shall receive an accelerated payment of the Tap Participation Fee equal to Pure Cycle’s after tax net profit on the Water Taps purchased by Land Company. Pure Cycle’s after tax net profit (“ATNP”) shall be determined by taking the total Rangeview Water Tap Fees actually paid by Land Company less taxes paid on the net income associated with the Rangeview Water Tap Fees and less those costs (including a reasonable overhead allocation) that are incurred directly or indirectly to withdraw, treat and deliver the water to the real property for which the Water Taps were purchased. ATNP will not include any deduction for the cost of the acquisition of the water or water rights associated with such Water Tap. Pure Cycle will be deemed to have paid the Tap Participation Fee for the number of Water Taps determined by dividing ATNP by the result obtained upon multiplying the applicable Tap Participation Fee percentage (10% or 20%) times the then current Rangeview Water Tap Fee.

(e)                                  An example of how this provision shall work is set forth below:

(i)                                     Assumptions:

(A)                              Land Company purchases 1,000 Water Taps;

(B)                                The then current Rangeview Water Tap Fee is $20,000;

(C)                                The Tap Participation Fee percentage is 10%;

(D)                               Taxes associated with the Rangeview Water Tap Fees and costs to withdraw, treat and deliver water are $11,000,000; and

(E)                                 A Tap Participation Fee has been paid by Pure Cycle on 10,000 Water Taps to date. 30,000 Water Taps remain subject to the fee.

(ii)                                  Total Rangeview Water Tap Fees paid by Land Company = 1,000 Water Taps X current Rangeview Water Tap Fee of $20,000 = 1,000 X $20,000 = $20,000,000.

(iii)                               Tap Participation Fee per tap required by Section 2.5(b) = 10% X 20,000 = $2,000. Total Section 2.5(b) Tap Participation Fee = 1,000 Water Taps times $2,000 = $2,000,000.

(iv)                              ATNP = Total Rangeview Water Tap Fees less Taxes and Costs = $20,000,000 -$11,000,000 = $9,000,000.

(v)                                 Tap Participation Fee paid pursuant to Section 8.11 = $9,000,000.

(vi)                              Number of Water Taps for which Pure Cycle is deemed to have paid the Tap Participation Fee = ATNP divided by Section 2.5(b) Tap Participation Fee per tap = $9,000,000 divided by $2,000 = 4,500 Water Taps.

(vii)                           Total Water Taps subject to future Tap Participation Fees = 30,000 minus 4,500 = 25,500.

(f)                                    Without limiting the foregoing, Pure Cycle will not charge Land Company for any water services provided hereunder at prices higher than the price (i) Pure Cycle charges to any third party purchasing similar volumes of such services under similar circumstances, or (ii) Pure Cycle charges its own Affiliates, subsidiaries or divisions, or otherwise attributes to any wholesale or equivalent pricing if Pure Cycle provides such services itself. If within one (1) year of the effective date of a water service agreement between Land Company and Pure Cycle, Pure Cycle offers to any such party similar services at similar (or lesser) volumes and at a price lower or a discount greater than the applicable fees charged to Land Company (other than as required by any Governmental Entity or quasi-Governmental Entity), then such fees shall simultaneously be lowered by Pure Cycle to the extent necessary to match such lower price or greater discount (or, to the extent such fees have already been paid, Pure Cycle shall promptly refund to Land Company the difference between the fees already paid and the lower price for the time period during which such lower price has been in effect). Pure Cycle shall notify Land Company of the occurrence of such a lower price or greater discount as described in this subsection within thirty (30) days after Pure Cycle offers or provides such lower price or greater discount to such other customer within the one (1) year period described above.

8.12                           Condemnation. In case the Property, or any part thereof, shall have been condemned or shall be in the process of condemnation on the Closing Date (including a temporary taking), Pure Cycle shall have the option (a) to receive the award resulting from the condemnation, in which event such award shall be paid (or if not then received, the right to the same shall be assigned) to Pure Cycle, and this transaction shall be closed in the same manner as if no such condemnation or other taking shall have occurred; (b) to reject title to the Property and terminate this Agreement (if the value of the part of the Property being condemned exceeds ten percent (10%) of the Initial Consideration) in which event both Pure Cycle and Seller shall be relieved of all further obligations under this Agreement, except the confidentiality obligations set forth in Section 8.3; or (iii) to elect to purchase the residue of the Property with a reduction in the Initial Consideration equal to the amount of any award resulting from the condemnation received by Seller.

8.13                           Nonsolicitation Agreements. Effective as of the Closing Date, each of M. Walker Baus, Mark D. Campbell and H. Hunter White III (each, an “Equity Holder”) shall enter into a Nonsolicitation Agreement with Pure Cycle substantially in the form attached hereto as Exhibit F (the “Nonsolicitation Agreements”).

8.14                           Tax Matters.

(a)                                  Except as provided in Section 2.7(c), Pure Cycle shall be responsible for any and all excise, value added, registration, stamp, property, documentary, transfer, sales, use and similar Taxes, levies, charges and fees (including all real estate transfer Taxes) incurred, or that may be payable to any Taxing Authority, in connection with the transactions (including the sale, transfer, and delivery of the Assets) contemplated by this Agreement (collectively, “Transaction Taxes”). Notwithstanding the foregoing, each party shall be responsible for its own income, capital gain or other similar Taxes due in connection with the transactions (including the sale, transfer, and delivery of the Assets) contemplated by this Agreement.

(b)                                 Except as provided in Section 8.14(a), Seller is, and shall remain, solely responsible for all Taxes arising from or relating to the Assets and related businesses on or prior to the Closing Date (the “Pre-Closing Period”). Except as provided in the Property Management Agreement, Pure Cycle shall be solely responsible for all Taxes arising from or relating to the Assets and related businesses beginning after the Closing Date (the “Post-Closing Period”). Seller shall indemnify and hold harmless Pure Cycle from any liability for, or arising out of or based upon, or relating to any Taxes arising from the Assets and related businesses during the Pre-Closing Period. Pure Cycle shall indemnify and hold harmless Seller from any liability for, or arising out of or based upon, or relating to any Taxes (other than those Taxes to be paid by Seller under the Property Management Agreement) arising from the Assets and related businesses during the Post-Closing Period. Seller and Pure Cycle shall cooperate concerning all Tax matters relating to this division of responsibility, including the filing of Returns and other governmental filings associated therewith.

(c)                                  If Pure Cycle takes any action (or fails to take any action it is required to take pursuant to the terms of this Agreement) that causes or permits an increase in the Taxes (other than failure of Pure Cycle to appeal regular reassessments of the Property by a Governmental Entity absent a manifest error affecting any such assessment) for which Seller is responsible pursuant to the Property Management Agreement, Pure Cycle shall thereafter be responsible for paying all such Taxes to the appropriate Taxing Authority, and Seller’s sole obligation in respect of such Taxes shall be to pay to Pure Cycle the amount of Taxes for which Seller would have been responsible had Pure Cycle not caused or permitted such increase, and Pure Cycle shall be solely responsible for the amount of such increase.

8.15                           Compliance with Securities Laws. Pure Cycle shall take such steps as may be necessary to comply with all federal and state securities laws applicable to the issuance of the Shares. Seller shall use reasonable efforts to assist Pure Cycle as may be necessary to comply with such laws.

8.16                           Rule 144 Reporting. For a period of five (5) years after the Closing, or until Seller no longer owns the Shares, whichever is earlier, Pure Cycle shall file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Pure Cycle shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144).

8.17                           Board Representation and Observation Rights. Subject to the conditions set forth below, simultaneous with the Closing, Pure Cycle shall increase the size of its board of directors and appoint Mark D. Campbell (or other Person designated by Seller) as a director of Pure Cycle. Pure Cycle shall continue to nominate and solicit proxies for re-election of Mark D. Campbell (or other Person designated by Seller) through the earlier of (a) the annual meeting of Pure

Cycle’s stockholders held following the fiscal year ended August 31, 2010 or (b) the date on which Pure Cycle fully discharges its obligations to pay the Tap Participation Fee hereunder. If a Seller designee resigns or is deceased, the vacancy resulting therefrom will be filled by a designee of Seller. Pure Cycle’s obligations under this Section 8.17 are subject to the condition that any Person designated by Seller to be elected as a director of Pure Cycle, including Mark D. Campbell, must satisfy all applicable requirements for service as a director of Pure Cycle, including the requirements of the SEC, NASDAQ (or any other quotation system or exchange on which Pure Cycle securities are listed), and Pure Cycle’s Corporate Governance Guidelines, Pure Cycle’s Nominating and Corporate Governance Committee Charter and other similar policies reasonably adopted by Pure Cycle’s board of directors from time to time. To the extent the board of directors of Pure Cycle determines to maintain directors and officers insurance, Pure Cycle shall maintain directors and officers insurance that names Mark D. Campbell (or such other Person serving as Seller’s director designee) as an insured that provides coverage in the same types and amounts as it provides for all other directors and officers of Pure Cycle. In lieu of designating a Person to sit on Pure Cycle’s board of directors and for the additional period set forth in this sentence, Seller may designate a Person to attend Pure Cycle’s board of directors meetings as an observer until the earlier of (a) the date of the annual meeting of Pure Cycle’s stockholders held following the fiscal year ended August 31, 2010 or (b) the date on which Pure Cycle fully discharges its obligations to pay the Tap Participation Fee hereunder. Seller’s designee shall obtain an SEC EDGAR identification number and shall prepare an SEC Form 3 prior to Closing. Pure Cycle will provide Mark D. Campbell with a questionnaire within five (5) days of the effective date of this Agreement. Pure Cycle agrees to notify Seller within ten (10) days of receipt by Pure Cycle of Mr. Campbell’s questionnaire if for any reason Mr. Campbell does not meet the requirements to be a director of Pure Cycle, and Seller shall have the right to designate another individual to be appointed in his stead. None of the foregoing withstanding, Seller may elect, in its sole discretion and at any time, not to appoint a member of Pure Cycle’s board of directors or not to utilize its board observer rights. Any such election will not constitute a waiver of Seller’s rights set forth in this Section 8.17. Notwithstanding the foregoing, all of the rights of Seller to appoint an observer or director shall terminate on August 31, 2011, and no person appointed by Seller shall have any right to be a director or observer after that date.

8.18                           Non-Public Information. Seller may request, in its sole discretion and at any time, that Pure Cycle not provide Seller with any material nonpublic information concerning Pure Cycle other than that which Seller requires to fulfill its duties under the Property Management Agreement, in which case Pure Cycle will provide such information only to those Persons whom High Plains designates. Pure Cycle will use reasonable best efforts to accommodate Seller’s requests hereunder.

8.19                           Common Stock Quotation. From and after the Closing Date, Pure Cycle shall use reasonable efforts to maintain the listing of the Pure Cycle Common Stock on the NASDAQ Capital Market or, if not so listed, to cause the Pure Cycle Common Stock to be listed on the NASDAQ National Market or on a national securities exchange (as defined in the Exchange Act).

8.20                           Third Party Consents. If any Assumed Contract is not capable of being assigned to Pure Cycle without the consent or approval of another party thereto and such consent or approval has not been obtained prior to the Closing, then Pure Cycle shall not be required to assume that contract, and such contract will be deemed to be an Excluded Asset. For any such contract, Pure Cycle shall assume Seller’s obligations thereunder (but not the contract itself) accruing from and after the Closing Date, and the rights and benefits of Seller thereunder arising from and after the Closing Date shall be included in the Assets. If, after the Closing, the parties obtain the required consent to assign any such contract to Pure Cycle, then such contract shall be deemed to be an Assumed Contract and the post-assignment liabilities and obligations relating thereto shall be deemed to be Assumed Liabilities without any further action by any party.

8.21                           Public Announcements. None of the parties to this Agreement shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby except as may be required by applicable law or by the rules of NASDAQ or a national securities exchange applicable to a party. If so required at any time prior to the first anniversary of the Closing Date, the party to issue or cause the publication of such release or announcement shall, prior to such issuance or publication if practicable, provide copies of such release or other announcement to Seller or Pure Cycle, as applicable, and, if practicable, shall use reasonable efforts to consult with Seller or Pure Cycle, as applicable, and give due consideration to any comments that Seller or Pure Cycle, as applicable, may have. Seller acknowledges and agrees that Pure Cycle shall, subject to complying with the immediately preceding two sentences, be permitted to (a) issue a press release regarding this Agreement and the transactions contemplated hereby immediately following the execution of this Agreement and immediately following the Closing, (b) discuss this Agreement and the transactions contemplated hereby in its filings with the SEC and in correspondence with its stockholders and (c) discuss this Agreement and the transactions contemplated hereby with stockholders and analysts; provided, however, that nothing herein shall limit Pure Cycle’s confidentiality obligations set forth in Section 8.3.

8.22                           Insurance. From and after the Closing Date until Pure Cycle has fully discharged its obligations with respect to payment of Tap Participation Fees under Section 2.5(b), Pure Cycle shall maintain policies of fire, liability and other forms of insurance with respect to its assets and business, which policies shall be valid and outstanding policies and provide insurance coverage for Pure Cycle’s assets in scope and amount customary and reasonable for the business in which Pure Cycle is engaged and as necessary to comply, in all material respects, with applicable laws and the Assumed Liabilities. Pure Cycle shall promptly notify Seller of any notice of cancellation or termination received with respect to any such policy. From and after the Closing Date until Pure Cycle has fully discharged its obligations with respect to payment of Tap Participation Fees under Section 2.5(b), the activities and operations of the Pure Cycle Parties shall be conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

8.23                           Dividends and Distributions. From the date of this Agreement until immediately after the Closing, Pure Cycle shall not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of its capital stock (now or hereafter outstanding) or on any warrants, options or other rights with respect to any shares of any class of its capital stock (now or hereafter outstanding) (other than split-ups or stock dividends made, declared or effective with respect to the Pure Cycle Common Stock) or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree to purchase or redeem, any shares of any class of its capital stock (now or hereafter outstanding) of, or warrants, options or other rights with respect to any shares of any class of its capital stock (now or hereafter outstanding), unless Pure Cycle shall pay to Seller at the Closing an amount equal to the amount of such dividend or distribution, or payment in respect of the purchase, redemption, sinking fund or other retirement of, any shares of any class of its capital stock, to which Seller would have been entitled had it held the Shares on the record date for any such action. Notwithstanding the foregoing, Pure Cycle may redeem any or all shares of its outstanding Series B Preferred Stock.

8.24                           Registration Rights Agreement. Effective as of the Closing Date, Seller and Pure Cycle shall enter into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit G (the “Registration Rights Agreement”), pursuant to which Pure Cycle will grant Seller certain registration rights with respect to the Shares.

8.25                           Knowledge of False Representations. Until the fifth anniversary of the Closing date, each party agrees to notify the other promptly upon learning of the falsity, when made, of any warranty or representation made by such party to the other hereunder.

8.26                           Delivery of Fort Lyon Canal Company Certificates. The parties acknowledge that some of the physical stock certificates for shares representing Water Rights are pledged to the persons who sold such shares to Seller. Schedule 8.26 lists the pledgees of such shares and whether the share certificates are physically held by the pledgee. In lieu of delivery of such share certificates Seller shall deliver adequate assurance to Pure Cycle of its ownership of such shares and right to receipt of such share certificates. Adequate assurance shall include evidence from the records of the Fort Lyon Canal Company that Seller is the record holder of such shares. Seller shall use reasonable efforts to have such shares reissued in Pure Cycle’s name and, if not, to cause the Fort Lyon Canal Company to note Pure Cycle as the owner of such shares in its record books. Following the Closing, except as provided in the Pure Cycle Pledge Agreement, Seller shall vote all such shares in accordance with Pure Cycle’s instructions and promptly provide Pure Cycle with any notices or other items it receives with respect to such shares.

8.27                           Brokers Fees. Seller will remain liable for any commission or finders fee that is owing to any agent, broker, Person or firm acting on behalf of Seller or under Seller’s authority in connection with any of the transactions contemplated herein, and Seller shall fully indemnify Pure Cycle from and against any loss, cost, liability or expense (including reasonable attorneys’ fees) incurred by Pure Cycle arising out of or in connection with any claim for any commission, finder’s fee or similar fee owing to a Person purporting to be acting on behalf of Seller or under Seller’s authority without regard to the threshold specified in Section 8.6(d).

8.28                           Consent. Seller consents to Pure Cycle engaging, after the Closing, such engineers, water rights counsel, and other consultants as Seller may have engaged with respect to the Assets to assist Pure Cycle with respect to issues related to the Assets and agrees to execute such documents or consent forms as such professionals may require in order for them to so assist Pure Cycle; provided, however, that in the event of a dispute or other adverse situation between Pure Cycle and Seller that would prevent any such Person from representing Pure Cycle and Seller, Pure Cycle shall consent to such Person’s representation of Seller and shall not engage such Person to represent Pure Cycle in connection with such matter.

8.29                           Sale of LAWMA Rights and Houses. Seller shall have the right to sell the LAWMA Rights and the homes and associated properties described on Schedule 8.29 (“Homes”) located on the Property, on behalf of Pure Cycle, at any time after the effective date of this Agreement subject to the prior written consent of Pure Cycle, which consent shall not be unreasonably withheld; provided that Seller shall not sell any Homes hereunder if such sale would have the effect of reducing the amount of water associated with the Property that could be used off-site (including because of the existence of a dry-up covenant). Seller shall be entitled to rely on a water engineer’s report as to such matters at the time of sale. If such a sale occurs after the Closing Date, Pure Cycle shall execute such stock powers and other documents as are reasonably required to convey the LAWMA Rights or Homes to the purchaser designated by Seller and shall be deemed (subject to the following sentence) to have been made by Pure Cycle for Pure Cycle’s account. Subject to Section 8.31, the total consideration actually paid to Seller or Pure Cycle, as applicable, for the sale of the LAWMA Rights or Homes (the “LAWMA and Homes Consideration”) shall be retained by Seller, if paid prior to the Closing, or paid to Seller by Pure Cycle if paid after the Closing; provided, in either case that Pure Cycle shall be deemed to have paid Seller the Tap Participation Fee for the number of Water Taps determined by dividing the LAWMA and Homes Consideration (less any amount paid to or retained by Pure Cycle pursuant to Section 8.31) by the result obtained upon multiplying the applicable Tap Participation Fee percentage (10% or 20%) times the then current Rangeview Water Tap Fee, which deemed payment shall have the effect of decreasing the remaining number of Water Taps subject to the Tap Participation Fee by such number of Water Taps deemed to have been paid. The reduction shall be applied to the last Tap Participation Fees owing and shall not delay the payment of any other Tap Participation Fee.

8.30                           Schedules and Exhibits. Within five (5) days after the date of this Agreement, the parties shall prepare and deliver the disclosure schedules and exhibits which are not attached hereto and correct any misstatements in such schedules if attached hereto. If either party is not reasonably satisfied with the form and substance of such disclosure schedules and exhibits, such party may, with five (5) days after the expiration of such five (5) day period, terminate this Agreement by giving written notice thereof to the other party.

8.31                           Wollert Enterprises, Inc. The tax basis of the assets of Wollert Enterprises, Inc. is believed by Seller to be less than the fair market value of the assets of Wollert Enterprises, Inc. so that upon liquidation of such company taxable income will result. The parties agree that Seller is not responsible for that income tax. However, so long as the dissolution of Wollert Enterprises, Inc. occurs within six months of the Closing, Seller will pay Pure Cycle, solely out of proceeds received by Seller pursuant to Section 8.29, one half of thirty five percent (i.e. 17.5%) of the amount of taxable income to Pure Cycle (taking into account any taxable income of Wollert Enterprises, Inc.) whether such tax is paid by Pure Cycle or offset by net operating losses. For example, if the amount of taxable income to Pure Cycle is $400,000, then Pure Cycle shall retain or Seller shall pay to Pure Cycle $70,000 ($400,000 times 17.5%) out of LAWMA and Homes Consideration, on the later of (i) the date when such consideration is received by Seller or (ii) the date of the event triggering the tax. If Seller is required to make a payment pursuant to this Section 8.31 after Pure Cycle has reduced the number of Water Taps subject to the Tap Participation Fee under Section 8.29, then Pure Cycle shall increase the number of Water Taps due to Seller based on the amount of Seller’s payment to Pure Cycle hereunder.

8.32                           Legal Opinions. The legal opinion Exhibits hereto are not in final form and are subject to negotiation. The forms of opinions, including expected exceptions and qualifications, will be negotiated and finalized within twenty five (25) days after the date hereof. If either party or its counsel is not reasonably satisfied with the form and substance of such opinions, such party, within five (5) days after delivery of the final form of opinion which the other party’s counsel is prepared to render (subject to subsequent diligence and changes in facts), may terminate this Agreement by giving written notice thereof to the other party.

ARTICLE IX

CONDITIONS TO THE CLOSING

9.1                                 Conditions to the Obligations of Each Party. Unless these conditions are waived in writing by the parties, the obligations of Seller and Pure Cycle to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)                                  No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, shall be in effect that would make the transactions contemplated by this Agreement, including the holding, directly or indirectly, by Pure Cycle of any of the Assets, illegal or otherwise prevent the consummation of the transactions among the parties contemplated by this Agreement;

(b)                                 All waivers, consents, approvals and actions or non-actions of any Governmental Entity and of any other third party required to consummate the transactions among the parties contemplated by this Agreement (including the consent of the Fort Lyon Canal Company to the transfer of the FLCC Certificates and associated stock) shall have been obtained and shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, except for such failures to obtain such waiver, consent, approval or action which would not be reasonably likely (x) to prevent the consummation of the transactions contemplated hereby or (y) to have a Seller Material Adverse Effect or a Pure Cycle Material Adverse Effect; and

(c)                                  If applicable, the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Act shall have expired or been terminated.

9.2                                 Additional Conditions to the Obligations of Seller. The obligations of Seller to effect the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions, unless such conditions are waived in writing by Seller:

(a)                                  Pure Cycle shall have performed or complied, in all material respects, with each obligation, agreement and covenant to be performed or complied with by it hereunder at or prior to the Closing Date;

(b)                                 The representations and warranties of Pure Cycle in this Agreement shall be true and correct in all material respects (except for representations and warranties that include a “material” or “Material Adverse Effect” qualifier, which shall be true and correct in all respects) on the date of this Agreement and on the Closing Date;

(c)                                  Since the date of this Agreement, no change in the business, financial condition, properties, operating results, assets or customer base of Pure Cycle or other event, or incident, other than the decision of Pure Cycle to purchase the Assets, shall have occurred that has had or would be reasonably likely to have a Pure Cycle Material Adverse Effect;

(d)                                 Pure Cycle shall have filed on a timely basis (after giving effect to any extensions granted by the SEC) all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act through the Closing Date and, except to the extent that information contained in any Pure Cycle SEC Report has been revised or superseded by a later Pure Cycle SEC Report filed and publicly available prior to the Closing Date, none of the Pure Cycle SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e)                                  Pure Cycle Common Stock shall be approved for quotation and quoted on the NASDAQ Capital Market or the NASDAQ National Market or listed and traded on a national securities exchange (as defined in the Exchange Act);

(f)                                    Seller shall have received a certificate signed by an executive officer of Pure Cycle certifying to the matters set forth in Sections 9.2(a) and (b) and certifying the certificate of incorporation, by-laws and resolutions of Pure Cycle’s board of directors approving this Agreement and the transactions contemplated hereby;

(g)                                 Pure Cycle shall have delivered to Seller the Transfer Agent Letter or if practicable, certificates representing the Shares;

(h)                                 Pure Cycle shall have executed and delivered to Seller the Property Management Agreement;

(i)                                     Pure Cycle shall have executed and delivered to Seller the Settlement Statement;

(j)                                     Pure Cycle shall have executed and delivered to Seller the Registration Rights Agreement;

(k)                                  Seller shall have received the opinion of Davis, Graham & Stubbs LLP, dated as of the Closing Date, covering the matters set forth in Exhibit H and in form and substance reasonably satisfactory to Seller and its counsel;

(l)                                     Mark W. Harding shall have executed and delivered to Seller the Voting Agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit I; and

(m)                               Seller shall have received from Pure Cycle Schedule 2.5(b) and the Tap Participation Fees in respect of the Water Taps described on Schedule 2.5(b) for which Pure Cycle has received payment prior to the Closing.

9.3                                 Additional Conditions to the Obligations of Pure Cycle. The obligations of Pure Cycle to effect the transactions contemplated by this Agreement are also subject to the fulfillment at or prior to the Closing Date of the following conditions, unless such conditions are waived in writing by Pure Cycle:

(a)                                  Seller shall have performed or complied, in all material respects, with each obligation, agreement and covenant to be performed and complied with by it hereunder at or prior to the Closing Date;

(b)                                 The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that include a “material” or “Material Adverse Effect” qualifier, which shall be true and correct in all respects) on the date of this Agreement and on the Closing Date;

(c)                                  Pure Cycle shall have received a certificate signed by an authorized representative of Seller, dated as of the Closing Date, (i) certifying to the matters set forth in Sections 9.3(a) and (b), and (ii) certifying the articles of organization, operating agreement and resolutions of Seller’s managers and members approving this Agreement and the transactions contemplated hereby;

(d)                                 Pure Cycle shall have received the opinion of Seller’s Water Attorney referenced in Section 7.1, dated as of the Closing Date;

(e)                                  If obtainable, Pure Cycle shall have received the abstract of title pertaining to the Water Rights referenced in Section 7.1 certified as of the Closing Date;

(f)                                    Pure Cycle shall have received the opinions of Faegre & Benson LLP and Lawlis & Bruce, LLC, dated as of the Closing Date, covering the matters set forth in Exhibit J and in form and substance reasonably satisfactory to Seller and its counsel;

(g)                                 Pure Cycle shall have received the Title Company Undertaking;

(h)                                 Seller shall have executed and delivered to Pure Cycle the Property Deeds and the Mineral Deeds;

(i)                                     Seller shall have executed and delivered to Pure Cycle the FLCC Certificates or Stock Powers;

(j)                                     Seller shall have executed and delivered to Pure Cycle the LAWMA Certificates or Stock Powers;

(k)                                  Seller shall have executed and delivered to Pure Cycle certificates or stock powers representing the Wheat Ridge Mutual Lateral Ditch Company shares;

(l)                                     Seller shall have executed and delivered to Pure Cycle certificates or stock powers representing the May Valley Water shares;

(m)                               Seller shall have executed and delivered to Pure Cycle the Settlement Statement;

(n)                                 Seller shall have executed and delivered to Pure Cycle the Property Management Agreement;

(o)                                 Seller shall have executed and delivered to Pure Cycle the Seller Pledge Agreement;

(p)                                 Seller shall have executed and delivered to Pure Cycle the assignments substantially in the form attached hereto as Exhibit K conveying all of Seller’s rights under the Assumed Contracts, including any rights of Seller as lessor of the Property;

(q)                                 Each Equity Holder shall have executed and delivered to Pure Cycle the Nonsolicitation Agreement;

(r)                                    Since the date of this Agreement, no change in the business, financial condition, properties, operating results or assets of Seller or other event, or incident, other than the decision of Seller to sell the Assets, shall have occurred that has had or would be reasonably likely to have a Seller Material Adverse Effect or a material adverse effect on the Assets;

(s)                                  An authorized representative of Seller, on Seller’s behalf, shall have delivered to Pure Cycle a certificate of non-foreign status under Section 1445 of the Code;

(t)                                    Pure Cycle shall have received the Lessee Estoppel Certificates from the lessees of at least sixty percent (60%) of the Property by value and sixty percent (60%) of the Water Rights based on the total number of shares of stock of Fort Lyon Canal Company representing the Water Rights being acquired by Pure Cycle hereunder (solely for purposes of this subsection (t) and subsection (u) below, the value of a parcel of Property is the value as set forth in the title insurance policy issued to Pure Cycle hereunder for such parcel of Property); and

(u)                                 Pure Cycle shall have received every third party consent identified on Schedule 2.1(e) and Schedule 3.3(d), except for such consents as would not reasonably be expected to have a Seller Material Adverse Effect and except, with respect to the Excluded Indebtedness, Pure Cycle shall have received the Lender Estoppel Certificates or other agreements from the holders of at least sixty percent (60%) of the Excluded Indebtedness which is secured by at least sixty percent (60%) of the Property by value and sixty percent (60%) of the Water Rights (based on the total number of shares of Fort Lyon Canal Company representing the Water Rights being acquired by Pure Cycle hereunder) subject to Permitted Liens regarding Pure Cycle’s right to notice and right to cure as required by Section 8.9.

ARTICLE X

TERMINATION

10.1                           Termination of Agreement. This Agreement may be terminated as follows:

(a)                                  Seller or Pure Cycle may terminate this Agreement by mutual written consent at any time prior to the Closing.

(b)                                 Seller may terminate this Agreement by giving written notice to Pure Cycle in accordance with the provisions of Section 7.10.

(c)                                  Pure Cycle may terminate this Agreement by giving written notice to Seller in accordance with the provisions of Sections 7.1, 7.8 or 7.9.

(d)                                 Pure Cycle may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (i) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Pure Cycle has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing shall not have occurred on or before five (5) months from the date hereof by reason of the failure of any condition precedent under Section 9.1 or 9.3 hereof (unless the failure results primarily from Pure Cycle itself breaching any representation, warranty, or covenant contained in this Agreement).

(e)                                  Seller may terminate this Agreement by giving written notice to Pure Cycle at any time prior to the Closing (i) in the event Pure Cycle has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Pure Cycle of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; (ii) if the number of Shares to be delivered as Initial Consideration pursuant to Section 2.5(a) is less than 2,950,000; or (iii) if the Closing shall not have occurred on or before five (5) months from the date of this Agreement by reason of the failure of any condition precedent under Section 9.1 or 9.2 hereof (unless the failure results primarily from Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

10.2                           Effect of Termination. If either Seller or Pure Cycle terminates this Agreement pursuant to Section 10.1, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of the party then in breach); provided, however, that the confidentiality provisions contained in Section 8.3 shall survive for four (4) years following the date of termination.

ARTICLE XI

GENERAL PROVISIONS

11.1                           Interpretation; Governing Law. This Agreement shall be construed as though prepared by all parties hereto and shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted. This Agreement shall be construed and governed by the laws of the State of Colorado (without giving effect to its principles of conflicts of laws). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against the applicable party in the courts of the State of Colorado located in the City of Denver, Colorado, or, if it has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world, whether within or without the State of Colorado, and may also be served upon any party in the manner provided for giving notices to it or him in Section 11.4 below.

11.2                           Construction.

(a)                                  All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

(b)                                 A reference to any “applicable law” or words of similar import means, unless specifically provided otherwise, any federal, state, local or foreign law, statute, ordinance, regulation, rule, code, decree, judgment, order or other requirement or rule of law, as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder.

(c)                                  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(d)                                 Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

(e)                                  Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided, that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

(f)                                    The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

(g)                                 The Disclosure Schedules and any other exhibits and schedules attached hereto are incorporated herein by reference for all purposes and references to this Agreement unless the context in which used shall otherwise require. All references to “Schedule” are to sections of the Disclosure Schedules unless the context in which used shall otherwise require.

11.3                           Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives,

successors and assigns; provided, however, that Seller may not assign its rights or obligations under this Agreement without the prior written consent of Pure Cycle, which consent shall not be unreasonably withheld, and Pure Cycle may not assign its rights or obligations under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld; and, provided further, that any such assignment will not relieve the assigning party of its obligations hereunder.

11.4                           Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier and shall be deemed to have been duly given upon hand delivery, delivery by commercial overnight courier to the address specified below, or three days after deposit in the U.S. mail as provided above, addressed as follows:

(a)                                  If to Seller:

High Plains A & M, LLC
333 W. Hampden Avenue
Suite 810
Englewood, Colorado 80110
Attention:                                         Mark D. Campbell
Telephone:                                    (303) 534-1040
Telecopy:                                           (303) 534-6700

with a copy to (which shall not constitute notice):

Faegre & Benson LLP
1900 Fifteenth Street
Boulder, Colorado 80302
Attention:  G. James Williams, Jr.
Telephone:                                    (303) 447-7700
Telecopy:                                           (303) 447-7800

and

H. Hunter White III
9800 Walzer Court
Windermere, Florida 34783
Telephone:                                    (407) 876-8915
Telecopy:                                           (407) 264-6487

and

Harvey W. Curtis & Associates
8310 South Valley Highway, Suite 230
Englewood, Colorado 80112
Attention: Harvey Curtis
Telephone:                                    (303) 292-1144
Telecopy:                                           (303) 292-1764

(b)                                 If to Pure Cycle or Mark W. Harding:

Pure Cycle Corporation
8451 Delaware Street
Thornton, Colorado 80260
Attention:                                         President
Telephone:                                    (303) 292-3456
Telecopy:                                           (303) 292-3475

with a copy to (which shall not constitute notice):

Davis, Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attention:                                         Wanda J. Abel, Esq.
Telephone:                                    (303) 892-7314
Telecopy:                                           (303) 893-1379

and

Petrock and Fendel, P.C.
700 Seventeenth Street, Suite 1800
Denver, Colorado 80202
Attention:                                         Rick Fendel
Telephone:                                    (303) 534-0702
Telecopy:                                           (303) 534-0310

(c)                                  To such other address as to which notice is provided in accordance with this Section.

11.5                           Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

11.6                           Third-Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit nor confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors and legal representatives.

11.7                           Further Assurances. From time to time after the Closing Date, Seller shall execute all such instruments as Pure Cycle shall reasonably request in order more effectively to convey and transfer the Assets to Pure Cycle. The parties shall also execute and deliver to the appropriate other party such other instruments as may be reasonably required in connection with the performance of this Agreement and each shall take all further actions as may be reasonably required to carry out the transactions contemplated by this Agreement.

11.8                           Entire Agreement; Modifications. This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

11.9                           Headings. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

11.10                     Counterparts. This Agreement may be executed in one or more counterparts, in original or by facsimile, any of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

11.11                     Form 1099. The parties agree that the Title Company is to be designated as the entity responsible for filing a Form 1099 with the Internal Revenue Service promptly after Closing as required under the Code.

11.12                     Right of Offset. Seller agrees that Pure Cycle shall have the right to offset any amounts due to Pure Cycle from Seller in connection with any Cure Costs incurred pursuant to Section 8.9 and in connection with indemnification claims made pursuant Sections 8.6 or 8.7 from any amounts payable by Pure Cycle to Seller pursuant to Section 2.5(b), but with respect to indemnification claims only to the extent that Seller has not timely paid its indemnification obligations in accordance with Sections 8.6 and 8.7. Any such amounts withheld shall be deemed to be a reduction in the consideration for the purchase and sale of the Assets hereunder for federal income tax purposes.

11.13                     Disclosure Schedules. Matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected therein. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature that are not required to be reflected therein. A disclosure made by any party in any section of its Disclosure Schedules that is sufficient to reasonably inform the other parties of information required to be disclosed in another section of its Disclosure Schedules in order to avoid a misrepresentation thereunder shall be deemed to have been made with respect to such other section of its Disclosure Schedules.

11.14                     Santa Fe Trail. For the avoidance of doubt, it is noted that Seller has not retained an easement on the Property for the “Santa Fe Trail”.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Asset Purchase Agreement as of the date first above written.

PURE CYCLE CORPORATION, a Delaware corporation

By:	/s/ Mark W. Harding
Mark W. Harding, President

HIGH PLAINS A & M, LLC, a Colorado limited liability company

By:	/s/ Mark D. Campbell
Name:	Mark D. Cambell
Title:	Manager

EXHIBIT A

HIGH PLAINS PLEDGE AGREEMENT

THIS HIGH PLAINS PLEDGE AGREEMENT (this “Agreement”) is made this           day of                   , 2006, between High Plains A & M, LLC, a Colorado limited liability company (“High Plains”), and Pure Cycle Corporation, a Delaware corporation (“Pure Cycle”).

RECITALS

A.                                   Contemporaneously herewith, Pure Cycle has acquired (i) certain property from High Plains, including water interests in the Arkansas River and its tributaries represented by real property interests and shares of stock in the Fort Lyon Canal Company (the “FLCC Shares”) and (ii) real property in Otero, Bent and Prowers Counties, Colorado (the “Acquisition”), pursuant to the Asset Purchase Agreement between Pure Cycle and High Plains dated as of May 10, 2006 (the “Acquisition Agreement”). Terms used herein that are defined in the Acquisition Agreement have the meanings given to such terms in the Acquisition Agreement.

B.                                     Notwithstanding the Acquisition, Pure Cycle did not assume (and High Plains has expressly retained and agreed to pay, perform and discharge in full) the Excluded Indebtedness.

C.                                     High Plains pledged certain of the FLCC Shares to the sellers of such shares (the “Landowner Pledgees”) as security for its payment, performance and discharge of certain of the Excluded Indebtedness (the “Pledged FLCC Shares”).

D.                                    High Plains has agreed to grant to Pure Cycle a security interest in and lien on certain of the shares of Pure Cycle Common Stock issued to High Plains under the Acquisition Agreement to secure the payment, performance and discharge in full of the Excluded Indebtedness.

AGREEMENT

In consideration of the premises and intending to be legally bound thereby, High Plains and Pure Cycle hereby agree as follows:

1.                                       Pledge of Collateral. High Plains hereby pledges, transfers, assigns and grants to Pure Cycle a security interest in and to (a) [1,475,000] shares of common stock in Pure Cycle, evidenced by Stock Certificate No.          , CUSIP No. 746228 30 3, (b) all shares of Pure Cycle capital stock hereafter issued to High Plains by means of any dividend or distribution in respect of the shares pledged hereunder (together with the shares identified in subsection (a), the “Pledged Shares”), (c) the certificates representing the Pledged Shares, and (d) all rights to money or property which High Plains now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (i) any proceeds from a sale by or on behalf of High Plains of any of the Pledged Shares, and (ii) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof (all of the foregoing is herein collectively referred to as the “Collateral”) to secure the following which hereafter are referred to as the “Obligations”: (i) the payment, performance and discharge of all Excluded Indebtedness in accordance with its respective terms, (ii) the performance of all of the terms, conditions and provisions of this Agreement, (iii) the performance of all the covenants and agreements of High Plains in the Acquisition Agreement, the Registration Rights Agreement, and the Property Management Agreement (collectively, the “Transaction Documents”), and (iv) all costs and expenses (including reasonable attorneys’ and expert witness fees) incurred by Pure Cycle in connection with the enforcement of any of the foregoing.

2.                                       Representations and Warranties. High Plains represents and warrants to Pure Cycle that:  (a) High Plains has limited liability company power and authority to enter into and perform this Agreement; (b) any consent or approval which is required as a condition to the validity or performance of this Agreement has been obtained; (c) High Plains has duly authorized by all necessary and proper limited liability company action the execution, delivery and performance of this Agreement; (d) this Agreement constitutes the valid and legally binding agreement of High Plains, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally or by general principles of equity; (e) the Collateral is owned free and clear of liens and encumbrances created by, through or under High Plains, except Permitted Liens (as defined below) and except as created hereby; and (f) the name of High Plains as it appears in official filings in the state of its formation, all prior names of High Plains during the past five years, the type of entity of High Plains, the organizational number issued by High Plains’ state of formation and the name of the sole jurisdiction of High Plains’ formation are set forth on Schedule 1. As used in this Agreement, “Permitted Liens” means (x) statutory liens for taxes or other governmental charges that are not yet due and payable (whether or not disclosed) and (y) all applicable laws and rules of any Governmental Entity.

3.                                       Other Documents. High Plains will execute and deliver to Pure Cycle all assignments, endorsements and other documents reasonably required at any time and from time to time by Pure Cycle with respect to the Collateral. High Plains authorizes Pure Cycle to file financing statements and continuation statements covering the Collateral as necessary to perfect Pure Cycle’s interest in the Collateral. Any expenses incurred by Pure Cycle in connection with the preparation and recordation of any such instruments, including, but not limited to reasonable attorneys’ fees, shall become additional Obligations secured by this Agreement. Unless High Plains and Pure Cycle agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from five (5) business days after the date of demand at the rate of ten percent (10%) per annum, unless collecting of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected under applicable law. High Plains shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Pure Cycle.

4.                                       Continued Possession of Collateral; Voting. Subject to Section 8 hereof, Pure Cycle shall have the right to hold possession of the Pledged Shares which remain subject to the lien hereof so long as any of the Obligations are outstanding. Upon the satisfaction in full of all of the Obligations, Pure Cycle shall, within thirty (30) days of a written request therefor, release any remaining Collateral to High Plains and terminate or send High Plains appropriate documentation to terminate any financing statements filed by Pure Cycle with respect to the

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Collateral. Except during the continuance of an Event of Default, High Plains retains all voting, dissenters and appraisal rights in respect of the Collateral.

5.                                       Covenants of High Plains. High Plains agrees that, so long as Pure Cycle holds a security interest in or lien on the Collateral, High Plains will not, without Pure Cycle’s prior written consent, sell, assign, transfer, pledge or otherwise encumber the Collateral or any part thereof, or amend, modify or waive any of its rights or obligations under the Excluded Indebtedness unless the effect of such amendment, modification or waiver creates more beneficial or favorable terms to High Plains and Pure Cycle (such as, for example, though the reduction of any interest rate or other reduction of debt, without, however, increasing the outstanding amount of the Excluded Indebtedness). High Plains will immediately notify Pure Cycle in writing of any event which materially adversely affects the rights and remedies of Pure Cycle in relation to the Collateral. If High Plains at any time becomes entitled to receive any cash, stock or other property as additions to, in substitution of or in exchange for any of the Collateral, High Plains shall accept the same as Pure Cycle’s agent and shall promptly deliver them to Pure Cycle in the exact form received, with all necessary transfer instruments or stock powers, to be held as further security for the Obligations, provided however that, except during the continuance of an Event of Default (i) High Plains shall be entitled to retain (and take free of the lien of this Agreement) forty percent (40%) of any distribution, dividend or other matter described in clause (d)(ii) of Section 1 that results in federal taxable income to High Plains or its owners and (ii) any cash or cash equivalent dividend or distribution which is subject to the lien hereof shall be promptly made available by Pure Cycle to make a prepayment on the Excluded Indebtedness (and Pure Cycle may direct which Excluded Indebtedness the prepayment is to applied to).

6.                                       Care of Collateral. High Plains shall have all risk of loss of the Collateral. Pure Cycle shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against other parties. Pure Cycle shall exercise the same procedures to protect the safekeeping of Collateral as it exercises to protect similar other assets it holds. If Pure Cycle actually receives any notices requiring action with respect to Collateral in Pure Cycle’s possession, Pure Cycle shall take reasonable steps to forward such notices to High Plains. High Plains is responsible for responding to notices concerning the Collateral, voting the Pledged Shares (subject to Section 10 hereof), and exercising rights and options, calls and conversions of the Pledged Shares. Pure Cycle’s sole responsibility in connection with exercising rights and options, calls and conversions of Pledged Shares is to take such action as is reasonably requested by High Plains in writing, provided, however, that Pure Cycle is not responsible to take any action that, in Pure Cycle’s sole judgment, would materially adversely affect the value of the Collateral as security for the Obligations. While Pure Cycle is not required to take certain actions, if action is needed, in Pure Cycle’s sole discretion, to preserve and maintain the Collateral, High Plains authorizes Pure Cycle to take such actions.

7.                                       Assignment. Neither party may assign or transfer this Agreement or its rights and obligations hereunder without the prior written consent of the other.

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8.                                       Partial Release of Collateral.

(a)                                  High Plains is obligated to pay, perform and discharge the Excluded Indebtedness under the terms of the agreements, instruments and other documents giving rise thereto. Following the payment, performance and discharge of a portion of the Excluded Indebtedness in any calendar year, High Plains may request in writing that Pure Cycle release from its security interest hereunder any number of Pledged Shares up to the then-current Proportionate Share (as defined below) of such Collateral (the “Release Notice”), provided, that in no event shall the aggregate number of Pledged Shares that have been released hereunder be, at any time, greater than the then-current Proportionate Share of such Collateral.

(b)                                 The Release Notice shall (i) be given within sixty (60) days after the end of a calendar year and no more frequently than once per calendar year, (ii) identify the amount of Excluded Indebtedness paid by High Plains since the date hereof and during the calendar year immediately prior to the calendar year in which the Request Notice is given, (iii) identify in reasonable detail the real property and the specific Pledged FLCC Shares securing the Excluded Indebtedness that has been paid down in whole or in part, (iv) contain the certification of the Chief Executive Officer of High Plains that all information set forth in the Request Notice is complete and correct, (v) set forth the Proportionate Share of Collateral to be released, and (vi) contain such other information regarding the payment, performance and discharge of the Obligations as Pure Cycle has theretofore reasonably requested.

(c)                                  Within thirty (30) days after Pure Cycle receives a complete Request Notice and accompanying documentation as required herein, Pure Cycle shall terminate its security interest in the validly requested Proportionate Share of the Pledged Shares.

(d)                                 “Proportionate Share” shall mean, on any date of determination, that number of shares of Pledged Shares which is equal to (x) [1,475,000] (as adjusted for any stock splits, stock combinations, stock dividends or reorganization) (y) multiplied by the “FLCC Proportion” (z) divided by the total number of FLCC Shares originally pledged to all Landowner Pledgees. The FLCC Share Proportion is an amount equal to (i) the number of FLCC shares pledged to a Landowner Pledgee (ii)  multiplied by a fraction, the numerator of which is the reduction in the Excluded Indebtedness owed to such Landowner Pledgee (as of the end of such calendar year as compared to the end of the prior calendar year) and the denominator of which is the unpaid principal amount and accrued interest of such Excluded Indebtedness owed to such Landowner Pledgee as of the date hereof as shown on Schedule 2 hereto. The FLCC Share Proportion calculation shall be performed as to each Landowner Pledgee and cumulated to determine the Proportionate Share. If any Collateral is other than Pledged Shares, a proportionate release of such other Collateral shall also occur. In no event shall a reduction in Excluded Indebtedness which is not secured by a pledge of FLCC Shares to a Landowner Pledgee result in the release of any Pledged Shares or other Collateral. An example of the formula is as follows:  If there are 1,475,000 Pure Cycle shares pledged and 100 FLCC shares are pledged to a particular farmer, the farmer is owed $100,000 at the end of 2006 and at the end of 2007 that amount has been reduced by $10,000, and there are a total of 1,000 FLCC shares pledged to all farmers, then the calculation is 1,475,000 x (100 x $10,000/$100,000) ÷ 1,000 = 14,750 Pure Cycle shares would be released. This is 1% of the Pure Cycle shares, which is the

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same as the proportionate paydown on the Excluded Indebtedness which is secured by FLCC shares.

9.                                       Event of Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Agreement: (a) the failure to pay, perform and discharge the Excluded Indebtedness in accordance with it terms (other than a failure for which Pure Cycle is directly and primarily responsible); (b) the failure of High Plains to perform, observe or comply with any of the provisions of this Agreement in any material respect after the passage of any applicable cure periods; (c) the failure of High Plains to perform, observe or comply with in any material respect its obligations under the Transaction Documents after the passage of any applicable cure periods; or (d) the failure to pay any Obligations not set forth above in (a) through (c) when due.

10.                                 Remedies.

(a)                                  Upon the occurrence of an Event of Default hereunder, Pure Cycle may, at its option, proceed to enforce this Agreement and in connection therewith may (i) sell or otherwise dispose of all or any portion of the Collateral and apply such Collateral or the proceeds thereof against the Obligations, (ii) exercise any remedies available to it under this Agreement or the Transaction Documents, and (iii) otherwise exercise all of the rights and remedies of a secured party under the Colorado Uniform Commercial Code (the “UCC”) and under other applicable laws. Without limiting the foregoing, Pure Cycle shall have the right (x) to transfer the whole or any part of the Collateral into the name of Pure Cycle or its nominee, (y) to notify any person obligated on any of the Collateral to make payment directly to Pure Cycle or its nominee of any amounts due or to become due thereon and (z) to vote the Pledged Shares on High Plains’ behalf; provided, however, that Pure Cycle may only proceed to exercise the remedies hereunder with respect to Obligations then due and payable whether by acceleration or otherwise.

(b)                                 Any written notice of the sale, disposition or other intended action by Pure Cycle with respect to the Collateral which is sent by certified mail, return receipt requested or by overnight courier to High Plains at High Plains’s address specified pursuant to the Acquisition Agreement at least ten (10) days prior to such sale, disposition or action, shall constitute reasonable notice to High Plains, unless applicable law requires a longer period. This provision shall not be construed to impose any obligation on Pure Cycle to notify High Plains of Pure Cycle’s intent to sell, dispose of or take other action with respect to the Collateral, except to the extent applicable law requires such notice.

(c)                                  High Plains recognizes that Pure Cycle may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire all or a part of the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. High Plains acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale, and that Pure Cycle has no obligation to delay the sale of such Collateral for the period of time necessary to permit

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registration of such Collateral for public sale under any securities laws. High Plains agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Shares, or any partial sale or other disposition of such Collateral, High Plains will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will reasonably cooperate to secure the same.

(d)                                 All costs and expenses, including, without limitation, attorneys’ and expert witness fees and expenses incurred by or on behalf of Pure Cycle in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of the Collateral, together with interest thereon at a per annum rate of interest of ten percent (10%) from the date of such payment until repaid in full (the “Liquidation Costs”), shall be paid by High Plains to Pure Cycle on demand and shall constitute and become a part of the Obligations secured hereby. Any retained Collateral and any proceeds of sale or other disposition of the Collateral will be applied by Pure Cycle to the payment of the Liquidation Costs, and the balance of such proceeds (if any) will be applied by Pure Cycle toward the payment of the Obligations (which are then due) at such time or times and in such order and manner of application as Pure Cycle may from time to time in its sole discretion determine. Except as may be otherwise specifically provided in this Agreement, during the continuance of an Event of Default all Collateral and proceeds of Collateral coming into Pure Cycle’s possession may be applied by Pure Cycle to any of the Obligations, whether matured or unmatured, as Pure Cycle shall determine in its sole but reasonable discretion. Any surplus of Collateral or proceeds of Collateral held by Pure Cycle and remaining after payment in full of all the Obligations shall be paid over to High Plains or to whomsoever may be legally entitled to receive such surplus.

(e)                                  Each right, power and remedy of Pure Cycle as provided for in this Agreement, in the Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Pure Cycle of any one or more such rights, powers or remedies shall not preclude the simultaneous or later exercise by Pure Cycle of any or all such other rights, powers or remedies.

(f)                                    No failure or delay by Pure Cycle to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or any of the Transaction Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute or be deemed to constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Pure Cycle from exercising any such right, power or remedy at any later time or times.

11.                                 Power of Attorney. High Plains hereby appoints and constitutes Pure Cycle its true and lawful attorney, with full power of substitution, with full power and authority to (i) prepare, execute and deliver on behalf of High Plains any and all such instruments,

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assignments, stock powers, financing statements, certificates and other documents as Pure Cycle deems necessary in order to perfect and protect its interests in the Collateral and (ii) immediately, upon and during the continuance of an Event of Default hereunder, to take such actions with respect to the Collateral as Pure Cycle, in its sole discretion, shall deem necessary or appropriate in order to protect its interest in the Collateral. This power of attorney is made pursuant to this Agreement, is coupled with an interest and may not be revoked or cancelled before all of the Obligations have been paid or otherwise satisfied.

12.                                 Miscellaneous. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be governed by the internal laws of the State of Colorado and shall be binding upon, and inure to the benefit of, the successors and assigns of High Plains and Pure Cycle. As used herein the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders as the context may require, and the term “person” shall include an individual, a corporation, an association, a partnership, a trust, a limited liability company, an organization, a government or political subdivision thereof and a governmental agency. Unless varied by this Agreement, all terms used herein which are defined by the UCC shall have the same meanings hereunder as assigned to them by the UCC, as in effect on the date hereof.

13.                                 Performance for High Plains. High Plains agrees and hereby authorizes Pure Cycle, in Pure Cycle’s sole discretion, but Pure Cycle shall not be obligated to, upon an Event of Default, to advance funds on behalf of High Plains, in order to insure High Plains’ compliance with any covenant, warranty, representation or agreement of High Plains made in or pursuant to this Agreement or the Transaction Documents, to pay, perform and discharge the Excluded Indebtedness in accordance with its respective terms of payment, or to preserve or protect any right or interest of Pure Cycle in the Collateral or under or pursuant to this Agreement, including, without limitation, the payment of any taxes and the satisfaction or discharge of any judgment or any lien upon the Collateral; provided, however, that the making of any such advance by Pure Cycle shall not constitute a waiver by Pure Cycle of any Event of Default with respect to which such advance is made nor relieve High Plains of any such Event of Default. High Plains shall pay to Pure Cycle upon demand all such advances made by Pure Cycle with interest thereon from the date of advance at the rate of ten percent (10%) per year. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Pure Cycle hereunder.

14.                                 Substitution of Collateral. Upon written notice by High Plains to Pure Cycle at any time prior to the payment in full of the Obligations, the Collateral may be substituted (in whole, but not in part) at any time with any combination of Substitute Collateral (herein so called) (whether owned by High Plains or others) consisting of any of the following:

(a)                                  Cash or cash equivalents (including certificates of deposit having a maturity of one year or less or a letter of credit, in each case issued by a financial institution that is a member of the Federal Reserve System having a combined capital and surplus of at least $100 million) in an amount equal to or greater than 120% of the outstanding and unpaid Excluded Indebtedness, which is free and clear of any other lien or encumbrance;

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(b)                                 Marketable Securities equal to or greater than 200% of the outstanding and unpaid Excluded Indebtedness, which is free and clear of any other lien or encumbrance; or

(c)                                  Real property located in the United States acceptable to Pure Cycle in the exercise of its reasonable judgment where such property has an appraised value (from a recognized qualified appraiser) of at least 175% of the outstanding and unpaid Excluded Indebtedness and is free and clear of any monetary lien or encumbrance for borrowed money or deferred purchase price or a guarantee thereof.

For purposes of clause (b), “Marketable Securities” means common stock of a corporation with a market capitalization of at least $1 billion which is listed on the New York Stock Exchange, the American Stock Exchange, or NASDAQ. If the market price of the pledged Marketable Securities decreases such that value thereof is less than 150% of the then outstanding and unpaid Excluded Indebtedness, High Plains must provide additional substitute collateral valued as provided in this Section 14 (including the 120%, 200% or 175% coverage ratios, as applicable).

Upon Pure Cycle obtaining a first lien perfected security interest in such Substitute Collateral, Pure Cycle will promptly release the remaining Collateral, and shall execute and deliver to High Plains such instruments of transfer assignment, release, discharge, termination and satisfaction as may be reasonably requested by High Plains to remove the lien of this Agreement from any such Collateral substituted and withdrawn pursuant thereto, and to vest in High Plains any such withdrawn Collateral and to evidence properly such action..

15.                                 Termination. Except for High Plains’ obligation to pay Liquidation Costs, this Agreement shall terminate when all the Collateral is released from the lien hereof or the Excluded Indebtedness is paid in full, whichever happens later.

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IN WITNESS WHEREOF, an authorized representative of each of High Plains and Pure Cycle has duly executed and delivered this High Plains Pledge Agreement as of the date first written above.

HIGH PLAINS:

HIGH PLAINS A & M, LLC

By:
Name:
Title:

PURE CYCLE:

PURE CYCLE CORPORATION

By:
Mark W. Harding, President

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SCHEDULE 1

Current Name; Prior Names; Entity Type; Organizational Number; Jurisdiction

Current Name:  High Plains A & M, LLC, a Colorado limited liability company CO organizational Number 20011211734

Other names held in the past 5 years:

*  Bayou Land Co., LLC (name changed in 2004 to High Plains A & M, LLC)

Note that Bayou Land Co., LLC previously merged with the following entities:

*                                         High Plains A & M, LLC, a Nevada limited liability company in 2004

*                                         136th and Colorado, LLC in 2004

*                                         Magro, L.L.C. in 2004

SCHEDULE 2

Excluded Indebtedness Owed to Landowner Pledgees

EXHIBIT B

Recording Requested,

and when recorded, return to:

Gretchen Miller Busch, Esq.

Faegre & Benson LLP

3200 Wells Fargo Center

1700 Lincoln Street

Denver, CO 80203

COMBINATION DEED OF TRUST AND PLEDGE AND SECURITY AGREEMENT

THIS DEED OF TRUST SECURES FUTURE ADVANCES AND SHALL BE EFFECTIVE TO SECURE PAYMENT OF ALL ADVANCES, BOTH OBLIGATORY AND OPTIONAL, UP TO THE STATED MAXIMUM PRINCIPAL AMOUNT SET FORTH HEREIN TO THE SAME EXTENT AND WITH THE SAME EFFECT AND PRIORITY AS IF SUCH TOTAL MAXIMUM PRINCIPAL AMOUNT HAD BEEN FULLY DISBURSED ON OR BEFORE THE DATE THIS DEED OF TRUST IS RECORDED; AND INCLUDES ADVANCES MADE PURSUANT TO A REVOLVING CREDIT ARRANGEMENT AS PROVIDED IN C.R.S. § 38-39-106

This Agreement (also referred to herein as this “Deed of Trust”) is made this           day of                   , 2006 by and between PURE CYCLE CORPORATION, A DELAWARE CORPORATION (hereinafter called “Grantor”), with an address of 8451 Delaware Street, Thornton, Colorado 80260, attn: President,  and the Public Trustee of the County of                           , Colorado (hereinafter called “Trustee”) for the benefit of HIGH PLAINS A & M, LLC, A COLORADO LIMITED LIABILITY COMPANY (hereinafter called “Beneficiary”), with an address of 333 West Hampden Avenue, Suite 801, Englewood, CO 80110.

Grantor, in consideration of the obligations hereinafter described, has granted, bargained, sold, transferred, assigned and conveyed, and by these presents does pledge, grant, bargain, sell, transfer, assign and convey to Trustee in trust with power of sale:  (a) the real property located in the County of                   , Colorado, which is described on Schedule 1 attached hereto, and all buildings, structures, fixtures and other improvements located thereon to the extent owned by Grantor (the “Property”), but excluding all tangible personal property (other than the below described Stock Certificates of the Canal Company) which is already pledged by Beneficiary to prior owners of real or personal property to repay to said sellers a portion of the Excluded Indebtedness and if pledged hereunder would constitute a breach of, or default under, the security agreements with said prior owners; (b) (1) 10,653.2 shares of common stock in The Fort Lyon Canal Company, a Colorado nonprofit corporation (the “Canal Company”), evidenced by the Stock Certificates described on Schedule 2 attached hereto, (2) all shares of the Canal Company hereafter issued to Grantor by means of any dividend or distribution in respect of the shares pledged hereunder (together with the shares identified in subparagraph (1), the “Pledged

Shares”), (3) the certificates representing the Pledged Shares, and (4) all rights to money or property which Grantor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (i) any proceeds from a sale by or on behalf of Grantor of any of the Pledged Shares, and (ii) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer of the Pledge Shares and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof, together with (c) all water rights and conditional water rights that are appurtenant to, represented by, or that have been used or are intended for use in connection with the Pledged Shares, including, but not limited to, water rights associated with the Property and including, but not limited to (i) all water interests in the Arkansas River and its tributaries represented by real property interests and shares of stock in the Canal Company; (ii) all ditch, well, pipeline, spring and reservoir rights, whether or not adjudicated or evidenced by any well or other permit, related to or used in conjunction with the foregoing; (iii) all groundwater that is subject to the provisions of Colorado Revised Statutes Section 37-90-137(4) or the corresponding provisions of any successor statute underlying said Property, but only to the extent related to or used in conjunction with the foregoing; (iv) any permit to construct any water well, water from which is intended to be used in connection with such land, but only to the extent related to or used in conjunction with the foregoing; and (v) all of Grantor’s right, title and interest under any decreed or pending plan of augmentation or water exchange plan, but only to the extent related to or used in conjunction with the foregoing, and (d) the proceeds of any of the above; provided, however, that with respect to any proceeds arising from the sale of Water Taps subject to that certain Asset Purchase Agreement dated as of May 10, 2006, as amended from time to time, by and between Grantor and Beneficiary (the “Asset Purchase Agreement”) such proceeds shall only be subject to this Agreement to the extent of the Tap Participation Fee (as defined in the Asset Purchase Agreement) owed to Beneficiary from such sale of Water Taps (all the foregoing, together with any additional property from time to time added to the foregoing, are hereinafter referred to as the “Collateral”).

This conveyance is made in trust and to secure the following Obligations (herein so called):  (i) the payment, performance and discharge of the Tap Participation Fee in accordance with the Asset Purchase Agreement; (ii) the performance of all of the terms, conditions and provisions of this Agreement, and (iii)  the payment of all other sums with interest thereon as may be advanced or expended by Beneficiary in accordance with this Deed of Trust or any other instrument or agreement now or hereafter securing the obligations evidenced by the Asset Purchase Agreement, including attorney fees and expert witness fees, costs and expenses incurred by Beneficiary as provided for herein ; and (iv) the performance of all the covenants and agreements of Grantor contained herein or in any other instrument or agreement now or hereafter securing the Obligations or relating thereto and (v) the performance of all the covenants and agreements of Grantor in the Asset Purchase Agreement, the Registration Rights Agreement dated                   , 2006, by and between Grantor and Beneficiary (the “Registration Rights Agreement”), and the Property Management Agreement dated                   , 2006, by and between Grantor and Beneficiary (the “Property Management Agreement”) (collectively, the “Transaction Documents”).

To the extent that the Collateral may be determined under applicable law to be personal property or fixtures, Grantor as debtor hereby grants Beneficiary and Trustee as secured party a security interest in all such Collateral, to secure payment and performance of the Obligations.

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This Deed of Trust constitutes a security agreement and financing statement under the Uniform Commercial Code of the State of Colorado (the “UCC”), covering all such Collateral.

Grantor further covenants and agrees with Beneficiary and Trustee as follows:

1.                                       Representations and Warranties. Grantor represents and warrants to Beneficiary that:  (a) Grantor has corporate power and authority to enter into and perform this Agreement; (b) any consent or approval which is required as a condition to the validity or performance of this Agreement has been obtained; (c) Grantor has duly authorized by all necessary and proper corporate action the execution, delivery and performance of this Agreement; (d) this Agreement constitutes the valid and legally binding agreement of Grantor, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally or by general principles of equity; (e) the Collateral is owned free and clear of liens and encumbrances created by, through or under Grantor, except Permitted Liens (as defined below) and as created hereby; and (f) the name of Grantor as it appears in official filings in the state of its formation, all prior names of Grantor during the past five years, the type of entity of Grantor, the organizational number issued by Grantor’s state of formation and the name of the sole jurisdiction of Grantor’s formation are set forth on Schedule 3. As used in this Agreement, “Permitted Liens” means (i) those Liens accepted by Grantor upon purchase of the Property by Grantor from Beneficiary pursuant to the Asset Purchase Agreement; (ii) leases or similar arrangements included in the Assumed Contracts; (iii) statutory liens for taxes, special assessments or other governmental charges that are not yet due and payable (whether or not disclosed); (iv) all applicable laws and rules of any Governmental Entity; and (v) the Excluded Indebtedness (as such term is defined in the Asset Purchase Agreement).

2.                                       Other Documents. Grantor will execute and deliver to Beneficiary all assignments, endorsements and other documents reasonably required at any time and from time to time by Beneficiary with respect to the Collateral. Grantor authorizes Beneficiary to file financing statements and continuation statements covering the Collateral as necessary to perfect Beneficiary’s interest in the Collateral. Grantor shall not file any amendments, correction statements or termination statements concerning the Collateral without the prior written consent of Beneficiary. Any expenses incurred by Beneficiary in connection with the preparation and recordation of any such instruments, including, but not limited to reasonable attorneys’ fees, shall become additional Obligations secured by this Deed of Trust. Unless Grantor and Beneficiary agree in writing to other terms of repayment, such amounts shall be immediately due and payable, and shall bear interest from five (5) business days after the date of demand at the rate of ten percent (10%) per annum, unless collecting of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected under applicable law.

3.                                       Continued Possession of Collateral.

(a)                                  Subject to paragraph 7 hereof, Beneficiary shall have the right to hold possession of the Pledged Shares, or to otherwise effectuate “control” of the Pledge Shares, as such term is defined in Articles 8 and 9 of the UCC, so long as any of the Obligations are outstanding. Upon the satisfaction in full of all of the Obligations or termination of this Deed of

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Trust, Beneficiary shall, within thirty (30) days of a written request therefor, release any remaining Collateral to Grantor, release this Deed of Trust and the estate hereby granted, and terminate or send Grantor appropriate documentation to terminate any financing statements filed by Beneficiary with respect to the Collateral.

(b)                                 If at any time after the fifth anniversary of the effective date of this Agreement, the Acquisition Consideration (as defined below) received by Beneficiary pursuant to the Asset Purchase Agreement has equaled or exceeded One Hundred Million Dollars ($100,000,000) for at least six (6) consecutive months, then Beneficiary shall, within thirty (30) days of a written request therefor, release any remaining Collateral to Grantor, release the Deed of Trust and the estate hereby granted, and terminate or send Grantor appropriate documentation to terminate any financing statements filed by Beneficiary with respect to the Collateral. The term “Acquisition Consideration” shall mean the Market Price (as determined below) of the shares of Grantor Common Stock received by Beneficiary as Initial Consideration in the Asset Purchase Agreement (the “Stock Consideration”) plus the dollar amount of Tap Participation Fees paid through the date of determination. The “Market Price” of the Stock Consideration shall be determined by taking the number of shares of Grantor Common Stock making up the Stock Consideration times the average of the daily Closing Prices (as defined in the Asset Purchase Agreement) of a share of Grantor Common Stock on each trading day during any consecutive six (6) month period occurring after the fifth anniversary of the effective date of this Agreement.

4.                                       Covenants of Grantor. Grantor agrees that, so long as Beneficiary holds a security interest in or lien on Collateral, Grantor will not, without Beneficiary’ prior written consent, sell, assign, transfer, pledge or otherwise encumber the Collateral or any part thereof; provided, however, that Grantor may sell Water Taps as contemplated by the Asset Purchase Agreement without prior consent. Grantor will immediately notify Beneficiary in writing of any event which materially adversely affects the rights and remedies of Beneficiary in relation to the Collateral. If Grantor at any time becomes entitled to receive any cash, stock or other property as additions to, in substitution of or in exchange for any of the Collateral, Grantor shall accept the same as Beneficiary’ agent and shall promptly deliver them to Beneficiary in the exact form received, with all necessary transfer instruments or stock powers, to be held as further security for the Obligations.

5.                                       Care of Collateral. Grantor shall have all risk of loss of the Collateral. Beneficiary shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the Collateral, to collect any income accruing on the Collateral, or to preserve rights against other parties. Beneficiary shall exercise the same procedures to protect the safekeeping of Collateral as it exercises to protect similar other assets it holds. If Beneficiary actually receives any notices requiring action with respect to Collateral in Beneficiary’ possession, Beneficiary shall take reasonable steps to forward such notices to Grantor. Grantor is responsible for responding to notices concerning the Collateral, voting the Pledged Shares (subject to paragraph 21 hereof), and exercising rights and options, calls and conversions of the Pledged Shares. Beneficiary’ sole responsibility in connection with exercising rights and options, calls and conversions of the Pledged Shares is to take such action as is reasonably requested by Grantor in writing, provided, however, that Beneficiary is not responsible to take any action that, in Beneficiary’ sole

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judgment, would materially adversely affect the value of the Collateral as security for the Obligations. While Beneficiary is not required to take certain actions, if action is needed, in Beneficiary’ sole discretion, to preserve and maintain the Collateral, Grantor authorizes Beneficiary to take such actions.

6.                                       Assignment. Neither Grantor nor Beneficiary may assign or transfer this Agreement or its rights and obligations hereunder without the prior written consent of the other party.

7.                                       Partial Release of Collateral.

(a)                                  Following the payment of a portion of the Tap Participation Fee in any calendar year, Grantor may request in writing that Beneficiary release from its security interest hereunder any number of Pledged Shares up to the then-current Proportionate Share (as defined below) of such Collateral (the “Release Notice”), provided, that in no event shall the aggregate number of Pledged Shares that have been released hereunder be, at any time, greater than the then-current Proportionate Share of such Collateral.

(b)                                 The Release Notice shall (i) be given within sixty (60) days after the end of Grantor’s fiscal year and no more frequently than once per fiscal year, (ii) identify the amount of Tap Participation Fee paid by Grantor since the date hereof and during the calendar year immediately prior to the calendar year in which the Request Notice is given, (iii) identify in reasonable detail the Collateral requested to be released from the security interests, liens and the encumbrances securing the Obligations, (iv) contain the certification of the Chief Executive Officer of Grantor that all information set forth in the Request Notice is complete and correct, (v) set forth the Proportionate Share of Collateral to be released, and (vi) contain such other information regarding the payment, performance and discharge of the Obligations as Beneficiary has theretofore reasonably requested.

(c)                                  Within thirty (30) days after Beneficiary receives a complete Request Notice and accompanying documentation as required herein, Beneficiary shall terminate its security interest in the then-current Proportionate Share of the Pledged Shares.

(d)                                 “Proportionate Share” shall mean, on any date of determination, that number of shares of Pledged Shares which is equal to (x) 10,653.2 (as adjusted, whether by increase or decrease in the number of Pledged Shares by reason of a distribution, division or consolidation or combination of such shares at any time or from time to time after the date hereof such that the holders of shares of common stock of the Canal Company shall have had an adjustment made, without payment therefor, in the number of shares of common stock owned by them or, on or after any record date fixed for the determination of eligible holders, shall have become entitled or required to have had an adjustment made in the number of common stock owned by them, without payment therefor, in which case there shall be a corresponding adjustment as to the number of shares of common stock stated herein as 10,653.2 shares), (y) times a fraction, the numerator is the cumulative number of Water Taps deemed issued by Grantor after the Closing Date for which a Tap Participation Fee has been paid (all as calculated pursuant to the Asset Purchase Agreement) and the denominator of which is 40,000. For purposes of determining the numerator and denominator, appropriate adjustment will be made

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based upon a decrease in the number of required Water Taps due to an increase in the Tap Participation Fee pursuant to Section 2.5 of the Asset Purchase Agreement.

(e)                                  Pledged Shares released pursuant to this paragraph 7 shall be released in reverse order from that listing on Schedule 2.

8.                                       Power of Attorney. Grantor hereby appoints and constitutes Beneficiary its true and lawful attorney, with full power of substitution, with full power and authority to (i) prepare, execute and deliver on behalf of Grantor any and all such instruments, assignments, stock powers, financing statements, certificates and other documents as Beneficiary deems necessary in order to perfect and protect its interests in the Collateral and (ii) immediately, upon and during the continuance of an Event of Default hereunder, to take such actions with respect to the Collateral as Beneficiary, in its sole discretion, shall deem necessary or appropriate in order to protect its interest in the Collateral, including, but not limited to the right to enter any land associated with the Collateral as Grantor’s agent in Grantor’s name to perform any and all covenants and agreements to be performed by Grantor as herein provided. This power of attorney is made pursuant to this Agreement, is coupled with an interest and may not be revoked or cancelled before all of the Obligations have been paid or otherwise satisfied.

9.                                       Performance for Pure Cycle. Pure Cycle agrees and hereby authorizes High Plains, in High Plains’ sole discretion, but High Plains shall not be obligated to, upon an Event of Default, to advance funds on behalf of Pure Cycle, in order to insure Pure Cycle’s compliance with any covenant, warranty, representation or agreement of Pure Cycle made in or pursuant to this Agreement or the Transaction Documents, or to preserve or protect any right or interest of Beneficiary in the Collateral or under or pursuant to this Agreement, including, without limitation, the payment of any taxes and the satisfaction or discharge of any judgment or any lien upon the Collateral; provided, however, that the making of any such advance by High Plains shall not constitute a waiver by High Plains of any Event of Default with respect to which such advance is made nor relieve Pure Cycle of any such Event of Default. Pure Cycle shall pay to High Plains upon demand all such advances made by High Plains with interest thereon from the date of advance at the rate of ten percent (10%) per year. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted High Plains hereunder.

10.                                 Asset Purchase Agreement. Grantor will duly and punctually pay any and all amounts described in the Asset Purchase Agreement in accordance with the terms of the Asset Purchase Agreement and all other Obligations, when and as due and payable. The provisions of the Asset Purchase Agreement, Registration Rights Agreement and Property Management Agreement are hereby incorporated by reference into this Deed of Trust as fully as if set forth at length herein.

11.                                 Payment of Taxes, Assessments and Other Charges. Subject to paragraph 15 relating to contests, Grantor shall pay before a penalty might attach for nonpayment thereof, all taxes and assessments and all other charges whatsoever levied upon or assessed or placed against the Collateral, except that assessments may be paid in installments so long as no fine or penalty is added to any installment for the nonpayment thereof. Grantor shall likewise pay any and all governmental levies or assessments of any kind which create, may create or appear to create a

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lien upon the Collateral, or any part thereof. Grantor shall likewise pay all taxes, assessments and other charges levied upon or assessed, placed or made against, or measured by, this Deed of Trust, or the recordation hereof, or the Obligations secured hereby. In the event of any legislative action or judicial decision after the date of this Deed of Trust, imposing upon Beneficiary the obligation to pay any such taxes, assessments or other charges, or deducting the amount secured by this Deed of Trust from the value of the Collateral for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust or debts secured thereby, or the manner of the operation of any such taxes so as to affect the interests of Beneficiary, then, and in such event, Grantor shall bear and pay the full amount of such taxes, assessments or other charges. Grantor shall promptly furnish to Beneficiary all notices received by Grantor of amounts due under this paragraph and shall promptly furnish to Beneficiary receipts evidencing such payments. Notwithstanding the foregoing, Beneficiary is responsible for the foregoing matters to the extent provided in the Property Management Agreement while that agreement is in effect. and for all such matters which exist prior to the date hereof.

12.                                 Liens. Subject to paragraph 15 hereof relating to contests, subsequent to the date of this Deed of Trust, Grantor shall not create, incur or suffer to exist any lien, security interest, encumbrance or charge on the Collateral or any part thereof, other than the lien of current real estate taxes and installments of special assessments with respect to which no penalty is yet payable.

13.                                 Mechanics’ Liens. Grantor shall pay, when due, the claims of all persons supplying labor, materials or equipment to or in connection with the Collateral, and Grantor will keep the Collateral free and clear of all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen and other such persons arising out of the work, construction, development, operation or maintenance of the Collateral (collectively, “Mechanic’s Lien(s)”). In the event that any Mechanic’s Liens are filed against the Collateral or any portion thereof, Grantor shall, within thirty (30) days of receiving written notice of any such lien, discharge the same of record by payment, deposit, bond, court order or otherwise, or, with the prior written consent of Beneficiary, obtain title insurance insuring the priority of the lien of this Deed of Trust to be superior to such Mechanic’s Lien. If Grantor fails to cause any such Mechanic’s Liens to be so discharged within the thirty (30) day period, then, in addition to any other right or remedy provided to Beneficiary hereunder, Beneficiary may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such Mechanic’s Lien by deposit or by bonding proceedings. If any suit or proceeding shall be brought to foreclose or enforce any such Mechanic’s Lien, Grantor shall, at its sole cost and expense, promptly pay, satisfy and discharge any final judgment entered therein, and if Grantor fails to do so, then Beneficiary, at its option, may do so. All amounts charges, costs, expenses, fees and sums incurred or disbursed by Beneficiary in connection with the foregoing shall be a demand obligation owing by Grantor to Beneficiary pursuant to this Deed of Trust and shall become a part of the Obligations hereunder. Notwithstanding the foregoing, Beneficiary is responsible for the foregoing matters to the extent provided in the Property Management Agreement while that agreement is in effect and for all such matters which exist prior to the date hereof.

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14.                                 Compliance with Laws. Subject to paragraph 15 relating to contests, Grantor shall comply with all present and future statutes, laws, rules, orders, regulations and ordinances, and any easements, protective covenants or other private restrictions affecting the Collateral, any part thereof or the use thereof.

15.                                 Permitted Contests. Grantor shall not be required to (i) pay any tax, assessment or other charge referred to in paragraph 11 hereof, (ii) discharge or remove any lien, encumbrance or charge referred to in paragraph 12 hereof, or (iii) comply with any statute, law, rule, regulation or ordinance referred to in paragraph 14 hereof, so long as Grantor shall (a) contest, in good faith, the existence, amount or the validity thereof, the amount of damages caused thereby or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the tax, assessment, charge or lien, encumbrance or charge so contested, (B) the sale, forfeiture or loss of the Collateral or any part thereof, and (C) any interference with the use of the Collateral or any part thereof, and (b) shall give such security to Beneficiary as it may reasonably demand to insure compliance with the foregoing provisions of this paragraph 15. Grantor shall give prompt written notice to Beneficiary of the commencement of any contest referred to in this paragraph 15.

16.                                 Preservation and Maintenance of Collateral. Grantor (i) shall keep the Collateral in safe and good repair and condition; (ii) shall not commit waste of the Collateral, and (iii) shall, at its sole cost and expense, maintain insurance of the types and amounts customary relating to the Collateral. Notwithstanding the foregoing, Beneficiary is responsible for the foregoing matters to the extent provided in the Property Management Agreement while that agreement is in effect.

17.                                 Inspection. Grantor shall permit Beneficiary or its agents to enter upon the Collateral at all reasonable times for the purposes of inspecting the Collateral or any part thereof, subject to the rights of any tenants under their leases. Beneficiary shall, however, have no duty to make such inspection.

18.                                 Protection of Beneficiary’s Security. Subject to the rights of Grantor under paragraph 15 hereof, if Grantor fails to perform or comply with any of the covenants and agreements contained in this Deed of Trust or if any action or proceeding is commenced which affects the Collateral or the interest of Trustee or Beneficiary therein, or the title thereto, then Beneficiary, at Beneficiary’s option, may perform such covenants and agreements, defend against and/or investigate such action or proceeding, and/or take such other action as Beneficiary reasonably deems necessary to protect its interests in the exercise of its judgment, including without limitation, advancing funds for the payment of taxes, levies or insurance costs with respect to the Collateral or to protect the Collateral from waste, damage or abuse. Beneficiary shall be entitled to rely on an opinion of counsel as to the legality, validity and priority of any claim, lien, encumbrance, tax, assessment, charge and premium paid by it and shall be the sole reasonable judge of the amount necessary to be paid in satisfaction thereof. Any reasonable amounts or expenses disbursed or incurred by Beneficiary pursuant to this paragraph 18, or to otherwise enforce any provisions of this Deed of Trust,  to preserve any of the rights, powers or privileges of Beneficiary granted or created hereby, or otherwise in order to protect the Collateral from waste, damage, or abuse, including, without limitation, reasonable attorney’s fees

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(including fees and costs incurred in any appeal), with interest thereon as hereinafter stated, shall become additional Obligations secured by this Deed of Trust with same effect and priority as if disbursed on or before the date this Deed of Trust is recorded. Unless Grantor and Beneficiary agree in writing to other terms of repayment, such amounts shall be due and payable upon ten days’ written notice from Beneficiary, and shall bear interest from the date of disbursement at a rate of ten (10%) per annum, unless collection of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected under applicable law. Beneficiary shall, at its option, be subrogated to the lien of any mortgage or other lien discharged in whole or in part by the Obligations or by Beneficiary under the provisions hereof, and any such subrogation rights shall be additional and cumulative security for this Deed of Trust. Nothing contained in this paragraph 18 shall require Beneficiary to incur any expense or do any act hereunder, and Beneficiary shall not be liable to Grantor for any damages or claims arising out of action taken by Beneficiary in accordance with the provisions of this paragraph 18.

19.                                 Condemnation. Grantor hereby irrevocably assigns to Beneficiary any award or payment which becomes payable by reason of any taking of the Collateral, or any part thereof, whether directly or indirectly or temporarily or permanently, in or by condemnation or other eminent domain proceedings or the settlement thereof (hereinafter called “Taking”). Forthwith upon receipt by Grantor of notice of the institution of any proceedings or negotiations for a Taking, Grantor shall give notice thereof to Beneficiary. Beneficiary may appear in any such proceedings and participate in any such negotiations and may be represented by counsel. Notwithstanding that Beneficiary may not be a party to any such proceeding, Grantor will promptly give to Beneficiary copies of all notices, pleadings, judgments, determinations and other papers received by Grantor therein. Grantor will not enter into any agreement permitting or consenting to the taking of the Collateral, or any part thereof, or providing for the conveyance thereof in lieu of condemnation, with anyone authorized to acquire the same in condemnation or by eminent domain unless Beneficiary shall first have consented thereto in writing which consent shall not be unreasonably withheld or delayed. All Taking awards or payments shall be adjusted jointly by Grantor and Beneficiary. All awards or payments payable as a result of a Taking shall be paid to Beneficiary, who shall apply them (after first deducting Beneficiary’s expenses incurred in the collection thereof including, but not limited to reasonable attorney fees) to the reduction of the Obligations then due and payable. With respect to any remaining award or payment, Grantor shall be deemed to have paid Beneficiary the Tap Participation Fee for the number of Water Taps determined by dividing the amount of the remaining award or payment by the then current Rangeview Water Tap Fee (as defined in the Asset Purchase Agreement).

20.                                 Events of Default. Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):

(a)                                  the failure of Grantor to pay the Tap Participation Fees in accordance with the terms of the Asset Purchase Agreement;

(b)                                 the failure of Grantor to perform, observe or comply with any of the provisions of this Agreement in any material respect after the passage of any applicable cure periods;

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(c)                                  the failure of Grantor to perform, observe or comply in any material respect with its obligations under the Transaction Documents after the passage of any applicable cure periods; and

(d)                                 Grantor shall fail to pay any Obligations not set forth above in (a) through (c) when due.

21.                                 Power of Sale, Remedies. If an Event of Default shall occur hereunder, Grantor hereby authorizes and empowers Trustee and/or Beneficiary as follows:

(a)                                  All Obligations due and payable. Beneficiary may by written notice to Grantor declare all Obligations (other than Tap Participation Fees for Water Taps not yet sold unless the same may be accelerated pursuant to the terms of the Asset Purchase Agreement; and regarding those that may not be accelerated pursuant to the terms of the Asset Purchase Agreement, they will continue to be due and payable as they accrue) to be immediately due and payable and the same shall be immediately due and payable without further notice or demand of any kind.

(b)                                 Beneficiary Sale of the Collateral.

(i)                                       Upon the occurrence of an Event of Default hereunder, Beneficiary may, at its option, proceed to enforce this Agreement and in connection therewith may (i) sell or otherwise dispose of all or any portion of the Collateral and apply such Collateral or the proceeds thereof against the Obligations, (ii) exercise any remedies available to it under this Agreement or the Transaction Documents, and (iii) otherwise exercise all of the rights and remedies of a secured party under the UCC and under other applicable laws. Without limiting the foregoing, Beneficiary shall have the right (x) to transfer the whole or any part of the Collateral into the name of Beneficiary or its nominee, (y) to notify any person obligated on any of the Collateral to make payment directly to Beneficiary or its nominee of any amounts due or to become due thereon and (z) to vote the Pledged Shares on Grantor’s behalf; provided, however, that Beneficiary may only proceed to exercise the remedies hereunder with respect to Obligations then due and payable, whether by acceleration or otherwise.

(ii)                                    Any written notice of the sale, disposition or other intended action by Beneficiary with respect to the Collateral which is sent by certified mail, return receipt requested or by overnight courier to Grantor at Grantor’s address specified pursuant to the Asset Purchase Agreement, at least ten (10) days prior to such sale, disposition or action, shall constitute reasonable notice to Grantor, unless applicable law requires a longer period. This provision shall not be construed to impose any obligation on Beneficiary to notify Grantor of Beneficiary’ intent to sell, dispose of or take other action with respect to the Collateral, except to the extent applicable law requires such notice.

(iii)                                 Grantor recognizes that Beneficiary may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire all or a part of the Pledged Shares for their own

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account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges and agrees that any private sale so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale, and that Beneficiary has no obligation to delay the sale of such Collateral for the period of time necessary to permit registration of such Collateral for public sale under any securities laws. Grantor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. If any consent, approval or authorization of any federal, state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Shares, or any partial sale or other disposition of such Collateral, Grantor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

(iv)                                All costs and expenses, including, without limitation, attorneys’ and expert witness fees and expenses incurred by or on behalf of Beneficiary in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of the Collateral, together with interest thereon at a per annum rate of interest of ten percent (10%) from the date of such payment until repaid in full (the “Liquidation Costs”), shall be paid by Grantor to Beneficiary on demand and shall constitute and become a part of the Obligations secured hereby. Any retained Collateral and any proceeds of sale or other disposition of the Collateral will be applied by Beneficiary to the payment of the Liquidation Costs, and the balance of such proceeds (if any) will be applied by Beneficiary toward the payment of the Obligations then due and payable at such time or times and in such order and manner of application as Beneficiary may from time to time in its sole discretion determine. Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Beneficiary’ possession may be applied by Beneficiary to any of the Obligations which are due and payable as Beneficiary shall determine in its sole but reasonable discretion. Any surplus of Collateral or proceeds of Collateral held by Beneficiary and remaining after payment in full of all the Obligations which are currently due and payable shall be paid over to Grantor or to whomsoever may be legally entitled to receive such surplus.

(v)                                   Each right, power and remedy of Beneficiary as provided for in this Agreement, in the Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Beneficiary of any one or more such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary of any or all such other rights, powers or remedies.

(vi)                                No failure or delay by Beneficiary to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or any of the Transaction Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute or be deemed to constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude Beneficiary from exercising any such right, power or remedy at any later time or times.

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(c)                                  Sale by Beneficiary.

(i)                                       Beneficiary is authorized and empowered, without further notice, to file a written Notice of Election and Demand for Sale with Trustee, as provided by law, who shall upon receipt of such notice cause a copy of the same to be recorded in the Office of the Clerk and Recorder of the County of                   , it being then lawful for said Trustee to foreclose, and Trustee shall foreclose this Deed of Trust, and sell and dispose of the Collateral (en masse or in separate parcels, as Beneficiary in its sole discretion may elect) and all the right, title and interest of Grantor, its successors and assigns, therein, at public auction at the office of the Public Trustee, County of                , State of Colorado, or at the main entrance to any courthouse in and for said County of                   , or on the Collateral, or any part thereof, or such other place as may be authorized or permitted by law, all as may be specified in the notice of such sale, for the highest and best price the same will bring in cash, after giving and/or publishing such notice to such parties, in the form, by such means and for such length of time (but in any event not less than thirty (30) days’ notice) as shall comply with the applicable statutory requirements in effect at the time such foreclosure proceedings are commenced. Beneficiary may bid for and acquire the Collateral or any part thereof at such sale and in lieu of paying cash therefor may make settlement for the purchase price by crediting the Obligations upon the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. Trustee shall apply the proceeds of the sale in the following order: (i) to all reasonable costs and expenses of the sale, including, without limitation, reasonable Trustee’s and attorneys’ fees and costs of evidence of title, (ii) to the Obligations, and (iii) the excess, if any, to the person or persons legally entitled thereto.

(ii)                                    If any of the Obligations hereby secured shall become due and payable, Trustee or Beneficiary shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Grantor agrees, to the full extent that it lawfully may, that in case one or more of the defaults hereunder shall have occurred and shall not have been remedied, then, and in every such case, Beneficiary shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of Grantor, its successors or assigns, or its or their agents or servants, and may exclude Grantor, its successors or assigns, and all persons claiming under Grantor (other than tenants under leases existing prior to the date of this Agreement, entered into during the term of the Property Management Agreement, or otherwise approved by Beneficiary), and its or their agents or servants, wholly or partly therefrom; and, holding the same, Beneficiary may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as Grantor, its successors or assigns, might at the time do and may exercise all rights and powers of Grantor, in the name, place and stead of Grantor, or otherwise as Beneficiary shall deem best; and in the exercise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or

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damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary.

(iii)                                 Beneficiary shall have and may exercise with respect to all fixtures and personal property which are part of the Collateral, all the rights and remedies accorded upon default to a secured party under the UCC. If notice to Grantor of intended disposition of such property is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Grantor (in the manner specified in paragraph 24) at least ten (10) calendar days prior to the date of intended disposition.

(iv)                                To the fullest extent permitted by law, Beneficiary may request, and Grantor agrees that Beneficiary shall as a matter of right be entitled to, the appointment of a receiver or receivers for all or any part of the Collateral, whether such receivership be incident to a proposed sale of the Collateral or otherwise, and Grantor does hereby consent to the appointment of such receiver or receivers without notice to Grantor and Grantor further agrees not to oppose any application therefor by Beneficiary.

(v)                                   Grantor shall pay on demand all costs and expenses incurred by Beneficiary in exercising such rights and remedies, and in the collection of the Obligations or foreclosure of this Deed of Trust, including without limitation, reasonable attorneys’ fees, costs and legal expenses. All such costs expenses, with interest thereon as hereinafter stated, shall become additional Obligations of Grantor secured by this Deed of Trust with same effect and priority as if disbursed on or before the date this Deed of Trust is recorded. Unless Grantor and Beneficiary agree in writing to other terms of repayment, such amounts shall bear interest from the date of disbursement at the rate of ten percent (10%) per annum, unless collection from Grantor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Grantor under applicable law.

22.                                 Forbearance Not a Waiver; Rights and Remedies Cumulative. No delay by Trustee or Beneficiary in exercising any right or remedy provided herein or otherwise afforded by law or equity shall be deemed a waiver of or preclude the exercise of such right or remedy, and no waiver by Trustee or Beneficiary of any particular provision of this Deed of Trust shall be deemed effective unless in writing signed by the party making such waiver. All such rights and remedies provided for herein or which Trustee or Beneficiary may have otherwise, at law or in equity, shall be distinct, separate and cumulative and may be exercised concurrently, independently or successively in any order whatsoever, and as often as the occasion therefor arises. Beneficiary’s taking action pursuant to paragraph 18, receiving proceeds, awards or damages pursuant to paragraph 19, or collecting rents directly or receiving payments through a receiver, shall not impair any right or remedy available to Trustee or Beneficiary under paragraph 21 hereof. Acceleration of maturity of any payment due as permitted under the Asset Purchase Agreement, once claimed hereunder by Beneficiary, may, at the option of Beneficiary, be rescinded to the extent contemplated by the Asset Purchase Agreement by written acknowledgment to that effect by Beneficiary, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of the maturity of the Obligations, except as otherwise provided by law.

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23.                                 Successors and Assigns Bound; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to the benefit of, the respective permitted successors and assigns of Beneficiary and Grantor. References herein to Grantor or Beneficiary are deemed to include such successors and assigns. The captions and headings of the paragraphs of this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

24.                                 Notice. Any notices and other communications under this Deed of Trust shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier and shall be deemed to have been duly given upon hand delivery, delivery by commercial overnight courier to the address specified herein, or three days after deposit in the U.S. mail as provided above, addressed to Grantor or Beneficiary, as the case may be, at the address set out in the first paragraph of this Deed of Trust, with copies to the persons set forth below:

(a)                                  If to Beneficiary a copy shall be sent to (which shall not constitute notice):

Faegre & Benson LLP
1900 Fifteenth Street
Boulder, Colorado 80302
Attention:  G. James Williams, Jr.
Telephone:  (303) 447-7700
Telecopy:  (303) 447-7800

and

H. Hunter White
9800 Walzer Court
Windermere, Florida 34786
Telephone:  (407) 876-8915
Telecopy:  (407) 264-6487

(b)                                 If to Debtor a copy shall be sent to (which shall not constitute notice):

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attention:  Wanda J. Abel, Esq.
Telephone:  (303) 892-7314
Telecopy:  (303) 893-1379

(c)                                  Any party may change its address for notice hereunder by providing written notice in accordance with this paragraph.

25.                                 Governing Law; Severability. This Deed of Trust shall be governed by the substantive laws of the State of Colorado. In the event that any provision or clause of this Deed of Trust conflicts with applicable law or the application thereof under any particular circumstance to any particular person or entity conflicts with applicable law, such conflict shall

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not affect other provisions of this Deed of Trust which can be given effect without the conflicting provisions or the applicability of such provisions to other persons or entities or to such persons or entities under other circumstances and to this end the provisions of the Deed of Trust are declared to be severable.

26.                                 Miscellaneous. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. As used herein the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders as the context may require, and the term “person” shall include an individual, a corporation, an association, a partnership, a trust, a limited liability company, an organization, a government or political subdivision thereof and a governmental agency. Unless varied by this Agreement, all terms used herein which are defined by the UCC shall have the same meanings hereunder as assigned to them by the UCC, as in effect on the date hereof.

27.                                 Waiver of Marshalling. Grantor, any party who consents to this Deed of Trust and any party who now or hereafter acquires a lien on the Collateral and who has actual or constructive notice of this Deed of Trust, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

28.                                 Waiver of Homestead. Grantor hereby waives all right of homestead and any other exemption in the Collateral under state or federal law presently existing or hereafter enacted.

29.                                 Maximum Principal Amount. The maximum principal amount secured by this Deed of Trust within the meaning of C.R.S. § 38-39-106, shall be One Hundred Million Dollars ($100,000,000.00), consisting of a good faith estimate of sums due pursuant to the Asset Purchase Agreement plus interest, attorneys’ fees and costs, and other additional amounts which may be due and payable thereunder, and any amounts which may be disbursed by Beneficiary in accordance with this Deed of Trust and which are not included within the provisions of C.R.S. § 38-39-106(2). Notwithstanding any provision hereof which may be interpreted to the contrary,  the disbursement of any amount is at the sole option and sole discretion of Beneficiary, except as expressly provided in the Asset Purchase Agreement.

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed as of the day and year first above written.

PURE CYCLE CORPORATION
A DELAWARE CORPORATION

By:
Mark W. Harding, President

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STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this           day of                   , 2006, by Mark W. Harding in his capacity as President of PURE CYCLE CORPORATION, a Delaware corporation.

Witness my hand and official seal.

My commission expires:                           .

Notary Public

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SCHEDULE 1
TO
COMBINATION DEED OF TRUST AND PLEDGE AND SECURITY AGREEMENT

[Insert Legal Descriptions of Property corresponding to Pledged Shares – by county]

17

SCHEDULE 2
TO
COMBINATION DEED OF TRUST AND PLEDGE AND SECURITY AGREEMENT

[List Stock Certificates – Stock Certificates listed shall consist first of shares that do not secure farm debt and then shares held by farmers to secure Excluded Indebtedness that secure the least amount of farm debt.]

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SCHEDULE 3
TO
COMBINATION DEED OF TRUST AND PLEDGE AND SECURITY AGREEMENT

Pure Cycle Corporation is a Delaware corporation. Its organizational number with the Delaware Secretary of State is 822906. It has had no prior names.

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EXHIBIT C

LESSEE (TENANT) ESTOPPEL CERTIFICATE

TO:                          Pure Cycle Corporation, and its successors and assigns (the “Buyer”)

RE:                            Property located at [insert address and city], Colorado

The undersigned Tenant acknowledges that Buyer intends to purchase the above listed property, and hereby certifies to Buyer as follows:

1.             Tenant is the tenant under the leases checked below between Lessee and High Plains A&M, LLC (“Landlord”), for the property at the address listed above (the “Leases”):

☐	Farm Lease
☐	Water Share Lease
☐	Gross Pasture Lease

2.             The Leases are in full force and effect and have not been amended, modified or supplemented.

3.             Tenant does not have any options to purchase the above property or any interest therein.

4.             To Tenant’s knowledge, Landlord is not in default under the Leases.

5.             Tenant is not in default under the Leases.

6.             The term of each Lease is set forth below:

Lease	Commencement Date	Expiration Date

Farm
Water Share
Grass Pasture

Tenant has no rights to extend the term of the Leases.

7.             The current rent under each of the Leases is set forth below:

Farm	$	per
Water Share	$	per
Grass Pasture	$	per

Rent and all other charges under the Leases have been paid through the most recent payment period.

8.             The security deposits under the Leases are as follows:

Farm Lease	$
Water Share Lease	$
Grass Pasture Lease	$

9.             Tenant is in sole possession of the above property and has not assigned, sublet, pledged, mortgaged, transferred or otherwise conveyed all or any portion of its interest in such property or the Leases.

Name:
Date:

2

EXHIBIT D

PROPERTY MANAGEMENT AGREEMENT

THIS PROPERTY MANAGEMENT AGREEMENT (this “Agreement”), is made and entered into as of the       day of           , 2006 by and between PURE CYCLE CORPORATION, a Delaware corporation (herein referred to as “Pure Cycle”), and HIGH PLAINS A&M, LLC, a Colorado limited liability company (herein referred to as “Manager”).

RECITALS

A.            Contemporaneously herewith, Pure Cycle has acquired (i) certain property from Manager, including water interests in the Arkansas River and its tributaries represented by real property interests and shares of stock in the Fort Lyon Canal Company and (ii) real property in Otero, Bent and Prowers Counties, Colorado, (together, the “Property”) pursuant to the Asset Purchase Agreement between Pure Cycle and Manager dated May 10, 2006 (the “Acquisition Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Acquisition Agreement.

B.            Pure Cycle desires to engage Manager to manage, maintain and operate the Property, and Manager desires to accept such engagement.

AGREEMENT

In consideration of the mutual covenants, representations, warranties and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT AND AUTHORITY OF MANAGER

1.1           Appointment.

(a)           Pure Cycle hereby appoints Manager as the managing and leasing agent for the Property more fully described in Schedule 2.1 (b) to the Acquisition Agreement, including all legal descriptions and all buildings, structures and other improvements located thereon, and all rights-of-way and similar authorizations, (said items and any personal property including irrigation equipment of Pure Cycle on such Property or in such improvements being herein called the “Premises”), and which is subject to lease arrangements (the “Leases” or a “Lease”) with lessees (the “tenants” or a “tenant”), all of which are set forth on Schedule 1.1 attached hereto, permitting the tenants of the Property to farm the Property, use the Property for grazing and use the Water Rights for irrigation purposes.  Pure Cycle hereby authorizes Manager to exercise such powers with respect to the Premises as may be necessary for the performance of Manager’s obligations under the terms of this Agreement, and Manager accepts such appointment under the terms and conditions hereinafter set forth. It is understood that Manager is only managing the Premises as farm property and is not managing the water and water rights associated therewith except as to the use of the water by the tenant or to the extent necessary in connection with oil and gas activities as described below and except as otherwise provided herein.

(b)           Manager will manage oil and gas exploration, drilling, leasing, remediation and production matters including access, crop damage, rights of the third party to locate production facilities on the Premises, surface easements, use of minor amounts of water consistent with normal exploration, remediation, drilling and production activities, and the like.  Manager will deal with collection of royalties, lease payments and the like in respect of oil and gas matters in the same fashion as it deals with such matters in respect of the leases with tenants, however, rather than the amounts collected from royalties, oil and gas leases or the like being treated as Gross Revenue or Net Revenue, Manager shall remit twenty five percent of the Net Oil and Gas Proceeds to Pure Cycle or its assign (which will be Pure Cycle revenue), and Manager shall retain (or remit to its assignee) seventy five percent of the Net Oil and Gas Proceeds (which will be Manager revenue) (such percentages being the respective interests of the parties in the oil and gas rights of the Premises where another person does not hold an interest in those oil and gas rights).  Net Oil and Gas Proceeds means the gross amount received in respect of Pure Cycle’s and Manager’s interest in the oil and gas rights for the Premises, from oil and gas activities, less: (i) out of pocket costs of Manager in performing these activities; (ii) a fair allocation of the cost of Manager employees (at fully loaded cost) spent on oil and gas activities; (iii) all amounts received which are compensation for damage to the Premises (which shall be remitted to Pure Cycle or the tenant, as appropriate); and (iv) an amount equal to the decrease in lease payments which are paid by tenants due to oil and gas activities (which amounts shall be treated hereunder as though rent paid by a tenant).  Pure Cycle will not unreasonably withhold its consent to agreements with third parties in respect of oil and gas activities.  In other respects the provisions of this Agreement shall apply to oil and gas activities as they apply to farming related lease activities.  However, in the event of an irreconcilable conflict between the terms of this Agreement and the rights of Pure Cycle or Manager under Colorado and Federal law as an owner of an interest in oil and gas resources, the rights under Colorado and Federal law shall prevail.  Manager shall consult with Pure Cycle regarding all material oil and gas matters.

(c)           Manager shall have no right or authority, expressed or implied, to commit or otherwise obligate Pure Cycle in any manner whatsoever except to the extent specifically provided herein.

ARTICLE II

MANAGER’S AGREEMENTS

2.1           General Responsibility.  Manager, on behalf of Pure Cycle, shall implement, or cause to be implemented the decisions of Pure Cycle with respect to the Premises and shall conduct the ordinary and usual business affairs of Pure Cycle with respect to the Premises as

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provided in this Agreement.  Manager agrees to use all reasonable efforts in the management, operation and leasing of the Premises and to comply with such instructions and policies as Pure Cycle may reasonably request.  Pure Cycle agrees the conduct of the farm leasing business as previously conducted by Manager is reasonable.  In making such decisions and decisions as to the terms of the Leases (and amendments, waivers, modifications, non-renewals and terminations thereof), Pure Cycle shall take into account that a reduction in the rent or other economic benefits to the lessor under the Leases for the Premises (an “Adverse Decision”) adversely impacts the amounts received by Manager hereunder and if Pure Cycle makes an Adverse Decision that is not justified by objective business considerations, or makes an Adverse Decision that nevertheless benefits Pure Cycle (such as a rent reduction to a tenant in exchange for other benefit to Pure Cycle), the consideration to Manager under this Agreement shall be adjusted so that Manager does not suffer an adverse economic impact in such consideration.  Pure Cycle shall not terminate, amend, modify, or waive compliance with any term of, any Lease without prior consultation with Manager.

2.2           Independent Contractor.  Manager covenants and agrees to perform the services and assume the obligations and liabilities covered under this Agreement, and Pure Cycle authorizes Manager to perform such services and assume such obligations and liabilities. Manager, in performance of its duties under this Agreement, is an independent contractor, and it is expressly understood and agreed that any payments for Manager’s services hereunder shall be payments by Pure Cycle to Manager as an independent contractor and not as an employee, partner or joint venturer of Pure Cycle.

2.3           Liability for Pure Cycle’s Decisions.  Except to the extent Pure Cycle can show that a decision made by Pure Cycle was made primarily and directly because of inaccurate information provided to it by Manager, Pure Cycle shall bear all responsibility for, and the consequences of, any adverse affect on Pure Cycle as a result of those decisions, including any loss of water rights, shares of Fort Lyon Canal Company, or acceleration of or default under any Excluded Indebtedness.

2.4           Water Management Services.  From time to time, Manager may, but shall have no obligation to, upon Pure Cycle’s written request, assist Pure Cycle in the management of the water and water rights associated with the Premises.  If Pure Cycle requests that Manager provide such services and Manager agrees to provide such services, Pure Cycle shall compensate Manager for such services on a time and materials basis and on such pricing and rate terms as the parties agree.  In addition, Pure Cycle shall reimburse Manager for a portion of the general, administrative or overhead costs of Manager’s office in Las Animas, Colorado (or other office from with such services are provided) based on the percentage of time (on a full time equivalent basis) that Manager’s personnel devote to the provision of water management services hereunder.  Pure Cycle shall reimburse Manager for the time devoted by Manager’s personnel to the provision of water management services hereunder based upon the hourly rates for such personnel established by Manager from time to time as provided above.

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ARTICLE III

MANAGER’S COMPENSATION

3.1           Management Fee.

(a)           All payments by tenants pursuant to the Leases is revenue of Pure Cycle.

(b)           During the Primary Period (as defined below), as compensation for Manager’s services pursuant to this Agreement, Manager shall receive payment equal to all Gross Revenues associated with the Premises remaining after Manager pays the expenses of maintaining and operating the Premises (including reimbursable expenses of Manager to the extent permitted hereunder) as required by the terms of this Agreement (“Net Revenue”).  “Gross Revenues” shall mean the total collections received from the Premises for rental periods during the Term (as defined in Section 7.1), including but not limited to:  all rents paid by any tenants at the Premises; income from operating expense reimbursements; payment for Lease cancellations; proceeds from rental interruption or abatement insurance; property tax or assessments refunds, rebates or returns or other tax or assessment refunds, rebates or returns for taxes paid by Manager hereunder which are not the property of or returnable to the tenant; security deposits applied to the payment of rent after tenant defaults or applied to the Lease for any rent and any other income derived from the utilization or operation of the Premises; refunds, rebates or returns of any other sums paid by Manager from Gross Revenues; and condemnation proceeds to the extent attributable to the loss of rental income.  Gross Revenues shall exclude all other sources of revenue including, but not limited to:  (a) reductions in the security deposits returned to tenants due to damage resulting from tenant misuse of or damage to the Premises; provided, however, that Manager may use the security deposits to repair such damage; and (b) receipts arising out of the sale of assets, settlement of fire losses or liability claims, condemnation proceeds (to the extent not attributable to the loss of rental income) or items of a similar nature.

(c)           During the Extended Period, the Manager shall continue to have expenses which are to be paid from Gross Revenue hereunder, and shall have the direct proportionate (based on time spent on activities hereunder) cost of employees of Manager used to provide the services of Manager hereunder, and the proportionate amount of reasonable rent for the premises used by the employee (which is currently an office in Las Animas, Colorado) paid from Gross Revenue (hence reducing Net Revenue), and shall be deemed for tax and accounting purposes to receive the Net Revenue as a management fee.  However, the Net Revenue shall be applied by Pure Cycle to promptly prepay Excluded Indebtedness (as defined in the Acquisition Agreement).  Pure Cycle will apply such prepayments as near as possible proportionately to all Excluded Indebtedness.  In addition, Pure Cycle shall be deemed to have paid the Seller the Tap Participation Fee for the number of Water Taps determined by multiplying

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the Net Revenue times the Ratio (as defined below) and dividing that number by the result obtained upon multiplying the applicable Tap Participation Fee percentage (10% or 20%) times the then current Rangeview Water Tap Fee, which deemed payment shall have the effect of decreasing the remaining number of Water Taps subject to the Tap Participation Fee deemed to have been paid.  The reduction shall be applied to the last Tap Participation Fees owing and shall not delay the payment of any other Tap Participation Fee.  The Ratio shall be equal to the lesser of (i) the Fifth Year Purchase Consideration (as defined in the Acquisition Agreement) divided by  $50,000,000 or (ii) one.

ARTICLE IV

SERVICES OF MANAGER

4.1           For Pure Cycle’s Account; Standards.  The services of Manager in performing its duties and providing services pursuant to this Agreement shall be for the account of Pure Cycle.  Manager shall manage the leasing of and lease the Premises in a manner normally associated with the management as lessor of farm and agricultural operations, which shall include taking those actions a lessor would normally take to cause a tenant to maintain the Premises in a safe, operable condition comparable to similar properties in the area unless otherwise directed by Pure Cycle.  Manager shall also act with reasonable prudence and care with respect to the proper protection of and accounting for Pure Cycle’s assets in respect to the Premises of which Manager or a tenant is in possession or which are subject to the control and management of Manager pursuant to the terms of this Agreement.  Except as agreed to pursuant to Section 2.4, Manager is not managing or maintaining any aspect of the Premises dealing with water or the water system, or enhancements, reuse enhancements, monitoring of water rights, quantities, qualities or usage, or other matters related to water and water rights.

4.2           Financial Reports And Records.  Manager shall maintain separate, complete and accurate books and records for the leasing activities to farmers at the Premises..  Manager need not make any decisions of an accounting nature, and shall merely: (i) record receipts and disbursements concerning the Premises; and (ii) maintain asset listings as required to allow Pure Cycle to apply expense, depreciation, amortization and similar records. Pure Cycle shall be responsible for all determinations of write downs or write offs of assets.  Manager shall not decide the expense, depreciation or amortization treatment or period of any asset or expenditure. Manager need not maintain such books and records in accordance with the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) unless Pure Cycle pays all the direct and indirect costs of doing so.  All books and records shall be maintained for the duration of the Agreement and be returned to Pure Cycle at the expiration or termination of this Agreement.  Manager shall insure that controls over financial reporting and significant processes are properly designed as to Manager’s activities hereunder to capture and report all receipts and disbursements, and additions to assets and removal of assets, owned by Pure Cycle and for which Manager conducted the addition or removal. ..Within twenty (20) days of each calendar month end, Manager shall prepare and provide to Pure Cycle, in a format agreed upon by both parties, the Standard Reports as detailed under Exhibit A attached hereto (the “Standard Reports”).  The Standard Reports may be changed from time to time by mutual agreement of the parties. Manager shall provide, at Pure

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Cycle’s cost and expense, special “customized” reports, which Pure Cycle may reasonably request in writing from Manager.  Within thirty (30) days of receipt of a request by Pure Cycle for a customized report, Manager shall respond by written proposal showing the proposed format of such report and Manager’s cost (including those of any third party service providers or vendors) to produce the report.  Pure Cycle or its representatives may conduct examinations, during normal business hours and upon prior notice, which may be given verbally, of the books and records maintained for Pure Cycle by Manager.  Pure Cycle or its representatives also may perform any and all additional tests or procedures relating to Manager’s activities, either at the Premises or at the office of Manager; provided such tests or procedures are related to those activities performed by Manager for Pure Cycle.  Any and all such tests and procedures shall be at the sole expense of Pure Cycle except if the results of such tests and procedures reveal a more than five percent (5%) over or understatement in receipts or a more than five percent (5%) over or understatement of disbursements or material violations of the terms of this Agreement, in which case the reasonable cost of such tests and procedures and any additional tests and procedures required to confirm Manager has remedied such practices or violations shall be borne exclusively by Manager.

4.3           Bank Accounts.  Manager shall open and maintain separate bank accounts in such bank or banks as may be approved from time to time by Pure Cycle at Pure Cycle’s expense, in Manager’s name as “Manager for Pure Cycle” (the “Operating Accounts”).  If any Gross Revenue is received in a form other than cash or other payment that may be deposited into the Operating Account, such Gross Revenue is deemed deposited into an “Other Account”.  All transactions relating to the Premises involving cash, including all rents and other funds collected from operational activities of the Premises and all expenses related to the operations of the Premises, shall be transacted through the Operating Accounts.  The Operating Accounts shall not be commingled with the funds of Manager or any third party.  In accordance with Section 4.2 above, all Operating Accounts shall be reconciled at least monthly and such reconciliations provided to Pure Cycle.  At the end of each calendar month, upon proper closing of the books and records of the Premises, the Manager shall be paid the Net Revenue as its management fee pursuant to Article III from the Operating Accounts and the Other Accounts and may withdraw all expense amounts properly reimbursable to Manager as provided herein from the Operating Account and Other Account.  Except in the event of a material default by Manager under the terms of this Agreement, the Acquisition Agreement, the Registration Rights Agreement or the Seller Pledge Agreement that remains uncured thirty (30) days after receiving notice thereof from Pure Cycle or upon the occurrence of a Bankruptcy Event, Pure Cycle may not withdraw any amounts from the Operating Account or the Other Account without Manager’s approval.

4.4           Employment of Personnel.

(a)           Manager shall have the duty to hire, pay, supervise and discharge the personnel necessary to perform its obligations hereunder in the manner in which it has generally devoted to leasing activities for the Premises in the past.  Such personnel shall in every instance be employees of Manager and not of Pure Cycle.  Manager shall be responsible for the compensation and fringe benefits for such employees and for all payroll taxes, F.I.C.A. and similar items with respect to such employees.  Manager shall obtain and maintain throughout the term of this Agreement worker’s compensation insurance covering all employees of Manager

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to provide statutory benefits as required by law.  Manager shall directly control the time and manner of the work and services to be performed by the employees of Manager and Manager shall comply with all applicable federal, state and local laws, ordinances and regulations applicable to such employees.  Manager shall make all necessary payroll deductions for disability and unemployment insurance, social security, withholding taxes and other applicable taxes, and prepare, maintain and file all necessary reports with respect to such taxes or deductions, and all other necessary statements and reports pertaining to its employees.

(b)           Notwithstanding the foregoing, Manager shall have the right to engage independent contractors and/or agents to perform the services required hereunder.  If Manager elects to engage any such third parties, Manager shall cause such third parties to comply with this Section 4.4 to the extent applicable.

(c)           During the Primary Period, no general administrative or overhead costs of Manager’s office shall be charged to Pure Cycle.

(d)           During the Extended Period, no general, administrative or overhead costs of Manager’s office shall be charged to Pure Cycle other than (i) a proportionate amount of office charges as provided herein and (ii) the direct cost (including the costs under Section 4.4(a) and (b)) of personnel and contractors utilized to conduct the activities of Manager hereunder.   Costs of Manager’s general liability insurance and income taxes shall not be charged to Pure Cycle.  Costs of special insurance (including premiums) required by Pure Cycle attributable to Manager’s activities hereunder shall be charged to Pure Cycle.  Salaries of Manager’s personnel (proportionalized to the amount of work performed hereunder), and direct out of pocket expenses for all activities hereunder, shall be passed through to Pure Cycle.  Provided, however, that in no case may Manager make any claim against Pure Cycle out of any funds of Pure Cycle other than the Operating Account and Other Account except for: (i) claims under the indemnification provisions hereof and (ii) claims in an amount equal to any amounts withdrawn at any time by Pure Cycle in violation of the terms of this Agreement from the Operating Account or the Other Account.

4.5           Collection Of Rents And Other Income.  Manager shall use diligent efforts to timely collect all rents and other charges that may become due from any tenant or from others in connection with the use of the Premises.  All monies so collected shall be deposited in the Operating Account.  Manager will not engage in any activities related to the reduction, return, refund or rebate of any taxes or similar charges, such as income tax, based on the income of Pure Cycle.

4.6           Lease Defaults.  The Manager may, with prior Pure Cycle approval (which shall not be unreasonably withheld), employ counsel and/or collection agencies to enforce any right or remedy against any tenant who is in default in the performance of its obligation under its Lease.  The cost of such counsel and collection agencies will be paid from Gross Revenues.

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4.7           Termination of Lease.  Manager may prepare, sign and serve in the name of Pure Cycle, such notices as are necessary and appropriate to evict tenants and recover rents and other sums due and, when expedient in Pure Cycle’s judgment (which shall be reasonable), to settle, compromise and release such actions or suits or reinstate such tenancies, provided, however, that the engagement of counsel or any other representative to appear in a court of law or before any government agency on behalf of Pure Cycle, as owner of the Property, shall first be approved in writing by Pure Cycle, which approval shall not be unreasonably denied.  Expenses actually incurred by Manager in bringing such approved suit or proceeding will be paid from the Operating Accounts or Other Account.  Manager shall not “write off” or forgive any delinquent accounts without the prior approval of Pure Cycle.  Whenever Manager deems it necessary to write off a delinquent account, Manager shall provide Pure Cycle with the information set forth in Exhibit B attached hereto.

4.8           Maintenance, Repairs, Alterations.  Manager shall take reasonable steps to attempt to ensure the tenants conduct maintenance, repairs and alterations in accordance with their Lease, to the extent applicable.

4.9           Compliance With Laws.  Manager shall not in the performance of its services hereunder violate any federal, state, municipal or other governmental law, ordinance, rule or regulation; provided, however that immaterial violations shall not be considered events of default hereunder.  Manager shall promptly notify Pure Cycle of any known violation of any federal, state, municipal or other governmental law, ordinance, rule or regulation due to the structure or condition of the Premises or the use made thereof by any tenant, occupant or employee or otherwise related to the Premises; provided, however, that failure to give notice of immaterial violations shall not be considered an event of default hereunder.

4.10         Compliance With Applicable Agreements.  Manager shall not in performance of its services hereunder violate, and shall comply in all material respects with the terms of any ground Lease, space Lease, mortgage, deed of trust or other security instrument binding on or affecting any of the Premises, provided that true and complete copies of such documents have been delivered to Manager or Pure Cycle has otherwise disclosed such terms to Manager in writing.  Pure Cycle’s obligation to deliver and disclose such documents and terms shall not apply to any such instrument in effect as of the date of the Acquisition Agreement.  In the event of a conflict between the terms of any such document and the terms of this Agreement, Manager shall not take any action except to promptly notify Pure Cycle and await Pure Cycle’s written instructions.

4.11         Notification Of Litigation.  If Manager shall be apprised of any claim, demand, suit or other legal proceeding made or instituted against Pure Cycle on account of any matter connected with the Premises, then Manager shall immediately notify Pure Cycle thereof and give Pure Cycle all information in its possession in respect thereof, and shall assist and cooperate with Pure Cycle, at Pure Cycle’s expense, in all reasonable respects in the defense of any such suit or other legal proceeding.

4.12         Leasing.  Manager may select a licensed real estate broker to offer for Pure Cycle’s account, for rental, all Premises that are available for lease.  Manager is authorized to advertise the Premises, to prepare and secure marketing plans, descriptive material and other

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forms of advertising, and to advertise to brokers who shall be paid from the Operating Account in accordance with a commission or brokerage agreement entered into by Manager prior to the leasing of any such Premises.

(a)           All inquiries concerning Leases, renewals, expansions, extensions or continuations of tenancy, for property in the Premises or any part thereof, shall be referred to the Manager.  Manager will provide Pure Cycle with annual reports of all property available for leasing and subleasing and will provide Pure Cycle with more frequent updates upon Pure Cycle’s request.

(b)           Without the prior written consent of Pure Cycle (which shall not be unreasonably withheld if Manager requests such consent be granted), no Lease will be entered into for property in the Premises that does not comply with the Leasing Parameters (defined below).  Upon execution by any tenant of any new Lease, Lease modification, Lease renewal, etc., Manager shall forward all documents related thereto to Pure Cycle for approval and execution.  Such Leases, if accepted by Pure Cycle (which acceptance shall not be unreasonably withheld if Manager requests such consent be granted), shall be executed and returned to Manager within five (5) business days (excluding national holidays and weekends) of receipt.  If such Leases are rejected, Pure Cycle shall reject it and inform Manager of the reasons for rejecting it within five (5) business days of receipt.  If Pure Cycle does not notify Manager of Pure Cycle’s acceptance of such Leases within said five (5) business day period, they will be deemed rejected.

(c)           Parameters:  The Leasing Parameters, attached hereto as Exhibit B (the “Leasing Parameters”), may, from time to time, be changed and/or amended by Pure Cycle in the exercise of its reasonable business judgment after consultation with the Manager, upon written notice to Manager.  Leases within the Leasing Parameters shall be drawn by Manager on the lease form which is typical of similar leases used for similar property in the area of the Premises and approved by Pure Cycle.  All other Leases shall be negotiated on a case-by-case basis with the cooperation and involvement of both Pure Cycle and Manager but in all events subject to Pure Cycle’s prior approval.  The Adverse Decision provisions of Section 2.1 apply to Pure Cycle’s decisions under this Section.

ARTICLE V

INSURANCE

5.1           Manager’s Insurance.  Unless Pure Cycle advises Manager in writing that it is maintaining such insurance on its own behalf, Manager, at Pure Cycle’s expense (other than the expense of insurance on farm equipment (or a fair allocation in respect of farm equipment of total insurance expense if the cost of insurance on farm equipment is not separately broken out by the insurer), which shall be paid from Gross Revenue), shall use its best efforts to maintain (a) fire and extended coverage and machinery insurance insuring against physical damage to any of the Premises in amounts sufficient to replace any damaged structures, improvements,

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irrigation equipment or other personal property owned by Pure Cycle on the Premises (Manager may satisfy this obligation by having tenants maintain such insurance); and, (b) comprehensive general liability insurance insuring against loss, damage or injury to property or persons which might arise out of the occupancy, management, operation, leasing or maintenance of the Premises with bodily injury of no less than One Million Dollars ($1,000,000) per person and property damage not less than One Million Dollars ($1,000,000) per occurrence.  Such insurance shall be maintained in Pure Cycle’s name except to the extent maintained by tenants, in which case Manager shall name, or cause to be named, Pure Cycle as an additional insured on all policies of fire, liability and other forms of insurance with respect to the Water Rights, Property, and/or Premises.  Manager shall secure and maintain with one or more insurance companies, at Manager’s expense, worker’s compensation and employer’s liability insurance (provided, that employer’s liability insurance is only required if similar companies in the area typically have such insurance) covering all employees of Manager in accordance with state law.  Manager shall furnish satisfactory evidence of the foregoing insurance to Pure Cycle.  All insurance policies shall be cancelable only upon thirty (30) days prior written notice to Pure Cycle.  Manager shall be responsible for maintaining such general liability and automobile liability insurance as it deems necessary for its business operations, including its operations pursuant to this Agreement.  Pure Cycle shall not be responsible for (i) such expenses either directly or out of Gross Revenues, or (ii) any loss due to Manager’s failure to maintain adequate levels of such insurance.

5.2           Certificates of Insurance.  Manager shall provide to Pure Cycle a certificate evidencing the workers’ compensation, general liability, errors and omissions and automobile insurance coverage that Manager has in effect upon written request.

5.3           Tenant Liability Insurance.  Manager shall use its best efforts to collect and maintain evidence of all insurance required of tenants under Leases of the Premises.

ARTICLE VI

TAXES

6.1           Real Property, Ad Valorem Or Other Taxes.  Manager shall pay on Pure Cycle’s behalf any and all real property, ad valorem or other taxes and assessments, other than water assessments or state or federal income taxes levied against any or all of the Premises.  The cost thereof shall be borne and paid by Manager from the Operating Account.  At Pure Cycle’s written request and expense, Manager will retain an independent property tax consultant to negotiate the property value to obtain the most favorable assessments.  However, if a special tax or assessment is for a governmental or quasi-governmental improvement where the useful life of the improvement is more than twice the special tax or assessment period in respect of such improvement, and the useful life of the improvement is less than the actual term of this Agreement, the Manager and Pure Cycle shall agree on a reasonable adjustment in the amount of the special tax or assessment to be paid from the Operating Account or Other Account, and the amount to be paid at the expense of Pure Cycle, taking into account the portion of the useful life of the improvement that falls within and without the term of this Agreement.  However, no such pro ration shall be done unless the aggregate amount of such special taxes or assessments is reasonably expected to exceed $50,000.

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ARTICLE VII

TERM AND TERMINATION

7.1           Term.  This Primary Period of this Agreement shall commence on the later of (i) the date first set forth above or (ii) on the day title to the Property is conveyed to Pure Cycle (the “Commencement Date”) and shall continue for a period of five (5) years (the “Primary Period”).  If at the end of the Primary Period the Fifth Year Purchase Consideration is less than $50,000,000, then the term of this Agreement shall continue after the Primary Period until the earlier of (i) sixty days after the time the Excluded Indebtedness is paid in full or (ii) September 23, 2014 (the “Extended Period”).  During the Extended Period, the Manager may terminate this Agreement upon one hundred twenty (120) days advance notice to Pure Cycle.  After the Term this Agreement may be renewed on a continuing basis for successive one-year periods if mutually agreed by the Manager and Pure Cycle.  The Primary Period and, if applicable, the Extended Period, constitute the “Term”.

7.2           Termination By Sale.  Anytime that Pure Cycle shall sell, transfer or convey title to all or substantially all of the Premises, Pure Cycle shall make adequate arrangements so that this Agreement is binding on the transferee as to the transferred portion of the Premises.  The Parties prefer that be done by Manager and the transferee entering into a new, separate, agreement on substantially the terms hereof.  However, Manager may elect in writing not to have this Agreement binding upon any transferee or otherwise apply to transferred Premises.

7.3           Termination By Default.  Notwithstanding anything to the contrary set forth herein, in the event Pure Cycle or Manager shall default with respect to any material covenant, term or provision of this Agreement or the Acquisition Agreement, which default does not constitute Cause as defined in Section 7.4 below, and the same shall not be cured or corrected within thirty (30) days following the receipt of the written notice from the non-defaulting party specifying the nature of such default, then the party not in default may terminate this Agreement.

7.4           Termination For Cause.  Upon the occurrence of an event constituting “Cause,” the other party may immediately terminate this Agreement upon notice to the other party.  For purposes of this Agreement “Cause” shall mean the occurrence of any of the following:

(a)           A party becoming subject to a Bankruptcy Event.

(b)           With respect to Manager, if Pure Cycle, acting reasonably, shall determine or have good faith reason to believe, that Manager has misappropriated funds, engaged in an act of fraud, or Manager has been charged or convicted of any illegal act constituting a felony; provided, however, that Manager’s having been charged, but not convicted, of a felony will not constitute an event of default.

7.5           Termination Without Cause.  In addition to any other rights to terminate that Pure Cycle may have hereunder, after the Term may terminate this Agreement for any reason or for no reason, and no reason need be given, by delivering notice of such election to terminate to Manager not less than sixty (60) days prior to the effective date of such termination.

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7.6           Manager’s Obligations After Termination.  Immediately upon the termination of this Agreement, Manager shall:

(a)           Manager shall deliver to Pure Cycle, or such other person or persons designated by Pure Cycle, all books and records of the Premises (provided Manager may keep copies thereof at Manager’s own expense), all funds in the possession of Manager belonging to Pure Cycle which are not management fees to Manager (other than reasonable reserves which shall remain in the Operating Account to reconcile any amounts owed Manager as expense reimbursement), and all keys or combinations to locks then in Manager’s possession;

(b)           At Pure Cycle’s expense, assign, transfer or convey to such person or persons as may be designated by Pure Cycle, all service contracts and personal property relating to or used in the operation and maintenance of the Premises, except any personal property which was paid for and is owned by Manager or is owned by a tenant of the Premises, and provided that where Manager is signatory to a vendor service contract, Manager shall have the right to terminate said service contract in accordance with the terms thereof; and

(c)           At Pure Cycle’s expense cooperate in the transition to new management of the Premises by participating in such meetings, document review, and other transition activities as and to the extent reasonably requested by Pure Cycle.

Manager’s obligations hereunder shall survive the termination or expiration of this Agreement for a period of 12 months.

7.7           Final Accounting.

(a)           Manager shall, within thirty (30) days after the date of expiration or termination of this Agreement, deliver to Pure Cycle the following (however, Manager at its own expense may keep copies thereof for its own purpose):

(i)            All Standard Reports, as of the date of expiration or termination of this Agreement;

(ii)           Any balance of monies or deposits in the Operating Account or Other Account of Pure Cycle then held by Manager except to the extent such holdings represent Net Revenue payable to Manager; and

(iii)          All executed Leases, receipts for security deposits, insurance policies, unpaid bills, correspondence and other documents, books and records which are the property of Pure Cycle in the possession of Manager.

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(b)           Pure Cycle shall have ninety (90) days from the date Manager delivers the foregoing to Pure Cycle within which to deliver to Manager a written statement approving or disapproving, as the case may be, the foregoing as:

(i)            A correct accounting of the financial condition, income and expenses of the Premises;

(ii)           The correct balance of monies of Pure Cycle then held by Manager; and

(iii)          Receipt of all executed Leases, receipts of deposits, insurance policies, unpaid bills, correspondence and other documents, books and records which are the property of Pure Cycle.

In the event of a disapproval, Pure Cycle shall set forth in reasonable detail why such approval cannot be given, including any inaccuracy in said accounting.

ARTICLE VIII

INDEMNIFICATION

8.1           Indemnification by Pure Cycle.  Pure Cycle agrees to indemnify and hold harmless Manager from and against any loss, cost, liability or expense (including reasonable attorneys’ fees) reasonably incurred by Manager (and its owners, managers or employees), including, without limitation, both third-party and direct claims, arising out of or caused by (a) Pure Cycle’s failure to comply with or perform its obligations set forth in this Agreement (b) the negligence, willful misconduct, wrongdoing or fraud of Pure Cycle, its officers, directors, employees or agents (other than Manager) or (c) arising primarily as a result of Manager following instructions of Pure Cycle given under this Agreement.  Pure Cycle agrees to defend promptly and diligently, at Pure Cycle’s sole expense, any claim, action or proceeding brought against Manager (and it owners, managers or employees) and/or Manager and Pure Cycle, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Manager (and it owners, managers or employees) from any judgment, loss or settlement on account thereof.  The indemnity herein set forth is for the sole and exclusive benefit of Manager (and it owners, managers or employees)  and is not assignable to, nor shall inure to the benefit of, by subrogation or otherwise, any third party, including but not limited to, any party providing insurance coverage to either Pure Cycle or Manager.

8.2           Indemnification by Manager.  Manager agrees to indemnify and hold harmless Pure Cycle (and its employees and directors) from and against any loss, cost, liability or expense (including reasonable attorneys’ fees) reasonably incurred by Pure Cycle (and its employees and directors), including without limitation, both third-party and direct claims, arising out of or caused by (a) Manager’s failure to comply with or perform its obligations set forth in this Agreement, or (b) the negligence, willful misconduct, wrongdoing or fraud of Manager, its managers, employees or agents.

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8.3           Third Party Claim Indemnification Procedures.  The parties shall follow the procedures set forth in Section 8.7 of the Acquisition Agreement for indemnification for claims brought by third parties.

8.4           Insurance.  The amount of any indemnification claim under this Article VIII shall be reduced by the amount of insurance proceeds recovered by the indemnified party after reasonable efforts to collect such amounts.

ARTICLE IX

MISCELLANEOUS

9.1           Notices.  All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier and shall be deemed to have been duly given upon hand delivery, delivery by commercial overnight courier to the address specified below, or three days after deposit in the U.S. mail as provided above, addressed as follows:

(a)           If to Manager:

High Plains A & M, LLC

333 W. Hampden Avenue

Suite 810

Englewood, CO 80110

Attention: Mark Campbell

Telephone:            (303) 534-1040

Telecopy:              (303) 534-6700

with a copy to (which shall not constitute notice):

H. Hunter White

9800 Walzer Court

Windermere, FL 34786

Telephone:            (407) 876-8915

Telecopy:              (407) 264-6487

and to:

Robert Bruce

Lawlis & Brice PC

1875 Lawrence Street, Suite 750

Denver, Colorado  80202

Telephone:            (303) 573-5498

Telecopy:              (303) 573-5537

and

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(b)           If to Pure Cycle or Mark W. Harding:

Pure Cycle Corporation

8451 Delaware Street

Thornton, Colorado  80260

Attention:              President

Telephone:            (303) 292-3456

Telecopy:              (303) 292-3475

with a copy to (which shall not constitute notice):

Davis, Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado  80202

Attention:              Wanda J. Abel, Esq.

Telephone:            (303) 892-7314

Telecopy:              (303) 893-1379

(c)           To such other address as to which notice is provided in accordance with this Section.

9.2           Assignments.  This Agreement and all rights hereunder shall not be assignable by Manager without prior written approval of Pure Cycle, which may be withheld or granted in Pure Cycle’s sole discretion.  Subject to the foregoing limitations on assignments, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Whenever in this Agreement a reference is made to any of the parties hereto, such reference shall be deemed to include a reference to the successors and assigns of such parties.

9.3           Consent And Approvals.  Pure Cycle’s consents or approvals may be given only by representatives of Pure Cycle from time to time designated in writing by the President of Pure Cycle.

9.4           Marketing Materials.  All marketing materials shall be subject to Pure Cycle’s consent and approval, not to be unreasonably withheld.

9.5           Interpretation; Governing Law.  This Agreement shall be construed as though prepared by all parties hereto and shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted.  This Agreement shall be construed and governed by the laws of the State of Colorado (without giving effect to its principles of conflicts of laws).  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against the applicable party in the courts of the State of Colorado located in the City and County of Denver, Colorado, or, if it has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world,

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whether within or without the State of Colorado and may also be served upon any party in the manner provided for giving notices to it in Section 9.1 above.

9.6           Construction.

(a)           The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(b)           Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

(c)           Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

(d)           The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

9.7           Third-Party Beneficiaries.  Each party hereto intends that this Agreement shall not benefit nor confer any rights or remedies on any Person other than the parties hereto, the persons named as indemnified persons in Article VIII, and their respective heirs, successors, assigns and legal representatives.

9.8           Entire Agreement; Modifications.  This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof.  All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

9.9           Headings.  The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

9.10         Counterparts.  This Agreement may be executed in one or more counterparts, in original or by facsimile, any of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

9.11         Attorneys Fees.  If litigation is brought to enforce or interpret or is maintained to defend any provision contained herein, the court shall award reasonable attorneys’ fees and disbursements to the prevailing party as determined by the court.

9.12         Pure Cycle’s Expense.   When the phrase “at Pure Cycle’s expense” or a similar phrase is used herein, it means that during the Term such amounts will be paid by Pure Cycle from funds other than funds in the Operating Account or Other Account.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

PURE CYCLE CORPORATION, a Delaware corporation

By:
Mark W. Harding, President

HIGH PLAINS A&M, LLC, a Colorado limited liability company

By:
Name:
Title:

17

EXHIBIT A

STANDARD REPORTS

In accord with Article IV, Section 4.2 and as further detailed below, Manager shall prepare and submit to Pure Cycle the following reports:

I.              Accounting

Property Cash Flow Report - monthly

Purchases Journal (backup of expenses) - monthly

Balance Sheet - monthly

Reconciled Bank Statements - monthly

Aged Accounts Receivables Report, reconciled to the receivables subsidiary ledger — monthly

Aged Accounts Payables Report, reconcilable to the payables subsidiary ledger - monthly

General Ledger / Trial Balance - quarterly

II.            Property Management

Rent Roll Report — monthly

Physical Property Condition Update Report — monthly

Operating Expense Budgets — annually

Vacancy Report — monthly

A-1

EXHIBIT B

APPROVED INCOME WRITE OFF FORM

RENT CONCESSION AND “WRITE-OFF”
OF DELINQUENT RENT OR OTHER RECEIVABLES

TENANT:

ADDRESS:

MONTHLY PAYMENT:
	$	(RENT)
	$	(MAINTENANCE)
	$	(INSURANCE)
	$	(TAXES)
	$	(OTHER)
TOTAL PAYMENT:	$

AMOUNT TO WRITE OFF:	$

REPRESENTED BY:

REASON FOR WRITE-OFF:

DATE:

REQUESTED BY:

APPROVED:
REPRESENTATIVE OF MANAGER

APPROVED:
REPRESENTATIVE OF PURE CYCLE

B-1

EXHIBIT C

LEASING PARAMETERS

1.                                       All future Leases (including expansions, extensions, assignments and amendments) shall be in Pure Cycle’s name and executed by Pure Cycle.

2.                                       Manager shall negotiate all Leases to provide Pure Cycle with the most favorable terms and conditions possible.  Manager shall use all reasonable efforts to avoid concessions.

3.                                       No existing Lease shall be cancelled, modified, assigned, sublet or altered in any respect without Pure Cycle’s written approval, which approval shall be governed by the standards in the body of the Agreement.

4.                                       The first month’s rent and any security deposit is to be collected upon tenant’s execution of each Lease unless otherwise specifically approved by Pure Cycle.  All advance rents and security deposits are to be immediately deposited in the Operating Account.

5.                                       All Leases shall be negotiated on a case-by-case basis with the cooperation and involvement of both Pure Cycle and Manager, but in all events subject to Pure Cycle’s prior approval, which approval shall be governed by the standards in the body of the Agreement.  Use of lease forms or any changes, additions or deletions in any standard lease form are subject to Pure Cycle’s approval , which approval shall be governed by the standards in the body of the Agreement.

6.                                       Any new Lease, or renewal, or expansion, or modification of a Lease which requires the expenditure of funds to refurbish, rehabilitate, remodel or otherwise prepare the lease premises must be submitted, along with the estimated costs for such work, to Pure Cycle for approval prior to execution of the Lease, which approval shall be governed by the standards in the body of the Agreement.

7.                                       Any Lease not complying with all of the foregoing conditions shall require Pure Cycle’s approval prior to final submission to any tenant for execution, which approval shall be governed by the standards in the body of the Agreement.

8.                                       Whenever these parameters require advance Pure Cycle approval for Manager to consummate a lease transaction, such approval shall be deemed denied after five (5) business days (excludes national holidays and weekends) unless Pure Cycle specifically grants approval to Manager within five (5) business days.  Such approvals or denials may be verbal or written.

The foregoing parameters may from time to time be amended, changed or deleted from the Agreement but any such amendments change, or deletion shall only be effected in compliance with the standards in the body of the Agreement.

C-1

EXHIBIT E

LENDER ESTOPPEL CERTIFICATE

TO:         Pure Cycle Corporation, and its successors and assigns (the “Buyer”)

RE:         Property located at [insert address and city], Colorado

The undersigned Lender acknowledges that Buyer intends to purchase the above listed property, and hereby certifies to Buyer as follows:

1.             Lender is the beneficiary under a deed of trust dated                       , from High Plains A&M, LLC (“Debtor”), and encumbering the property at the address listed above (the “Deed of Trust”). Lender hereby authorizes and approves the transfer of the property encumbered by the Deed of Trust from Debtor to Buyer.

2.             The Deed of Trust secures a note from Debtor to Lender dated                        in the original principal amount of $                               (the “Note”).

3.             Debtor is not in default under the Note, the Deed of Trust or any other obligation secured by the Deed of Trust.

4.             Monthly payments of principal and interest under the Note are due and payable on the             day of each month in the amount of $                    . As of the date hereof, the outstanding principal due under the Note is $                      . The maturity date of the Note is                       .

5.             The address for payments under the Note is:

6.             Lender covenants to Buyer that, prior to taking any action to enforce the Deed of Trust against the above property for a default by Debtor of any of its obligations secured by the Deed of Trust, Lender shall give Buyer thirty (30) days prior written notice at the address listed below of such default and an opportunity to cure. Lender agrees to accept any cure of a Debtor breach by Buyer, provided that Lender acknowledges that Buyer has no obligation to make such cure. Buyer’s notice address:

Pure Cycle Corporation

8451 Delaware Street

Thornton, Colorado 80260

Attention:  President

7.             [To be inserted only for Lenders holding FLCC Shares to be pledged by Pure

Cycle]. Buyer has granted Debtor a junior security interest in the shares of Fort Lyon Canal Company held by Lender. Lender agrees it is also holding the Fort Lyon Canal Company stock certificates for the benefit of Debtor and will not return the stock certificates to Pure Cycle, but rather will send them to Debtor at 333 W. Hampton Avenue, Suite 810, Englewood, Colorado, 80110, Attn. Mark Campbell (or another address given to Lender by Buyer and Debtor) unless Debtor has sent Lender a letter to send them to Buyer.

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Lender hereby certifies and agrees to the foregoing as of the date written below.

Name:

Date:

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EXHIBIT F

NONSOLICITATION AGREEMENT

THIS NONSOLICITATION AGREEMENT is entered into effective as of the         day of                      , 2006, by and between Pure Cycle Corporation, a Delaware Corporation (“Pure Cycle”), and [H. Hunter White, III/Mark D. Campbell/M. Walker Baus] (the “Equity Holder”).

RECITALS

A.            Pure Cycle and High Plains A & M, LLC, a Colorado limited liability company (“Seller”), entered into an Asset Purchase Agreement dated as of May 10, 2006 (the “Purchase Agreement”), pursuant to which Pure Cycle agreed to purchase certain water interests in the Arkansas River and its tributaries represented by real property interests and shares of stock in the Fort Lyon Canal Company. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

B.            The Equity Holder is a manager and member of Seller.

C.            The obligations of each of Seller and Pure Cycle to effect the transactions contemplated by the Purchase Agreement are subject to fulfillment at or prior to the Closing Date of several conditions, one of which is that the Equity Holder and the other owners of Seller enter into a nonsolicitation agreement substantially in the form of this Agreement. In order to induce Pure Cycle to effect the transactions contemplated by the Purchase Agreement, the Equity Holder has agreed to enter into and deliver to Pure Cycle this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Term. This Agreement shall be effective from the date first set forth above until the earlier of (a) the third anniversary date of this Agreement or (b) the occurrence of an Event of Default (as defined below) (the “Term”). As used in this Agreement, “Event of Default” means Pure Cycle’s failure to perform its obligations under (i) Sections 2.3, 2.5, 8.11, 8.15, 8.16, 8.17, 8.19 and 8.19 of the Purchase Agreement, (ii) the Registration Rights Agreement, (iii) the Property Management Agreement, or (iv) the Pure Cycle Pledge Agreement, in each case in accordance with the terms thereof. If an Event of Default occurs and Pure Cycle has not cured such Event of Default to High Plains’s reasonable satisfaction within thirty (30) days after receiving notice thereof from High Plains, this Agreement shall automatically terminate and be of no further force or effect, provided, however, that if such Event of Default results in whole or in part from the occurrence of a Bankruptcy Event affecting Pure Cycle, this Agreement shall terminate immediately without notice or opportunity to cure.

2.             Covenant Not To Compete.

(a)           In order to assure Pure Cycle the complete benefit of the ownership of the Assets, the Equity Holder agrees that during the Term, he shall not work as an employee, director, or independent contractor or become an investor or owner in or lender to any Person engaged in a Competing Business in the Territory. A “Competing Business” shall mean the sale, lease, supply or other distribution of water, water services or wastewater services on a wholesale or retail basis to any Person within the State of Colorado in the following counties:  Denver, Arapahoe, Douglas, Adams, Otero, Bent, Prowers, Jefferson, Elbert, El Paso, Pueblo, Washington, Weld, Lincoln, Kit Carson, Cheyenne, and Kiowa (the “Territory”).

(b)           Notwithstanding the foregoing, a Competing Business, whether within or outside the Territory, does not include:

(i)            the Equity Holder’s ownership interest in Seller or Pure Cycle or any Affiliate of Seller or Pure Cycle;

(ii)           the Equity Holder’s owning, acquiring or holding any issue of stock or securities of any Person that has any securities listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc., provided that the Equity Holder does not own or hold more than five percent (5%) of any class of voting securities of any such Person;

(iii)          serving as an employee, director, or independent contractor of any Person engaged in a Competing Business, provided that the Equity Holder does not provide any consulting, management, employment or other services to such Person with respect to the Territory;

(iv)          investing in or owning any properties or interests, directly or indirectly, constituting a Competing Business, provided that (A) the acquisition relates to properties and interests that are both within and outside of the Territory, and (B) the properties and interests within the Territory represent twenty-five percent (25%) or less of the properties or interests so acquired, in terms of allocated fair market value of the aggregate cost of such acquisition;

(v)           the purchase, sale, exchange or other conveyance of water in connection with a real estate development in which the Equity Holder, the Seller, or any Affiliates of the Equity Holder or Seller, individually or in the aggregate, owns at least a twenty percent (20%) interest;

(vi)          the sale or lease of land for purposes of storing water;

(vii)         any action taken, in the Territory, by the Equity Holder, Seller or their successors or assigns pursuant to the Purchase Agreement (or exhibits thereto), including the foreclosure on any assets pledged by Pure Cycle to Seller and any subsequent sale, purchase, use, holding or lease thereof;

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(viii)        the sale, lease, use, supply or other distribution of the water rights set forth on Schedule 1 attached hereto; or

(ix)           any action taken by the Equity Holder in connection with water or water rights with respect to which the Equity Holder has complied with Section 3 (Right of First Offer) and Section 4 (Arkansas River Water Purchases).

3.             Right of First Offer.  Except in connection with any of the activities described in Section 2(b)(i) – (viii) above or in Section 4 below, the Equity Holder shall give Pure Cycle the right of first offer to purchase Colorado water and water rights which he may want to acquire. For any such water, the Equity Holder shall establish a price and identify the water. The Equity Holder shall then inform Pure Cycle, in writing, of the water and the price. Pure Cycle shall have fifteen (15) days to decide whether to buy such water at or above the stated price. Pure Cycle’s failure to contract to purchase such water within the fifteen (15) days shall constitute a waiver of any and all objections Pure Cycle may have to the Equity Holder’s subsequent purchase of such water. Notwithstanding the foregoing, the Equity Holder may purchase such water during the fifteen (15) day notice period so long as Pure Cycle continues to have the right to buy such water during the full notice period and for the stated price.

4.             Arkansas River Water Purchases.  Except in connection with any of the activities described in Section 2(b)(i) – (viii) above, if the Equity Holder proposes to consummate an acquisition of any decreed tributary surface water rights below Pueblo Reservoir in the Arkansas River or its tributaries that are subject to the jurisdiction of Division 2 of the Colorado Water Court or additional shares of stock in Fort Lyon Canal Company (collectively, “Arkansas Water Rights”), the Equity Holder shall promptly, and in any event not fewer than thirty (30) days prior to the closing of any such acquisition, give Pure Cycle written notice of the proposed acquisition, which notice shall described in reasonable detail the terms on which the Equity Holder believes the acquisition can be consummated and the Arkansas Water rights to be acquired. The Equity Holder shall also deliver to Pure Cycle all due diligence materials it has with respect to the proposed acquisition. Pure Cycle shall have twenty (20) days to determine whether it is interested in pursuing the proposed acquisition. If Pure Cycle determines to pursue the acquisition, the Equity Holder shall fully cooperate with and assist (at no charge to the Equity Holder other than normal overhead expenditures) Pure Cycle in consummating the acquisition. If Pure Cycle is unwilling to pursue the acquisition or unable to negotiate a definitive agreement with the owner(s) of the water rights which are the subject of the proposed acquisition within three (3) months, then the Equity Holder may pursue such proposed acquisition on its own behalf; provided, however, that if the Equity Holder acquires the subject water rights within six (6) months after the expiration of the three (3) month period referenced above on terms and conditions which, taken as a whole, are comparable to or more favorable to the Equity Holder than the terms that Pure Cycle offered the owner(s) of the subject water rights, then at Pure Cycle’s request made within thirty (30) days after the Equity Holder notifies Pure Cycle of such purchase by the Equity Holder, the Equity Holder shall sell the subject water rights to Pure Cycle on the same terms and conditions as the Equity Holder acquired the subject water rights plus reasonable costs and expenses, including attorneys’ fees and carrying costs, incurred by the Equity Holder to complete the acquisition. If the Equity Holder does not enter into an agreement in principle with the owner(s) of the subject water rights within six (6) months after the expiration of the three-month period referenced above, then the Equity Holder prior to any

3

subsequent attempt to acquire the subject water rights will be required to notify Pure Cycle regarding any future proposed acquisition of the subject water rights in accordance with this Section. If the Equity Holder determines that his or Pure Cycle’s ability to acquire any Arkansas Water Rights that would otherwise be subject to the right of first offer set forth in this Section would be impaired by compliance with the timing provisions of this Section, the Equity Holder may acquire the subject water rights without first complying with this Section, provided that the Equity Holder shall promptly offer to sell the subject water rights to Pure Cycle in accordance with the foregoing procedures (as if Pure Cycle had been offered the right to purchase the subject water rights from a third-party seller). If Pure Cycle elects to purchase the subject water rights from the Equity Holder, it will do so on the same terms and conditions as the Equity Holder acquired the subject water rights plus reasonable costs and expenses, including attorneys’ fees and carrying costs, incurred by the Equity Holder to complete the acquisition of the subject rights and the sale of such rights to Pure Cycle hereunder. All obligations under this Section shall terminate upon the expiration of the Term as provided in Section 1 above, except that in the event that the Term expires as provided in Section 1(a) above, the Term shall be extended beyond the third anniversary date of this Agreement for any additional period required in order for either party to have the full benefit of its rights set forth above, which in any event shall not be more than six (6) months.

5.             No Solicitation of Clients.   During the Term, the Equity Holder shall not (a) except as may be permitted pursuant to Section 2 above, call upon, cause to be called upon, solicit or assist in the solicitation of, any current client, former client or potential client of Pure Cycle for the purpose of selling, leasing or supplying any product or service that constitutes a Competing Business; (b) except as may be permitted pursuant to Section 2 above, provide any products or services to any current client, former client or potential client of Pure Cycle that constitute a Competing Business; or (c) request, recommend, or advise any client or potential client to cease or curtail doing business with Pure Cycle. Any Person shall be deemed to be a client or potential client of Pure Cycle to whom (i) Pure Cycle has provided any products or services at any time prior to or during the Term which products or services would constitute a Competing Business if provided by the Equity Holder, or (ii) Pure Cycle has made one or more sales calls concerning products or services that, if provided by the Equity Holder, would constitute a Competing Business, provided that (x) such sales calls were made during the twenty-four (24) month period preceding the date of this Agreement and the name of such Person and the nature of such sales call is set forth on attached Schedule 2, and (y) if such sales calls are made during the Term, Pure Cycle has notified the Equity Holder in writing of the Person called upon and the nature of such call.

6.             No Hire of Employees or Contractors.  During the Term, the Equity Holder shall not:  (a) employ, engage or seek to employ or engage on behalf of the Equity Holder any Person who is employed or engaged by Pure Cycle or who was employed or engaged by Pure Cycle less than six (6) months prior to the date of solicitation (other than construction contractors); (b) solicit, recommend or advise any employee of Pure Cycle or independent contractor to terminate such Person’s employment or engagement with Pure Cycle for any reason; or (c) enter into a business arrangement with any Person who is or has been an employee or independent contractor of Pure Cycle in the six (6) months prior to the date of entering into the business relationship, which Person, in each case, is or was primarily engaged in Pure Cycle’s management or in retail sale, lease, supply or other distribution of water, water services or

4

wastewater services operations of Pure Cycle in the Territory and which business relationship would be expected to have a material adverse effect on Pure Cycle.

7.             Enforceability.    The Equity Holder acknowledges that any breach of the provisions of this Agreement will cause Pure Cycle irreparable injury and damage which will be extremely difficult to quantify, therefore the Equity Holder agrees that Pure Cycle will be entitled to, in addition to all other remedies available to it, injunctive relief to prevent a breach and to secure the enforcement of all provisions. The Equity Holder represents his experience and knowledge will enable him to earn an adequate living in a noncompetitive business and that the injunctive relief will not prevent him from providing for himself and his family.

8.             Severability.    Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible. In particular, if any court in which Pure Cycle seeks to have the provisions of this Agreement specifically enforced determines that the time or the Territory herein specified is too broad, such court may determine a time or geographic area in lieu of such time or the Territory and shall specifically enforce this Agreement for such time and geographic area.

9.             Interpretation; Governing Law.    This Agreement shall be construed as though prepared by all parties hereto and shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted. This Agreement shall be construed and governed by the laws of the State of Colorado (without giving effect to its principles of conflicts of laws). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against the applicable party in the courts of the State of Colorado located in the City of Denver, Colorado, or, if it has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world, whether within or without the State of Colorado, and may also be served upon any party in the manner provided for giving notices to it or him in Section 12 below.

10.           Construction.

(a)           The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

(b)           Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

(c)           Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or

5

document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

(d)           The word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.

11.           Binding Effect.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.           Notices.    All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier and shall be deemed to have been duly given upon hand delivery, delivery by commercial overnight courier to the address specified below, or three days after deposit in the U.S. mail as provided above, addressed as follows:

(a)           If to Equity Holder:

Telephone: (       )        -

Telecopy:  (       )        -

with a copy to (which shall not constitute notice):

Faegre & Benson LLP

1900 Fifteenth Street

Boulder, Colorado 80302

Attention:              G. James Williams, Jr.

Telephone:            (303) 447-7700

Telecopy:              (303) 447-7800

(b)           If to Pure Cycle:

Pure Cycle Corporation

8451 Delaware Street

Thornton, Colorado 80260

Attention:              President

Telephone:            (303) 292-3456

Telecopy:              (303) 292-3475

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with a copy to (which shall not constitute notice):

Davis, Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Attention:              Wanda J. Abel, Esq.

Telephone:            (303) 892-7314

Telecopy:              (303) 893-1379

(c)           To such other address as to which notice is provided in accordance with this Section.

13.           Third-Party Beneficiaries.   Each party hereto intends that this Agreement shall not benefit nor confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors, assigns and legal representatives.

14.           Entire Agreement; Modifications.    This Agreement represents the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

15.           Headings.   The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

16.           Counterparts.   This Agreement may be executed in one or more counterparts, in original or by facsimile, any of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

17.           Attorneys Fees.   If litigation is brought to enforce or interpret or is maintained to defend any provision contained herein, the court shall award reasonable attorneys’ fees and disbursements to the prevailing party as determined by the court.

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IN WITNESS WHEREOF, the parties have executed and delivered this Nonsolicitation Agreement as of the date first above written.

PURE CYCLE CORPORATION, a Delaware
corporation

By
Mark W. Harding, President

[EQUITY HOLDER]

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Schedule 1

Water Rights Excluded From Provisions of Section 2(a)

Schedule 2

Clients and Potential Clients of Pure Cycle

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of                        , 2006, by and among Pure Cycle Corporation, a Delaware corporation (“Pure Cycle”), and High Plains A & M, LLC, a Colorado limited liability company (“High Plains”).

RECITALS

A.            Pure Cycle and High Plains are parties to that certain Asset Purchase Agreement (the “Acquisition Agreement”) whereby High Plains has agreed to transfer to Pure Cycle and Pure Cycle has agreed to acquire from High Plains water interests in the Arkansas River and its tributaries represented by shares of stock in the Fort Lyon Canal Company and certain real property in consideration of the issuance by Pure Cycle of a number of shares of Pure Cycle common stock, 1/3 of $.01 par value per share (the “Common Stock”), calculated in accordance with Section 2.5 of the Acquisition Agreement.

B.            The shares of Common Stock to be issued by Pure Cycle under the Acquisition Agreement have not been registered under the Securities Act and are “restricted securities,” as such term is defined in Rule 144 under the Securities Act.

C.            Pure Cycle has agreed that certain of the shares of Common Stock issued to High Plains under the Acquisition Agreement will be entitled to registration under the Securities Act in accordance with the terms of this Agreement.

D.            Pursuant to the terms of a High Plains Pledge Agreement (the “Seller Pledge Agreement”) entered into concurrently herewith, High Plains is pledging to Pure Cycle, as secured party, certain of the shares of Common Stock being issued to it under the Acquisition Agreement to secure the payment, performance and discharge by High Plains of the Excluded Indebtedness as set forth in the Seller Pledge Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pure Cycle and High Plains hereby agree as follows:

1.             REGISTRATION RIGHTS.

1.1           Definitions. Capitalized terms used herein without definition shall have the meanings set forth in the Acquisition Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

(a)           “Affiliate”, with respect to any specified Person, has the meaning specified in Rule 144 under the Securities Act.

(b)           “Cash Equivalents” means highly liquid debt and equity instruments with original maturities of three (3) months or less.

(c)           “Exchange Act” shall mean the Securities Exchange Act of 1934. as amended, and rules and regulations promulgated thereunder.

(d)           “Holder” means High Plains or any other Person that becomes the owner of record of Registrable Securities in accordance with the provisions of Section 2.1.

(e)           “Person” shall mean any individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, governmental or quasi-governmental authority or other legal or business entity of any kind.

(f)            “Prospectus” shall mean the prospectus included in any registration statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such registration statement), and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference therein.

(g)           “Registration” shall include the terms “register,” “registration” and “registered” and refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration of effectiveness of such registration statement.

(h)           “Registrable Securities” shall mean a total of 1,500,000 shares of the Common Stock of Pure Cycle, issued as Initial Consideration to High Plains under the Acquisition Agreement. Registrable Securities includes any security issued with respect thereto upon any stock dividend, split, merger or similar event. Registrable Securities shall cease to have the status of Registrable Securities upon the earliest to occur of (i) a transfer (other than to a permitted assignee under Section 2.1) by High Plains pursuant to Rule 144 (or any similar provision in force) under the Securities Act, (ii) the sale by High Plains to the public pursuant to an effective registration statement or (iii) the date as of which such securities may be transferred under Rule 144(k) under the Securities Act. Of the 1,500,000 shares of Registrable Securities, the smallest number possible at any point in time are shares subject to the Seller Pledge Agreement.

(i)            “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(j)            “SEC” means the U.S. Securities and Exchange Commission.

1.2           Demand Registration.

(a)           Request by Holders. At any time after the earlier of (i) twelve (12) months after the date hereof or (ii) the date of completion by Pure Cycle of a registered public offering in which it has sold for the account of selling stockholders other than High Plains up to 1.3 million shares of its Common Stock (the “Commencement Date”), High Plains may request

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registration under the Securities Act of up to 750,000 shares of the Registrable Securities (the “Demand Securities”) by delivering to the President of Pure Cycle a written request, specifying the number of Demand Securities as to which registration is requested.

(b)           Underwriting.        If High Plains intends to distribute the Registrable Securities covered by its request by means of an underwriting, then it shall so advise Pure Cycle as a part of the request made pursuant to this Section 1.2. In such event, High Plains shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by High Plains (which underwriter or underwriters shall be reasonably acceptable to Pure Cycle). Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises Pure Cycle in writing that marketing factors require a limitation of the number of securities to be underwritten, then Pure Cycle shall so advise High Plains, and, at High Plains’ election either (i) the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the managing underwriter, or (ii) High Plains may withdraw the request in which case the request shall not count pursuant to Section 1.2(c) and High Plains shall reimburse Pure Cycle for Pure Cycle’s cost of the withdrawn registration as provided in Section 1.2(f). Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration; provided, however, that the number of shares of Registrable Securities included in the underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. A reduction in the number of Registrable Securities included in the registration shall not affect the number of demand registrations set forth in Section 1.2(c).

(c)           Maximum Number of Demand Registrations.       Pure Cycle is obligated to effect only one (1) demand registration during the term of this agreement pursuant to this Section 1.2.

(d)           Pending Offering.      If at the time of any request for filing a registration statement pursuant to this Section 1.2, Pure Cycle is engaged or has firm plans to engage within ninety (90) days of the time of the request in a registered public offering as to which High Plains may seek to include Registrable Securities pursuant to piggyback rights granted under Section 1.3 hereof, Pure Cycle may, at its option, direct that such demand registration request be delayed for a period not to exceed six (6) months from the effective date of such offering; provided, however, that Pure Cycle may not utilize this right more than once in any twenty-four (24) month period.

(e)           Deferral.      Notwithstanding the foregoing, if Pure Cycle shall furnish to High Plains following receipt of a request for the filing of a registration statement delivered pursuant to this Section 1.2 a certificate signed by the President of Pure Cycle stating that, in the good faith judgment of the board of directors of Pure Cycle, it would be detrimental to Pure Cycle and its stockholders for such registration statement to become effective or to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving Pure Cycle, (y) would require premature disclosure of material information that Pure Cycle has a bona fide business purpose for preserving as confidential, or (z) would render Pure Cycle unable to comply with requirements under the Securities Act or the Exchange Act, in which event Pure Cycle shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the

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request of High Plains; provided, however, that Pure Cycle may not utilize this right more than once in any twelve (12) month period, and further provided that if any postponement has occurred under Section 1.1(d), any postponement that would be required under this Section 1.1(e) shall terminate upon termination of the postponement under Section 1.1(d).

(f)            Expenses.    All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Pure Cycle, and the reasonable fees and disbursements of one counsel for High Plains, shall be borne by Pure Cycle, and High Plains shall be responsible for payment of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering; provided, however, that if Pure Cycle terminates or withdraws such registration, it shall bear all such expenses, fees and disbursements (including High Plains’s attorneys’ fees and disbursements).

1.3           Piggyback Registrations.    After the Commencement Date, Pure Cycle shall be obligated to notify High Plains in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Common Stock of Pure Cycle (including registration statements filed at the request of any holder relating to secondary offerings by such holder of Common Stock of Pure Cycle, but excluding registration statements (i) effected under Section 1.2 of this Agreement, (ii) registering Common Stock under any employee benefit plan or (iii) registering Common Stock for use in an acquisition or corporate reorganization) and will afford High Plains an opportunity to include in such registration statement up to 750,000 shares of Common Stock plus any number of shares of Common Stock previously subject to reduction under Section 1.2(b) (the “Piggyback Securities”). If High Plains desires to include in any such registration statement all or any part of the Piggyback Securities held by it, it shall, within fifteen (15) days after receipt of the above-described notice from Pure Cycle, so notify Pure Cycle in writing, and in such notice shall inform Pure Cycle of the number of Piggyback Securities it wishes to include in such registration statement. If High Plains decides not to include all of its Piggyback Securities in any registration statement filed by Pure Cycle, it shall nevertheless continue to have the right to include any Piggyback Securities in any subsequent registration statement as may be filed by Pure Cycle with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.    If a registration statement under which Pure Cycle gives notice under this Section 1.3 is for an underwritten offering, then Pure Cycle shall include such information in its notice to High Plains. In such event, the right of High Plains to include its Piggyback Securities in such registration shall be conditioned upon its participation in such underwriting as provided herein. High Plains shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Piggyback Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to stockholders exercising any demand registration rights, second to Pure Cycle, and third, among High Plains and any other holder of Common Stock requesting inclusion of its shares in such registration on a pro rata basis based on the total number of Piggyback Securities and other shares requested to

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be included in such registration. If High Plains disapproves of the terms of any such underwriting, it may elect to withdraw from the underwriting and the registration by written notice to Pure Cycle and the underwriter, delivered at least ten (10) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b)           Expenses.   All expenses incurred in connection with a registration pursuant to this Section 1.3 (excluding attorneys’ fees and disbursements), including, without limitation, all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, and underwriters’ and brokers’ discounts and commissions shall be borne by Pure Cycle and High Plains pro rata based on the number of shares of Common Stock offered by each party in the registration (provided that for purposes of computing High Plains’ pro rata portion all shares of persons other than High Plains which are registered shall be deemed shares offered by Pure Cycle) and each party shall be responsible for the fees and disbursements of its own attorneys; provided, however, that if Pure Cycle terminates or withdraws such registration, it shall bear all such expenses, fees and disbursements (including High Plains’s attorneys’ fees and disbursements).

(c)           No Obligation to Complete Registration.    Notwithstanding any notice given to, or the inclusion in any registration of Common Stock held by High Plains, Pure Cycle may, in its discretion, terminate any registration filed pursuant to this Section 1.3 at any time, or elect not to file a registration statement as to which a notice has been given, without any liability or obligation to High Plains except as otherwise provided herein. No such termination or election not to file will result of any forfeiture of High Plains’s rights hereunder.

1.4           Sale of Registrable Securities Subject to Seller Pledge Agreement.   It is understood that sale of Registrable Securities may be necessary for High Plains to extinguish the Excluded Indebtedness. If High Plains has requested registration of any Demand Securities or Piggyback Securities that are pledged to Pure Cycle under the Seller Pledge Agreement (the “Pledged Common Stock”), High Plains shall so identify the Pledged Common Stock in the written notice delivered to Pure Cycle. Pure Cycle shall deliver such Pledged Common Stock to facilitate such sale, but, under the terms of the Seller Pledge Agreement, the proceeds of sale of such Pledged Common Stock shall continue to be subject to the security interest created by the Seller Pledge Agreement and shall be promptly applied first to payment of Excluded Indebtedness, and, if Excluded Indebtedness has been paid in full, then to other Obligations under the Seller Pledge Agreement. Until so utilized, such net cash proceeds shall be converted by Pure Cycle in Cash Equivalents. Any Pledged Common Stock not sold in such registration shall again be redelivered to Pure Cycle and shall remain subject to the Seller Pledge Agreement in accordance with the terms of that agreement.

1.5           Obligations of Pure Cycle.   Whenever required to effect the registration of any Registrable Securities under this Agreement, Pure Cycle shall, as expeditiously as reasonably possible:

(a)           Upon the request of High Plains with respect to Demand Securities, prepare and file with the SEC a registration statement with respect to such Demand Securities and use reasonable best, diligent efforts to cause such registration statement to become

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effective, and, keep such registration statement effective for up to one hundred twenty (120) days or such earlier date when all Registrable Securities included therein have ceased to be Registrable Securities.

(b)           Prepare and file with the SEC such amendments and supplements to any registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)           Furnish to High Plains such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

(d)           Use reasonable best, diligent efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by High Plains, provided that Pure Cycle shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless Pure Cycle is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. High Plains, as a participant in such underwriting, shall also enter into and perform its obligations under such an agreement.

(f)            Notify High Plains at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act or of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein not misleading in the light of the circumstances then existing (a “Deficiency”), following which notice High Plains shall be obligated to cease sales of Common Stock until it shall be notified that the prospectus, as amended or supplemented, no longer includes such Deficiency; provided, however, that Pure Cycle will use reasonable best efforts to amend or supplement such prospectus in order to cure such Deficiency.

(g)           Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Pure Cycle for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of Pure Cycle, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

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(h)           Use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or quotation system on which similar securities issued by Pure Cycle are listed.

(i)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6           Furnish Information.  It shall be a condition precedent to the obligations of Pure Cycle hereunder that High Plains shall furnish to Pure Cycle such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to timely effect the registration of its Registrable Securities.

1.7           Indemnification.  In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)           By Pure Cycle.  To the extent permitted by law, Pure Cycle will indemnify and hold harmless High Plains, the partners, owners, managers, officers and directors of High Plains, and each Person, if any, who controls High Plains within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, “Violations” and, individually, a “Violation”):

(i)            any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated be reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)          any violation or alleged violation by Pure Cycle of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement and Pure Cycle will reimburse each of High Plains and such partner, owner, manager, officer, director or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Pure Cycle (which consent shall not be unreasonably withheld or delayed), nor shall Pure Cycle be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a

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Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by High Plains or such partner, owner, manager, officer, director or controlling Person.

(b)           By High Plains.   To the extent permitted by law, High Plains will indemnify and hold harmless Pure Cycle, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls Pure Cycle within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder’s partners, directors or officers or any Person who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which Pure Cycle or any such director, officer, controlling Person, underwriter or other such holder, partner or director, officer or controlling Person of such other holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by High Plains expressly for use in connection with such registration; and High Plains will reimburse any legal or other expenses reasonably incurred by Pure Cycle or any such director, officer, controlling Person, underwriter or other holder, partner, officer, director or controlling Person of such other holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of High Plains, which consent shall not be unreasonably withheld.

(c)           Notice.   Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d)           Defect Eliminated in Final Prospectus.   The foregoing indemnity agreements of Pure Cycle and High Plains are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC or filed with the SEC pursuant to SEC Rule 424(b) (the “Final

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Prospectus”), such indemnity agreement shall not inure to the benefit of any indemnified party if a copy of the Final Prospectus was furnished to the indemnified party who subsequently failed to furnish such Final Prospectus as required.

(e)           Contribution.     If the indemnification provided for in this Section 1.7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Pure Cycle or High Plains and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 1.7, in no event shall High Plains be required to contribute or indemnify for any amount in excess of the net proceeds received by it from the sale of the Registrable Securities pursuant to the registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)            Survival.   The obligations of Pure Cycle and High Plains under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.8           Termination of Pure Cycle’s Obligations.   Except as provided in Sections 1.7 and 1.10, Pure Cycle shall have no obligations pursuant to this Agreement after the earlier of (i) six (6) years after the effective date of this Agreement and (ii) the date that all Registrable Securities cease to be Registrable Securities.

1.9           Limitations on Subsequent Registration Rights.   From and after the date of this Agreement, Pure Cycle shall not, without the prior written consent of High Plains, enter into any agreement with any holder or prospective holder of any securities of Pure Cycle which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of High Plains which are included. Pure Cycle warrants it does not have any outstanding obligations to register securities

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for others that would violate this Section 1.9 if such obligation was entered into after the date of this Agreement.

1.10         Rule 144 Reporting; Listing.   If High Plains or any other Holder owns any Registrable Securities, then (i) for a period of four (4) years after the date of this Agreement or (ii) until High Plains or any other Holder no longer owns any securities subject to registration rights hereunder, whichever is earlier, Pure Cycle shall:

(a)           file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the Exchange Act, referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or, if applicable, Pure Cycle shall use reasonable efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144); and

(b)           use reasonable efforts to maintain the listing of the Pure Cycle Common Stock on the NASDAQ Capital Market or, if not so listed, to cause the Pure Cycle Common Stock to be listed on the NASDAQ National Market or on a national securities exchange (as defined in the Exchange Act).

2              ASSIGNMENT AND AMENDMENT.

2.1           Assignment.   The registration rights of High Plains hereunder may not be assigned to any Person without the prior written consent of Pure Cycle; provided, however, that High Plains may assign the rights to cause Pure Cycle to register Registrable Securities pursuant to this Section 2 (but only with all related obligations) to a transferee or assignee of Registrable Securities that (a) is H. Hunter White, Mark Campbell or Walker Baus (the members of High Plains as of the date hereof) (such individuals being the “Members”), the parents, children, grandchildren, or spouse or significant other of a Member (“Family”), or (b) is an entity (including a partnership or trust) controlled by one or more Members or Family; provided, further, (i) High Plains shall, within ten (10) days after such transfer, furnish to Pure Cycle written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement. A Member or Family may also transfer to a Member or Family pursuant to this Section. Pure Cycle may not assign its rights or obligations under this Agreement without the prior written consent of Holders of record of eighty percent (80%) or more of the Registrable Securities.

2.2           Amendment of Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Pure Cycle and Holders of record of eighty percent (80%) or more of the Registrable Securities.

3.             GENERAL PROVISIONS.

3.1           Notices.   All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier and shall be deemed to have been duly given upon hand delivery, delivery by commercial overnight courier to the address

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specified below, or three days after deposit in the U.S. mail as provided above, addressed as follows:

(a)           If to High Plains:

High Plains A &M, LLC

333 West Hampden Avenue

Suite 810

Englewood, Colorado 80111

Attention:  Mark Campbell

Telephone:  (303) 534-1040

Telecopy:    (303) 534-6700

with a copy to (which shall not constitute notice):

Faegre & Benson LLP

1900 Fifteenth Street

Boulder, Colorado 80302

Attention:  G. James Williams, Jr.

Telephone:  (303) 447-7700

Telecopy:  (303) 447-7800

and

H. Hunter White

9800 Walzer Court

Windermere, Florida 34783

Telephone:  (407) 876-8915

Telecopy:  (407) 264-6487

(b)           If to Pure Cycle:

Pure Cycle Corporation

8451 Delaware Street

Thornton, Colorado 80260

Attention:  President

Telephone:  (303) 292-3456
Telecopy:    (303) 292-3475

with a copy to (which shall not constitute notice):

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Attention:  Wanda J. Abel, Esq.

Telephone:  (303) 892-7314

Telecopy:  (303) 893-1379

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(c)           To such other address as to which notice is provided in accordance with this Section.

3.2           Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof.

3.3           Interpretation; Governing Law.   This Agreement shall be construed as though prepared by all parties hereto and shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted. This Agreement shall be construed and governed by the laws of the State of Colorado (without giving effect to its principles of conflicts of laws). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against the applicable party in the courts of the State of Colorado located in the City of Denver, Colorado, or, if it has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world, whether within or without the State of Colorado.

3.4           Severability.   Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

3.5           Third-Party Beneficiaries.   Each party hereto intends that this Agreement shall not benefit nor confer any rights or remedies on any Person other than the parties hereto and their respective heirs, successors and legal representatives, and those Persons entitled to indemnification or contribution rights under Section 1.7.

3.6           Successors And Assigns.   Subject to the provisions of Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

3.7           Headings.   The section headings herein are intended for reference and shall not themselves determine the construction or interpretation of this Agreement.

3.8           Counterparts.   This Agreement may be executed in counterparts, in original or by facsimile, any of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

3.9           Costs And Attorneys’ Fees.   In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

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3.10         Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of Pure Cycle, then, upon the occurrence of any recapitalization, subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares by such subdivision, combination or stock dividend.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Registration Rights Agreement as of the date first above written.

PURE CYCLE CORPORATION,
a Delaware corporation

By:
Mark W. Harding, President

HIGH PLAINS A & M, LLC
a Colorado limited liability company

By:
Name:
Title:

13

EXHIBIT H

FORM OF OPINION OF DAVIS GRAHAM & STUBBS LLP

The legal opinions remain subject to negotiation.

EXHIBIT I

VOTING AGREEMENT

THIS VOTING AGREEMENT is entered into this           day of                   , 2006 by and between Mark W. Harding (“Harding”) and High Plains A&M, LLC, a Colorado limited liability company (“High Plains”), and with respect to Section 2 only, Pure Cycle Corporation, a Delaware corporation (“Pure Cycle”).

RECITALS

A.            Pure Cycle entered into an Asset Purchase Agreement dated as of May 10, 2006 (the “Purchase Agreement”), pursuant to which Pure Cycle agreed to purchase certain water interests in the Arkansas River and its tributaries represented by real property interests and shares of stock in the Fort Lyon Canal Company and other Assets as defined in Section 2.1 of the Purchase Agreement. All capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

B.            The execution of a voting agreement by Harding with respect to the election of a member of Pure Cycle’s board of directors (the “Board of Directors”) is a condition to the Purchase Agreement.

AGREEMENT

In consideration of the forgoing, the mutual covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Election of Directors. From and after the date hereof, at each annual meeting of Pure Cycle’s stockholders, at each special meeting of Pure Cycle’s stockholders called for the purpose of the election of directors of Pure Cycle, and at any other time at which stockholders of Pure Cycle will have the right to or will vote for or consent in writing to the election of directors of Pure Cycle, then and in each event, Harding hereby covenants and agrees to vote all shares of capital stock of Pure Cycle now or hereafter owned (directly, beneficially or otherwise) or controlled by him and otherwise use his reasonable efforts as a stockholder or director (if he serves as such) of Pure Cycle in favor of causing and maintaining the election to the Board of Directors of one representative of High Plains (the “High Plains’ director”) designated pursuant to the Purchase Agreement.

2.             Audit. High Plains shall have the right, exercisable from time to time upon reasonable notice, to audit Harding’s performance hereunder by review of voting records, proxies and other documents and materials related to Harding’s voting of shares of capital stock of Pure Cycle. Pure Cycle and Harding agree to cooperate reasonably and in good faith in connection with any reasonable request made by High Plains hereunder.

3.             Duration of Agreement. The rights and obligations of Harding under this Agreement shall terminate on the earlier of (a) August 31, 2011, (b) the annual meeting of Pure Cycle’s stockholders held following the fiscal year ended August 31, 2010, (c) the date on which

Pure Cycle fully discharges its obligations to pay the Tap Participation Fee under the Purchase Agreement, or (d) the date on which Harding no longer owns (directly, beneficially or otherwise) or controls any shares of capital stock of Pure Cycle.

4.             Ownership, Etc.. Harding represents and warrants to High Plains that (a) Harding now owns all shares of his capital stock of Pure Cycle free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) Harding has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, Harding enforceable in accordance with its terms. Harding agrees that, except as contemplated by the terms of this Agreement, Harding shall not, with the prior written consent of High Plains, (i) grant any proxies or powers of attorney in respect of Harding’s shares of capital stock of Pure Cycle, deposit any such shares into a voting trust or enter into a voting agreement with respect to any of such shares; or (ii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Harding’s ability to perform his obligations under this Agreement; provided, however, that nothing herein shall preclude Harding from selling or otherwise transferring or disposing of any shares of capital stock of Pure Cycle now or hereafter owned by Harding.

5.             Interpretation; Governing Law. This Agreement shall be construed as though prepared by all parties hereto and shall be construed without regard to any presumption or other rule requiring construction against the party causing an agreement to be drafted. This Agreement shall be construed and governed by the laws of the State of Colorado (without giving effect to its principles of conflicts of laws). Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against the applicable party in the courts of the State of Colorado located in the City of Denver, Colorado, or, if it has or can obtain jurisdiction, in the United States District Court for such state, and each party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world, whether within or without the State of Colorado, and may also be served upon any party in the manner provided for giving notices to it or him in Section 9 below.

6.             Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that such party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such party may be entitled at law or in equity.

7.             Binding Effect and Assignment. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

8.             Counterparts. This Agreement may be executed in one or more counterparts, in original or by facsimile, any of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

2

9.             Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery, or first-class mail, certified or registered with return receipt requested, or by commercial overnight courier and shall be deemed to have been duly given upon hand delivery, delivery by commercial overnight courier to the address specified below, or three days after deposit in the U.S. mail as provided above, addressed to such party at the address set forth on the signature pages hereto. Any party may change its address by notifying the other parties of such change in writing in the manner described herein.

10.           Cross-Default. At any time when High Plains is in material default of any obligation under the Purchase Agreement, the Property Management Agreement or the Seller Pledge Agreement, or when the High Plains’ director is in material default under a Nonsolicitation Agreement, in either case which remains uncured thirty (30) days after receiving written notice thereof from Pure Cycle, then the obligations of Harding under this Agreement shall be suspended until such default is cured to Pure Cycle’s reasonable satisfaction.

11.           Entire Agreement; Modifications. This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

3

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

Mark W. Harding

Pure Cycle Corporation
8451 Delaware Street
Thornton, Colorado 80260
Attn: Mark W. Harding

HIGH PLAINS A&M, LLC

By:
Title:

Address:	High Plains A&M, LLC
333 W. Hampden Avenue
Suite 810
Englewood, Colorado 80110

With respect to Section 2 only:

PURE CYCLE CORPORATION

By:
Title: President

4

EXHIBIT J

FORM OF OPINION OF FAEGRE & BENSON LLP

The legal opinions remain subject to negotiation.

EXHIBIT K

GENERAL ASSIGNMENT, BILL OF SALE
AND ASSUMPTION AGREEMENT

This GENERAL ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT is made as of the          day of                     , 2006, by and between HIGH PLAINS A&M, LLC, a Colorado limited liability company (“Seller”), and PURE CYCLE CORPORATION, a Delaware corporation (“Buyer”).

RECITALS

A.            Upon the terms and subject to the conditions set forth in that certain Asset Purchase Agreement dated May 10, 2006 (the “Asset Agreement”), Seller has agreed to transfer and deliver to Buyer, and Buyer has agreed to acquire and accept from Seller, the Assets (as defined below) in exchange for Shares of Pure Cycle Common Stock, the assumption of certain liabilities by Buyer, and certain tap participation fees described in the Asset Agreement.

B.            Upon the terms and subject to the conditions set forth in the Asset Agreement, Seller shall assign and delegate to Buyer, and Buyer shall assume, accept such delegation and undertake to discharge, certain liabilities of Seller.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.             Transfer of Assets. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, conveys, grants, assigns, transfers and delivers to Buyer and its successors and assigns forever, without any representation or warranty except as set forth in the Asset Agreement, all of Seller’s right, title and interest in and to all of the assets and properties of Seller described on Schedule 1 attached hereto (the “Assets”), but excluding the Excluded Assets, and Buyer hereby purchases, accepts and receives from Seller all of Seller’s right, title and interest in and to the Assets.

3.             Assignment, Delegation and Assumption of Liabilities. Seller hereby assigns and delegates to Buyer, and Buyer hereby assumes, accepts such delegation and undertakes to discharge in full:

(a)           All of the obligations and liabilities of Seller under the Assumed Contracts arising with respect to periods from and after the Effective Date; and

(b)           All obligations and liabilities arising with respect to periods from and after the Effective Date related to the ownership and operation of the Assets other than the Excluded Indebtedness described on Schedule 2 attached hereto.

All of the obligations and liabilities in this Section 3 shall be referred to collectively herein as the “Assumed Liabilities.”  Other than the Assumed Liabilities, Buyer shall not assume or be bound by any obligations of Seller of any kind or nature, contingent or otherwise, including, but not limited to, any Tax liability related to the Assets accruing prior to the Effective Date or the transfer of the Assets (except as provided in the Asset Agreement) or any litigation disclosed on Schedule 3.4 to the Asset Agreement.

4.             No Merger. The representations, warranties and covenants of the parties hereto set forth in the Asset Agreement shall survive the execution and delivery of this General Assignment, Bill of Sale and Assumption and shall not be merged herein or integrated herewith.

5.             Effective Date. This General Assignment, Bill of Sale and Assumption Agreement shall be deemed to have taken effect at 12:01 a.m., Mountain Daylight Time, on                        , 2006 (the “Effective Date”).

**************

2

IN WITNESS WHEREOF, the parties have executed and delivered this General Assignment, Bill of Sale and Assumption Agreement as of the date first referenced above.

SELLER:	BUYER:

HIGH PLAINS A&M, LLC, a Colorado limited liability company	PURE CYCLE CORPORATION, a Delaware corporation

By:	By:
Title:	Mark W. Harding, President

3

Schedule 1

[List Assets from 2.1 of the Purchase Agreement (including Assumed Contracts)]

4

Schedule 2

[List Excluded Indebtedness from Schedule 2.4 to the Purchase Agreement]

5

The following is a list of schedules and exceptions to certain of the representations and warranties made by High Plains A & M, LLC (“Seller”) in that certain Asset Purchase Agreement (the “Agreement”) dated May 10, 2006 between Seller and Pure Cycle Corporation. Unless otherwise indicated, all section references are to sections of the Agreement. All agreements appearing in these schedules are qualified by the complete agreements so referenced.

Nothing in these schedules shall constitute an admission of any liability or obligation of Seller to any third party or acknowledgement that any matter disclosed in these schedules is required to be disclosed (particularly where such disclosure is required in accordance with a materiality standard or as not in the ordinary course of business). The disclosures in these schedules are made in response to the representations and warranties of Seller and certain covenants in the Agreement; and no disclosure made in these schedules shall be deemed to modify in any respect the standard of materiality or knowledge set forth in any representation, warranty, covenant or other provision contained in the Agreement.

Schedule 2.1(a)

Fort Lyon Canal Company Shares

Farm #	FLCC Certificate Number	Number of Shares
1	9494	204
2	9495	144
3	9559	83
4	9561 9562	144 108
5	9576 9577	80 67
6	9557	143
7	9496	200
8	9499 9498	100 100
9	9497	140
10	9545	112
11	9531	138
12	9530	144
13	9527	188
14	9586	118
15	9585	219
16a	9578	100
16b	9579	100
17	9570	200
18	9544	314.20
19	9541 9542	144 144
20	9488 9489 9490 9491	144 397.60 382 239.92
21	9532	196
22	9539 9540	108 223.2
23	9048 (old cert # of lost certificate)	245
24	9573	210
25	9588	322
26	9529	112
27	9533 9534 9535 9536	144 216 156 144

Farm #	FLCC Certificate Number	Number of Shares
28	9508 9503	55.80 100.80
30	9543	232
31	9506	144
32	9572	120
33	9644 9645	72 36
34	9550	414
35	9505	376
36	9537 9538	205 7
37	9591	144
38	9546 9547 9548 9549	288 288 288 432
39	9767 9768 9769 9770 9771	58 72 380 200 150
40	9825	67
41	9582	80
42	9552	166
43	9500 9501 9502	238.5 80 238.5
44	9503	372.08
45	9551	216
46	9563 9564 9565 9566 9567 9568	288 225.04 144 144 288 144
47	9506 9507	144 144
48	9553 9554 9555	76 144 122
49	9510 9511	248.4 216
50	9616	72
51	9589 9590	143 30

Farm #	FLCC Certificate Number	Number of Shares
52	9504	238
53	9526	170
54	9584 9583	144 80
55	9680	216
56	9574	372
57	9575	83
58	9772	121
59	9601	144
60	9693 9694 9695 9696 9697	21.16 27.96 27.96 27.96 27.96
61	9738	400
62	9629	207
63	9731 9732 9733 9734	213 144 122 144
64	9623	224
65	9628	144
66	9622	60
67	9617	144
69	9643	100
70	9640	60
85	9719	144
103B	9666	901
107	9651 9641	288 280
110	9677 9678	40 112
114	9659	144
116	9668 9669 9670	144 194 144
117	9686	62
118	9692	230
127	9705	72
132	9712 9711	215 50
140	9759	108
141	9760	224
	Total Shares	21,782.04

Schedule 2.1(b)

Property Descriptions

Farm Number		Legal Description Beginning...
Farm	1	A tract of land lying in Bent County, Colorado in the NW1/4 of Sec.25 and in the NE1/4 of Sec.26, T.22S., R.51W., 6th P.M.
Farm	2	A tract of land lying in Bent County, Colorado in the SE1/4 of Sec.23, T.22S., R.51W., 6th P.M.
Farm	3	Two tracts of land lying in Otero County, Colorado in Lots 6 and 7 of Holbrook Subdivision of a part of Sec.30, T.23S., R.54W., 6th. P.M.
Farm	4	Transferred Water Rights Only
Farm	5	A tract of land lying in the N1/2N1/2 of Sec.25, Twp. 22 S., Rg. 53 W. of the 6th P.M.
Farm	6	A tract of land lying in Bent County, Colorado in the SW1/4 of Sec.29, T.22S., R.51W., 6th P.M.
Farm	7	A tract of land lying in Bent County, Colorado in the W1/2SE1/4 and the SW1/4 of Sec.36, T.22S., R.53W., 6th P.M.
Farm	8	A tract of land lying in Bent County, Colorado in the E1/2SE1/4 of Sec.36, T.22S., R.53W., 6th P.M.
Farm	9	All that part of the SW1/4 lying south and west of the Fort Lyon Canal in Section 24, Township 22 South, Range 53 West of the 6th. P.M., Bent County, Colorado
Farm	10	Township 22 South, Range 51 West of the Sixth Principal Meridian Section 22: S1/2 NE1/4 and N1/2 SE1/4
Farm	11	A tract of land lying in the W1/2 SW1/4 of Sec.33, T.22S., R.52W., in Lot 4 of Sec.4 and in Lot 1 of Sec.5, T.23S., R.52W., 6th P.M.
Farm	12	A tract of land lying in the E1/2 SW1/4 of Sec.33, T.22S., R.52W. and in Lot 3 of Sec.4, T.23S., R.52W., 6th P.M.
Farm	13	Township 22 South, Range 52 West of the Sixth Principal Meridian, County of Bent, State of Colorado
Farm	14	A tract of land lying in Bent County, Colorado in the S1/2 NW1/4 and SW1/4 of Sec.19, T.22S., R.49W., 6th P.M.
Farm	15	A tract of land lying in Bent County, Colorado in the W1/2 and NE1/4 of Sec.31, T.22S., R.49W., 6th P.M.
Farm	16	A tract of land lying in Prowers County, Colorado in the E1/2 of Sec.35 T.21S., R.46W., 6th P.M.
	16B	A tract of land lying in Prowers County, Colorado in the E1/2 of Sec.35, T.21S., R.46W., 6th P.M.
Farm	17	A tract of land lying in Prowers County, Colorado in the W1/2 of Sec.35, T.21S., R.46W., 6th P.M.
Farm	18	The SW1/4 and N1/2 SE1/4 of Section 21, Township 22 South, range 51 West of the 6th P.M.
Farm	19	A tract of land lying in Bent County, Colorado in the E1/2 of Sec.17. T.22S., R.51W., 6th P.M.

Farm	20	A tract of land lying in Sections 23, 24, 25, and 26, T.22S., R.52W., 6th P.M., Bent County, Colorado
Farm	21	Township 22 South, Range 51 West of the Sixth Principal Meridian Section 20: N1/2 SE1/4, County of Bent, State of Colorado
Farm	22	NE1/4 SE1/4, the fractional SE1/4 NE1/4, the fractional NW1/4 SE1/4, and the fractional NE1/4 SW1/4 of Section 31, Township 22 South, Range 51 West of the 6th P.M., Bent County, Colorado
Farm	23	Township 22 South, Range 51 West of the Sixth Principal Meridian, County of Bent, State of Colorado
Farm	24	A tract of land lying in Bent County, Colorado in the NW1/4 of Sec.34, T.22S., R.52W., 6th P.M.
Farm	25	A tract of land lying in Bent County, Colorado in Sec.11, T.22S., R.48W., 6th P.M.
Farm	26a	A tract of land lying in the SW1/4 and W1/2 SE1/4 of Sec.30, T.22S., R.52W., 6th P.M.
	26b	A tract of land lying in the SW1/4 and W1/2 SE1/4 of Sec.30, T.22S., R.52W., 6th P.M.
Farm	27	A tract of land lying in Bent County, Colorado in the W1/2 and SE1/4 of Sec.26 and in the NE1/4 of Sec.35, T.22S., R.51 W., 6th P.M.
Farm	28	Township 22 South, Range 51 West of the 6th P.M. Sec.27: NW1/4
Farm	30	Township 22 South, Range 48 West of the Sixth Principal Meridian Section 1: NW1/4, and SW1/4
Farm	31	The SW1/4 of Sec.31, T.22S., R.52W., 6th P.M., Bent County, Colorado
Farm	32

TRACT ONE – A tract of land lying in Bent County, Colorado in Lots 2, 3, and 4 of Sec.5 and in Indian Claim No. “A” and No.16, T.23S., R.52W., 6th P.M.

TRACT TWO – A tract of land lying in Bent County, Colorado in Lot 1 of Sec.6 and in Indian Claim No. “A”, T.23S., R.52W., 6th P.M.

Farm	33	A tract of land lying in Bent County, Colorado in the E1/2 of Sec.27 and N1/2 NE1/4 of Sec.34, T.22S., R.51W., 6th P.M.
Farm	34	A tract of land lying in Bent County, Colorado in Lots 1, 2, 3, 4, and the E1/2 NW1/4 of Sec.31, T.22S., R.51W. of the 6th P.M.
Farm	35	A tract of land lying in Bent County, Colorado in the E1/2 of Sec.36, T.22S., R.52W., 6th P.M.
Farm	36	A tract of land lying in Bent County, Colorado in the SW1/4 of Sec.14, T.22S., R.51W. of the 6th P.M.
Farm	37	A tract of land lying in Bent County, Colorado in the E1/2 of Sec.10, T.22S., R.48W., 6th P.M.
Farm	38	Township 22 South, Range 51 West of the Sixth Principal Meridian Section 19: E1/2, SW1/4 Section 30: E1/2
Farm	39	A tract of land lying in Bent County in Sections 12, 13, 14, 23, and 24, T.22S., R.49W., 6th P.M.
Farm	40	Lots 4, 5, and 8 in Holbrook Subdivision, being in Sections 29 and 30, Twp. 23 S., Rg. 54 W. of the 6th P.M. Together With the Westerly 70.00 feet of the Northerly

		20.00 feet of the Southerly 50.00 feet of said tract for access to other lands
Farm	41	A tract of land lying in Bent County, Colorado in the SE1/4 of Sec.24, T.22S., R.50W. of the 6th P.M.
Farm	42	A tract of land lying in Bent County, Colorado in Sec.28, T.22S., R.48W., 6th P.M.
Farm	43	The N1/2 NE1/4 of Sec.22 and the W1/2 of Sec.23, T.22S., R.51W., 6th P.M., Bent County Colorado
Farm	44	A tract of land lying in Bent County, Colorado in the W1/2 of Sec.36, T.22S., R.52W., 6th P.M.
Farm	45	Two tracts of land lying in Prowers County, Colorado in the E1/2 NE1/4 of Sec.19 and in the NW1/4 of Sec.20, T.21S., R.46W., 6th P.M.
Farm	46	A tract of land lying in Bent County, Colorado in the NW1/4 of Sec.26, T.22S., R.52W., 6th P.M.
Farm	47	The SW1/4 of Sec.31, T.22S., R.52W., 6th P.M., Bent County, Colorado
Farm	48	A tract of land lying in Bent County, Colorado in the SW1/4 and in the NE1/4 of Sec.25, T.22S., R.49S., 6th P.M.
Farm	49

All that part of the SE1/4 of Sec.21 lying below the Ft. Lyon Canal and all that part of the NE1/4 of Sec.28, lying South of the right of way of the Ft. Lyon Canal Company’s Canal and the SE1/4 of Sec.28, all in Township 22 South, Range 52 West of the 6th P.M.

Farm	50	Transferred Water Rights Only
Farm	51	A tract of land lying in Bent County, Colorado in the SE1/4 and the S1/2 N1/2 of Sec.15, T.22S., R.51W., 6th P.M.
Farm	52	The SE1/4 of Sec.25, T.22S., R.52W., 6th P.M., Bent County, Colorado
Farm	53	A tract of land lying in Bent County, Colorado in Section 27 and in Lot 1 of Section 34, Township 22 South, Range 48 West of the Sixth Principal Meridian
Farm	54	A tract of land lying in Bent County, Colorado in the SE1/4 of Sec.19, T.22S., R.49W., 6th P.M.
Farm	55	Transfer of shares in Wollert Enterprises, Inc.
Farm	56	A tract of land lying in Bent County, Colorado in the E1/2 of Sec.23, W1/2 NW1/4 of Sec.24 and the N1/2 NE1/4 of Sec.26, T.22S., R.53W., 6th P.M.
Farm	57	A tract of land lying in Bent County, Colorado in the SW1/4 of Sec.6, T.23S., R53W., 6th P.M.
Farm	58	A tract of land lying in Bent County, Colorado in the S1/2 NE1/4 and SE1/4 of Sec.18; T.22S., R.49W., 6th P.M.
Farm	59	A tract of land lying in Bent County, Colorado in the NW1/4 SW1/4 and in the W1/2 of Lot 2 of Sec.28, T.22S., R.51W., 6th P.M.
Farm	60A	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.
	60B	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.
	60C	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.

	60D	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.
	60E	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.
	60F	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.
	60G	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.
	60H	A tract of land lying in Otero County, Colorado in the SW1/4 SW1/4 of Sec.11, in Lots 4, 5, 9, and 10 of Sec.14, and in Indian-Claim No. 13, T.23S., R.54W., 6th P.M.
Farm	61	Transferred Water Rights Only
Farm	62	A tract of land lying in Prowers County, Colorado in the S1/2 of Sec.17, T.22S., R.46W., 6th P.M.
Farm	63	Transferred Water Rights Only
Farm	64	A tract of land lying in Bent County, Colorado in the N1/2 of Sec.32 and in the NW1/4 of Sec.33, T.22S., R.48W., 6th P.M.
Farm	65	A tract of land lying in Bent County, Colorado in the SE1/4 of Sec.25, T.22S., R.49W., 6th P.M.
Farm	66	A tract of land lying in Bent County, Colorado in the SE1/4 of Sec.30, T.22S., R.52W., 6th P.M.
Farm	67	A tract of land lying in Bent County, Colorado in the W1/2 SW1/4 of Sec.20, T.22S., R.51W., 6th P.M.
Farm	69	A tract of land lying in Prowers County, Colorado in the NW1/4 of Sec.5, T.22S., R.47W., 6th P.M.
Farm	70	A tract of land lying in Bent County, Colorado in Sections 23, 24, 25, and 26, T.22S., R.50W., 6th P.M.
Farm	85	Transferred Water Rights Only
Farm	103A

TRACT No. 1 – A tract of land lying in Prowers County, Colorado in the SW1/4 and the S1/2 NW1/4 of Sec. 12, T.22S., R.46W. of the 6th P.M.

TRACT No. 2 – A tract of land lying in Prowers County, Colorado in the W1/2 lying above the Amity Canal and NE1/4 of Sec.14, T.22S., R.46W. of the 6th P.M.

	103B	Transferred Water Rights Only
Farm	107

PARCEL A – A tract of land lying in Prowers County, Colorado in the E1/2 and N1/2 NW1/4 of Sec.14, T.22S., R.47W., 6th P.M.

PARCEL B – A tract of land lying in Prowers County, Colorado in the E1/2 SE1/4 of Sec.18, T.22S., R.46W., 6th P.M.

Farm	110	Transferred Water Rights Only
Farm	114	A tract of land lying in Bent County, Colorado in the N1/2 of Sec.11, T.21S., R.48W., 6th P.M.

Farm	116	Township 21 South, Range 48 West of the 6th P.M. Sec. 26: NE1/4 Township 22 South, Range 48 West of the 6th P.M. Sec. 2: S1/2 NW1/4
Farm	117	Transferred Water Rights Only
Farm	118	From a Real Property Transfer Declaration – A tract of land lying in Prowers County, Colorado in Sec.16, T.22S, R.46W. 6th P.M.
Farm	127	A tract of land lying in Bent County, Colorado, in the W1/2 SW1/4 of Sec. 19, T.22S., R.48W., of the 6th P.M.
Farm	132	Transferred Water Rights Only
Farm	140	A tract of land lying in Bent County, Colorado in the NW1/4 of Sec.3, T.23S., R.53W., 6th P.M.
Farm	141	T22S, R46W of the 6th P.M., County of Prowers, State of Colorado. Section 17: NE1/4 and that part of the SW1/4 lying North and East of the Amity Canal and the AT & SF Railway right-of-way.

Schedule 2.1(e)

Assumed Contracts and

Assumed Contracts Requiring Consent

Farm #	Farm & Water Lease/Tenant Name*
1	Miller, Jack and Allard, Tom
2	Miller, Jack
3	Cardenas, Cecil
4	Bartholomew, Charley
5	Netherton, Corky
6	Miller, Jack
7	Howe, Doug
8a	Howe, Doug
8b	Howe, Doug
9	Netherton, Corky
10	Bland, Walt
11	Findley, David and Bogner, Alvin
12	Findley, David
13	Findley, David and Bogner, Alvin
14	Wertz, Ivon and Pam Cass
15	Wertz, Brent
16a	Coen, Norman
16b	Coen, Norman
17	Coen, Monty
18	Spady, Mark
19	Denton, Bob
20	Davis, Stace
21	Mitchell, Larry
22	Miller Farms, Inc.
23	Fritz, Raymond
24	Stephens, Loyal
25	Wertz, Stanley
26	Miller, Kevin and Bogner, Alvin
27	Hoffman, Ron and Hoffman, Jerred
28	Hoffman, Ron
30	Reed, Ronnie
32	Findley, David
33	Miller, Jack
34	Miller, Jerry
35	Miller, Jerry
36	Karney Land & Cattle, Inc.
37	Wertz, Garrett
38	Reyher, Kent
39	Reyher, Bob

Farm #	Farm & Water Lease/Tenant Name*
40	Ricken Land & Cattle
41	Hemphil, Philip
42	Wertz, Scott and Root, Garold
43	Miller Farms, Inc.
44	Allen, Dean
45	Schemahorn, Steve
46w	Howe, Doug
46NE	Netherton, Corky
46SE	Gardner, David
47	Howe, Doug
48	Wertz, Scott and Sniff, Curtis
49	Siefkas, Kim
50	Dan DiRezza
51	Siefkas, Kerry
52	Allen, Dean
53	Wertz, Stan
54N	Wertz, Brent
54S	Snyder, David
55	Mauch, Galen
56	Hoffman, Jeffed
57	Howe, Preston
58	Reyher, Bob
59	Miller, Jack
60	Eck, Wesley
61	Turner Cattle
62	Hall, Jeremy
63	Webber, Johnie
64	Wertz, Scott
65	White Farms
66	Wilson, Rob and Miller, Kevin
67	Miller, Jack
69	Elmore, Ben
70	Wertz, Lee
85	Rudolph, Kenny
103A	May Farms
103B	May Farms
107	Wollert, Keith
110	Wollert, Kelley
114	Wollert, Ron
116	Colvin, Greg
117	Eck, Wesley
118	Haggard, Ronnie
127	Smartt, Dean
132A	Wertz, Brent

Farm #	Farm & Water Lease/Tenant Name*
132B	Wertz, Brent
140	DiRezza, Dan
141	Haggard, Ronnie

*Consent may be required in connection with the farm leases.

Certain oil and gas leases for development of minerals on the Properties entered into by Seller as lessor, which will be provided to Pure Cycle in more detail at least thirty (30) days prior to the end of the Due Diligence Period.

Schedule 2.2(n)

Excluded Assets

1.	Lease for office at 520 Carson St., Las Animas, Colorado (the “Las Animas Office”).

2.	Miscellaneous office furniture and equipment at the Las Animas Office.

3.	Farm vehicle: 2001 Polaris MAG 325 4x4 ATV. Serial# ACD32A6YA070219.

4.	30 shares of Fort Lyon Canal Company stock owned or under contract for purchase by SW Lamar, LLC, represented by certificate No. 9630.

5.	612 shares of Fort Lyon Canal Company stock owned or under contract for purchase by SW Lamar, LLC, represented by certificate Nos. 9621, 7961, 7540, and 9620.

Schedule 2.4

Excluded Indebtedness; Permitted Liens

Farm	Note Holder	Closing Date	Original Loan Balance	Balance as of 12/31/05	Maturity Date
1	Allard, Tommy L. and Mary K.	07/05/02	$223,046.25	$194,799.24	07/04/12
2	Allard, Tommy L. and Mary K.	07/05/02	$139,650.00	$121,964.45	07/04/12
3	Allen, Peggy S.	08/30/02	$81,490.50	$71,133.27	08/29/12
4	Bartholomew, Charley H.	10/04/02	$273,420.00	$238,778.31	10/03/12
6	Bell, Jack G.	08/23/02	$189,728.00	$165,700.48	08/22/12
7	Blackburn, Harry E., Jr. and Lorraine J.	07/05/02	$276,850.00	$241,789.18	07/04/12
8	Blackburn, Harry E., Jr. and Lorraine J.	07/05/02	$187,474.00	$163,731.93	07/04/12
9	Blackburn, Harry E., Jr.	07/05/02	$124,698.00	$108,906.00	07/04/12
10	Bland, Walter G.	07/12/02	$187,425.00	$163,689.13	07/11/12
11	Bogner, Alvin L.	07/19/02	$134,272.25	$117,267.75	07/18/12
12	Bogner, Lorena	07/19/02	$100,474.50	$87,750.21	07/18/12
13	Bogner, Alvin L. and Lorena	07/19/02	$178,666.25	$156,039.61	07/18/12
16a	Coen, Cleo D.	10/25/02	$113,940.00	$99,504.06	10/24/12
16b	Coen, Donald W.	10/25/02	$113,940.00	$99,504.06	10/24/12
17	Coen, Norman and Carol S.	09/24/02	$302,500.00	$264,163.73	09/23/14
18	Darnell, Fred A. and Roxana L.	06/26/02	$129,093.00	$109,677.86	06/25/12
19	Denton, Bobby L. and Vickie B.	07/12/02	$292,346.25	$255,322.95	07/11/12
20	Dodson, Kenneth and Donna Revocable Trust	06/11/02	$903,849.10	$767,913.32	06/10/12
22	Elder, William J. and Audra Jean	07/12/02	$230,147.60	$201,001.26	07/11/12
23	Elder, William J., Audra Jean and Brian C.	07/12/02	$149,521.00	$130,585.37	07/11/12
24	FSD Family Investments	09/12/02	$143,398.50	$125,225.40	09/11/12
25	Fowler, Lucy R.	08/28/02	$518,852.60	$453,144.10	08/27/12
26	Gilbert, David F.	07/29/02	$67,423.00	$58,884.42	07/28/12
26b	Philbin, Margaret L.	07/29/02	$67,423.00	$58,884.42	07/28/12
27	Coy S. Ham and Diana P. Ham, Trustees	07/26/02	$621,136.25	$542,474.35	07/25/12
28	Hoffman, Ronald R. and Linda R.	06/14/02	$161,116.02	$136,884.73	06/13/12
30	Hudson & Persyn, Ltd.	07/12/02	$367,353.00	$320,830.70	07/11/12
31	Johnson, Sharon Y.	06/25/02	$96,162.00	$81,699.57	06/24/12
32	Jones, Charles O. and Ruby L.	09/13/02	$121,397.50	$106,012.62	09/12/12
33	Miller Family Trust	08/30/02	$46,845.95	$40,891.95	08/29/12
34	Miller, Jerry R. and Susan K.	09/04/02	$318,780.00	$278,380.54	09/03/12
35	Miller, Irl A. and Hazel A.	06/25/02	$280,161.00	$238,025.75	06/24/12
36	Pointon, Charles T. and Anita R.	07/19/02	$193,231.50	$168,760.29	07/18/12

Farm	Note Holder	Closing Date	Original Loan Balance	Balance as of 12/31/05	Maturity Date
37	Colorado East Bank & Trust as successor to Boyd L. Quindt	11/06/02	$124,814.80	$108,996.84	110/5/12
38	George Reyher & Sons, Inc.	07/12/02	$855,000.00	$746,721.14	07/11/12
39	George F. Reyher Family Trust and Pauline K. Reyher Revocable Trust	11/08/02	$1,245,513.41	$626,269.74	01/01/13
40	Ricken, Mark A. and Linda C.	07/31/02	$77,945.00	$68,073.89	07/30/12
42	Root, Garold E.	09/09/02	$258,622.00	$225,846.45	09/08/12
43	Rutkowski, James R. and Cecilia I.	06/26/02	$488,469.00	$415,004.95	06/25/12
44	Sakai, Elmo R.	07/05/02	$298,774.00	$260,936.68	07/04/12
45	Schemahorn, Marie A.	09/09/02	$271,962.25	$237,496.07	090/8/12
47	Slack, Hazel E.	06/25/02	$96,162.00	$81,699.57	06/24/12
48	Sniff, Curtis G. and Karla R.	07/30/02	$360,031.77	$314,436.65	07/29/12
49	Spady, Donald L.	06/24/02	$352,800.00	$299,740.10	06/23/12
50	Strahan, Florence F.	03/12/03	$73,080.00	$65,525.58	03/11/13
51	W7, Inc.	08/07/02	$253,566.85	$221,454.65	080/6/12
52	Wagner, Walter F. and Elizabeth C.	06/26/02	$189,875.00	$161,318.46	06/25/12
53	Wertz Bros., LLC	08/08/02	$207,074.00	$180,849.75	08/07/12
54	Wertz, Ivon R.	10/18/02	$395,803.80	$345,656.36	10/17/12
55	Emma M. Miller	04/01/03	$294,000.00	$263,550.32	03/31/13
56	DiRezza, Daniel G. and Katrena L.	09/12/02	$437,729.25	$382,255.18	09/11/12
57	Likes, William R., Jr. and Linda M.	11/07/02	$95,379.90	$83,292.27	11/06/12
58	Reyher, Robert and Mary Katheryn	11/08/02	$185,722.25	$162,185.40	11/07/12
59	Cumbie, Laddie and Kathy	11/13/02	$74,487.60	$65,047.68	11/12/12
63	Webber, Johnnie J. and Marilyn V.	04/07/03	$949,375.00	$851,047.91	04/06/13
67	Hawkins, Jack F., Jr.	03/25/03	$98,490.00	$95,853.44	03/24/13
69	Elmore, Bennie Howard and Jo Ellen	06/18/03	$185,942.75	$179,938.69	06/17/13
70	Stephens, Thomas H. and Aleta M.	06/30/03	$104,770.75	$101,387.10	06/29/13
103A	May Farms	08/12/03	$641,495.75	$625,159.16	08/11/13
103B	May Farms	08/12/03	$1,041,250.00	$1,014,733.10	08/11/13
107	Wollert, Ruben R. and Doris J.	06/26/03	$692,088.25	$666,736.10	06/25/13
114	Wollert, Mildred L.	07/22/03	$227,548.76	$221,753.91	07/21/13
			Total	$15,442,288.15

*Farms not listed do not have secured financing.

Schedule 2.7

Quit Claim Wells

Farm Number		Colorado State Engineering Well Permit Number(s)
Farm	1	Un-permitted
Farm	2	Un-permitted
Farm	3	7089
Farm	4	No well transferred
Farm	5	No well transferred
Farm	6	10418
Farm	7	03182-F and 03183-F
Farm	8	11456 R
Farm	9	172957-A and/or H20720
Farm	10	No well transferred
Farm	11	19756-1 and 19756-2
Farm	12	19757
Farm	13	No well transferred
Farm	14	No well transferred
Farm	15	No well transferred
Farm	16	No well transferred
	16B	No well transferred
Farm	17	No well transferred
Farm	18	03239-F and 5287-F
Farm	19	No well transferred
Farm	20	No well transferred
Farm	21	No well transferred
Farm	22	10394 R
Farm	23	6349 and 1980
Farm	24	No well transferred
Farm	25	No well transferred
Farm	26a	No well transferred
	26b	No well transferred
Farm	27	No well transferred
Farm	28	No well transferred
Farm	30	No well transferred
Farm	31	13732
Farm	32	No well transferred
Farm	33	No well transferred
Farm	34	1987 R
Farm	35	6423
Farm	36	No well transferred
Farm	37	No well transferred
Farm	38	12482 and 12483
Farm	39	9010 F, 9011 F, 9012 F, 9013 F, 6299 F, 9007 F, and 9008 F

Farm	40	R14375RF
Farm	41	No well transferred
Farm	42	No well transferred
Farm	43	No well transferred
Farm	44	19834-1 and 19834-2
Farm	45	No well transferred
Farm	46	20327, 20327R, 14117, RF694, and 10084
Farm	47	13732
Farm	48	No well transferred
Farm	49	No well transferred
Farm	50	No well transferred
Farm	51	No well transferred
Farm	52	5988
Farm	53	No well transferred
Farm	54	No well transferred
Farm	55	No well transferred
Farm	56	14064 R, 14065 R, 21599 F, 21601F, and 21600 F
Farm	57	No well transferred
Farm	58	No well transferred
Farm	59	19835
Farm	60A	6486 F
	60B	6486 F
	60C	6486 F
	60D	6486 F
	60E	6486 F
	60F	6486 F
	60G	6486 F
	60H	6486 F
Farm	61	No well transferred
Farm	62	No well transferred
Farm	63	No well transferred
Farm	64	No well transferred
Farm	65	No well transferred
Farm	66	No well transferred
Farm	67	No well transferred
Farm	69	5066-F and 5067-F
Farm	70	22657-F, 22658-F, and 21533-F
Farm	85	No well transferred
Farm	103A	20272 R and 15898 R
	103B	20272 R
Farm	107	No well transferred
Farm	110	No well transferred
Farm	114	6936-F
Farm	116	No well transferred
Farm	117	No well transferred

Farm	118	No well transferred
Farm	127	No well transferred
Farm	132	No well transferred
Farm	140	232263
Farm	141	No well transferred

Schedule 3.2(a)

Membership and Voting Interest Ownership

Member		Voting Interest

1.	H. Hunter White, III	66.00%

2.	M. Walker Baus	7.00%

3.	Mark D. Campbell	27.00%

Schedule 3.2(b)

Outstanding Membership and Voting Interest Rights;

Securities and Options Exchangeable for Voting Rights

i.                                          Membership or voting interests of Seller:

Member		Voting Interest

1.	H. Hunter White, III	66.00%

2.	M. Walker Baus	7.00%

3.	Mark D. Campbell	27.00%

ii.                                       Securities or other interests of Seller convertible into or exchangeable for membership or voting interests of Seller:

None.

iii.                                    Options or other rights to acquire from Seller, or other obligations of Seller to issue, any membership or voting interests or rights convertible into or exchangeable for membership or voting interests of Seller:

None.

Schedule 3.3(b)

List of Conflicts

None.

Schedule 3.3(d)

Required Seller Actions

1.             Potential consent to transfer of Farm #55 needed from Emma Miller, lienholder. The Deed of Trust encumbering Farm #55 has a due on sale clause which may apply if Wollert Enterprises, Inc. is liquidated.

2.             Consent of Fort Lyon Canal Company board of directors to transfer of Share Certificates as required by the Articles of Incorporation and Bylaws of the Fort Lyon Canal Company. Prior to any transfer of shares on the books of the company, the Fort Lyon Canal Company will need to review the transfer to confirm it meets the Company’s requirements and that assessments are current.

3.             Potential consents needed for modification of Farm Leases as indicated on Schedule 2.1(e).

Schedule 3.4

Litigation

1.             Fort Lyon Canal Company v. High Plains A & M, LLC et al, Case No. 04CW39, Water Division No. 2, State of Colorado. Lawsuit seeks certain attorneys’ fees incurred by Plaintiff in other legal proceedings.

2.             Howrey v. High Plains A & M, LLC et al, Case No. 05CV1185, Douglas County District Court, State of Colorado. Lawsuit seeks foreclosure of water rights in Douglas County which were formerly owned by High Plains A & M, LLC.

3.             Estates at Living Water v. High Plains A & M, LLC et al, Case No. 04CV1076, Douglas County District Court, Sate of Colorado. Lawsuit seeks to quiet title certain water rights in Douglas County which were formerly owned by High Plains A & M, LLC.

4.             Claim of Robert Reyher regarding alleged ambiguity in sales documents for Farm No. 58. The dispute has been verbally settled, but formal settlement documents are not yet signed.

Schedule 3.7

Environmental Liens

None.

Schedule 3.9

Water Rights Issues

1.	Farm # 23 9648	The prior owner lost the certificate. Notice Cert # period has run. FLCC Board to issue a certificate to Seller at next meeting of FLCC Board.

2.	Farm # 66	The certificates are pending transfer from Mr. White to Seller at next meeting
	Cert # 9622	of FLCC Board.
Farm # 65
Cert # 9628
Farm # 62
Cert # 9629

3.	Farm # 67	These certificates are being processed for transfer from Mr. White to Seller but
	Cert # 9617	action not likely until June FLCC Board Meeting.
Farm # 140
Cert # 9759

4.	Farm # 85	This certificate is being transferred from a Seller affiliate. FLCC Board to
	Cert # 9719	issue a new certificate at next meeting.

5.	Farm # 132	This certificate is being transferred from an intermediary to Seller. FLCC
	Cert # 9712	Board to issue a new certificate at next meeting.

6.	Farm # 61	This certificate was erroneously issued to a third party by FLCC Board and
	Cert # 9738	resolution is pending.

Schedule 3.10

Property Liens

FARM #1

1.	Reservation of right of way for any ditches or canals constructed by authority of the United States, in State Patent recorded
March 12, 1889, in Book 23 at Page 254, covering NW1/4 Sec 25-22-51.

2.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in State Patent recorded April 24, 1888, in Book 1 at Page 362, covering NE1/4 Sec 26-22-51.

3.

Right of way easement in deed from John Ostman to American Beet Sugar Company dated February 20, 1906 and recorded May 19, 1906 at Book 47, Page 583, located in NE1/4 Sec 26-22-51.

4.

Right of way easement in deed from Colorado National Bank of Denver to USA filed October 2, 1941 at Book 207, Page 479 a right to go upon the NE1/4 Sec 26 & NW1/4 except part of Sec 25-22-51 to remove natural or artificial structures or obstructions which may be detrimental to the operation and maintenance of the said dam and reservoir.

5.

Right of way easement to relocate telecommunication lines in deed from Mountain States Telephone Company and USA filed July 29, 1942 at Book 210, page 445.

6.

Right of way easement for access road in deed from Virgil L. Hogue and Carol S. Hogue to Tommy L. Allard and Mark K. Allard filed September 8, 1978 at Book 348, Page 79.

7.

Right of way easement for electric transmission in deed from Tommy Allard and Mary Allard to Utilities Board of City of Lamar filed May 17, 1989 at Book 399, page 158.

8.

Right of way easement for telecommunication lines in deed from Tommy Allard and Mary Allard to Mountain States Telephone and Telegraph Company filed February 7, 1990 at Book 404, Page 299.

9.

Easement from J-S Farms, Inc. to the Utility Board of the City of Lamar for utility lines recorded in Book 399 at Page 160 on May 17, 1989.

FARM #2

1.

Reservation of undivided ½ minerals in the instrument from Federal Land Bank of Wichita to Lawrence J. Feik recorded December 30, 1946 at Book 194, Page 379, together with the appurtenant rights to use the surface.

FARM #3

1.

Easement for pipeline and incidental purposes, granted by William H. Bangeman and Emma E. Bangeman as found in Easement Deed to the United States of America dated September 13, 1943 and recorded Sept. 13, 1943 in Book 376 at Page 283, as Reception Number 299478.

2.

Easement for a pipeline and incidental purposes, granted by Thomas J. Chrisco and Mamie M. Chrisco as found in Right of Way Grant to Phillips Petroleum Company dated October 11th, 1946 and recorded Oct. 26, 1946 in Book 411 at Page 17, as Reception Number 315508.

3.

Right of way grant from J and G. Herrington to Phillips Petroleum Co. recorded February 4, 1971 in Book 636 at Page 196.

FARM #4  (Water Rights Only)

FARM #5

1.

Right of way for ditches or canals constructed by the authority of the United States, as reserved in United States Patent recorded 1/28/1999 in Book 89 at Page 140, affecting the SE1/4 NE1/4 of Section 25, Township 22 South, Range 53 West of the 6th P.M.

2.

Reservation of right of proprietor of any penetrating vein or lode to extract his ore as reserved in United States Patent recorded 2/6/1900 in Book 14, Page 90, affecting the N1/2 NE1/4 and the N1/2 NW14 of Section 25, Township 22 South, Range 53 West of the 6th P.M.

3.

Subject to roads and irrigation ditches as shown on Survey Plats by Brundage Land Surveying, Inc. at Job No. 17502BEM and Job No. 1760HPL, dated October 11, 2002.

4.

Oil and Gas Lease recorded August 31, 1881 in Book 361 at Page 811, and any and all assignments thereof, or interests therein.

5.

U.S. Patent dated January 28, 1919 recorded in Volume 134 at Page 287.

6.

U.S. Land Patent No. 43389 to William King.

FARM #6

1.

Terms, agreements, provisions, conditions, and obligations as contained in Judgment and Decree in Case No. W-1461, in the District Court in and for Water Division No. 2, State of Colorado, entitled “In the Matter of the Application for Water Rights of Durward W. Jacobs in the Arkansas River or its tributaries in Bent County, Colorado”, recorded April 21, 1978, in Book 346, Page 643.

2.

Easement and right of way granted to Las Animas Municipal Light and Power by Kenneth Dodson for lines for the transmission of electrical energy by instruments recorded January 9, 1979, in Book 349, page 212.

3.

Terms, agreements, provisions, conditions, and obligations as contained in Agreement for Electric Service for Irrigation and Water Pumping by and between Southeast Colorado

Power Association, as Seller, and Mrs. Kenneth Dodson, as Consumer, recorded November 14, 1979, in Book 352, Page 652.

4.

Oil and Gas Lease between K. and D. Dodson and C. Nolte recorded October 1, 1980 in Book 355 at Page 889.

FARM #7

1.

Reservations of (1) Right of proprietor of any penetrating vein or lode to extract his ore; and (2) Right of way for any ditches or canals constructed by authority of United States, in U.S. Patent recorded October 26, 1889 in Book 23 at Page 275, covering S1/2 Sec 36-22-53.

2.

Right of way easement in deed from Richard Thaxton to the American Beet Sugar Company dated January 26, 1906 and recorded May 19, 1906 at Book 47, Page 581.

3.

Reservation of an undivided ½ minerals in the instrument from Federal Land Bank of Wichita to Charley D. Myers dated June 23, 1937 and recorded July 16, 1937 at Book 195, Page 382 in Sec 36-22-52; Corrected April 23, 1938 at Book 197, Page 197, together with the appurtenant rights to use the surface.

FARM #8

None

FARM #9

1.

Reservations of (1) Right of proprietor of any penetrating vein or lode to extract his ore; and (2) Right of way for any ditches or canals constructed by authority of United States, in U. S. Patent recorded June 29, 1891 in Book 14 at Page 332.

2.

Reservation of all minerals in the instrument from Harry E. Blackburn and Emma B. Blackburn to Harry E. Blackburn, Jr. and Viola Blackburn Smith recorded June 25, 1990 at Reception No, 274255, together with the appurtenant rights to use the surface.

FARM #10

None

FARM #11

1.

Right of way for electric transmission in deed from Alva C. Bart and Alma L. Bart to Bent-Prowers Rural Power Lines filed April 27, 1939 at Book 200, Page 131.

2.

Agreement for purchase of power from Southeast Colorado Power Association to Eunice J. Bogner, recorded October 3, 2001 at Reception No. 20011150.

FARM #12

1.

Right of way for electric transmission in deed from William A. Bush and Esther E. Bush to Bent-Prowers Rural Power Lines filed April 27, 1939 at Book 200, Page 91.

2.

Agreement for purchase of power from Southeast Colorado Power Association to Eunice J. Bogner, recorded October 3, 2001 at Reception No. 20011150, for a term to end July 3, 2002.

FARM #13

1.

Reservation of undivided ½ minerals in the instrument from Eliza M. Blair to Clyde Hutchinson and Richard Hutchinson, dated June 2, 1944 and recorded June 6, 1944 at Book 214, Page 76 in NE1/4 Sec 29-22-52, together with the appurtenant rights to use the surface.

2.

Reservation of right of way or any ditches or canals constructed by authority of the United States, in U.S. Patent recorded August 20, 1945, in Book 219 at Page 385, covering NE1/4 Sec 29-22-52.

3.

Reservation of right of way for any ditches or canals constructed by authority of the United States, recorded in U.S. Patent recorded August 20, 1945 in Book 219 at Page 385.

FARM #14

1.

Right of way deed for electric transmission in deed from Dan Cass and Mrs. Dan Cass to Bent-Prowers Rural Power Lines Association dated June 6, 1938 and recorded October 14, 1939 at Book 199, Page 234 through the E1/2SW1/4, SE1/4NW1/4 and Lots 2, 3, & 4 of Sec 19-22-49.

2.

Reservation of undivided ½ minerals in the instrument from Federal Land Bank of Wichita to Dan Cass recorded August 31, 1945 at Book 194, Page 371, together with the appurtenant rights to use the surface.

FARM #15

1.

Grant of undivided ½ minerals in the instrument from First National Bank of Colorado Springs, Trustee to The Poudre Valley National Bank of Fort Collins, Ruth Trostel Holman and Fred B. Trostel recorded April 18, 1958 under Book 273, Page 348, together with the appurtenant rights to use the surface.

FARM #16

1.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded February 2, 1899 in Book 25 at page 317, under Reception No. 10317, covering SE ¼ of Sec. 35, Twp 21S., Rge 46W.

2.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded December 26, 1899, in Book 25 at Page 380, under Reception No. 11812, covering NE ¼ of Sec. 35, Twp 21S., Rge 46W.

3.

Grant of ¼ minerals in Decree of Estate of Grace M. Williams to Helen C. McMillen and Ruth J. Northrup, recorded August 28, 1970 in Book 496 at Page 152, under Reception No. 367606, together with appurtenant rights to use the surface.

4.

Easement along the W½ NE 14 of Sec 35, Twp 21S., Rge 46W, for an electric transmission line as granted by Norman L. Coen to Southeast Colorado Power Association in instrument recorded April 20, 1983 at Reception No. 417785.

FARM #16b

1.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded February 2, 1899 in Book 25 at page 317, under Reception No. 10317, covering SE ¼ of Sec. 35, Twp21S., Rge 46W.

2.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded December 26, 1899, in Book 25 at Page 380, under Reception No. 11812, covering NE ¼ of Sec. 35, Twp 21S., Rge 46W.

3.

Grant of ¼ minerals in Decree of Estate of Grace M. Williams to Helen C. McMillen and Ruth J. Northrup, recorded August 28, 1970 in Book 496 at Page 152, under Reception No. 367606, together with appurtenant rights to use the surface.

4.

Easement along the W½ NE¼ of Sec 35, Twp 21S., Rge 46W, for an electric transmission line as granted by Norman L. Coen to Southeast Colorado Power Association in instrument recorded April 20, 1983 at Reception No. 417785.

FARM #17

1.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded January 27, 1899, in Book 11 at Page 164, covering SW1/4.

2.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded March 9, 1899, in Book 11 at Page 175, covering NW1/4.

3.

Grant of ¼ minerals in the Decree of the Estate of Grace M. Williams to Helen C. McMillen & Ruth J. Northrup recorded August 28, 1970 in Book 496, Page 152, together with the appurtenant rights to use the surface.

FARM #18

4.	Judgment and Decree adopting award of certain absolute underground water rights made March 26, 1973 in the District Court for Colorado, Case No. W-1240.

FARM #19

1.

Easement for the Fort Lyon Canal Company’s canal as referred to in Warranty Deed recorded September 24, 1921 in Book 118, Page 164.

2.

Undivided ¼ of all oil, gas and other minerals in and under said premises together with right of access to prospect for and remove the same as reserved by James G. Wright, Pearl Petersen, Lilly Mae Gunther, Maxine Wright, Marilyn Kay Roth and James Benjamin Wright, in a deed recorded November 2, 1970, in Book 323, Page 880, and any interests therein or rights thereunder.

3.

Undivided 1/8 of all oil, gas and other minerals in and under the premises, as reserved by Joseph L. Brand and Elizabeth L. Brand, in a deed recorded April 18, 1972, in Book 327, Page 167, and any interests therein or rights thereunder.

4.

Undivided ½ of grantors interest in all oil, gas and other mineral rights, as reserved by The First National Bank in Lamar, in the deed to Terrence W. McManus and Roberta McManus, recorded March 27, 1985, in Book 377, Page 390, and any and all rights and interest thereunder.

5.

Agreement for purchase of power between Southeast Colorado Power Association, as seller and Thomas Staker, as consumer, and recorded December 20, 1978, in Book 349, Page 110.

FARM #20

1.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded August 31, 1921, in Book 105, Page 462, affecting N1/2NW1/4 and NE1/4 of Sec 23-22-52.

2.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded September 9, 1921, in Book 89, Page 504, affecting N1/2SE1/4 of Sec 23-22-52.

3.

Reservation of right of proprietor of any penetrating vein or lode to extract his ore, in U.S. Patent recorded July 20, 1900, in Book 14, Page 419, affecting S1/2NW1/4 and N1/2SW14 of Sec 23-22-52.

4.

Easement and right of way 100 feet wide for the main line of the canal as same is now located (February 20, 1888), as reserved by The Arkansas River, Land, Reservoir and Canal Company in Deed to L.S. Campbell, recorded March 7, 1888, in Book 2, Page 118, affecting DS1/2SW1/4 of Sec 23-22-52, in which the specific location of the easement is not defined.

5.

Permission to use the so-called “Heath” road and the so-called “Heath-King” road in an East-West direction between the SE1/4 and the NE1/4 of Section 26-22-52 as granted to

Rachel Melchior, Kenneth Dodson and Donna Dodson, Plaintiff; E. Cecil King, Patricia Ann King, Douglas King and Catherine King, Defendants and Third-Party Plaintiffs; and Edward Melchoir, Third-Party Defendant, and their agents, servants, employees, independent contractors, or family members, as granted in Order Approving Stipulation in Civil Action 84 CV 3, District Court, Bent County, Colorado recorded June 23, 1987, in Book 385, Page 282, in which the specific location of the roads in not defined.

6.

Easement and right of way for access from the County Road at two points across the country as granted to Tom Ward and Linda Ward, Grantees by Williams and Gail June Piper, Grantors, by instrument recorded December 11, 1990, in Book 410, Page 179.

7.

Undivided ½ interest in all oil, gas and other mineral rights as reserved by Mildred C. Scott, aka Mildred Scott, in the deed to George F. Reyher and Pauline K. Reyher, as joint tenants, recorded January 25, 1956, in Book 262, Page 437, and any and all assignments thereof or interests therein.

8.

Undivided ¼ interest in all oil, gas and other mineral rights, as reserved by George F. Reyher and Pauline K. Reyher, in the Deed to Dwight L. Heath, Trustee under the Last Will and Testament of Harry H. Heath, Deceased, recorded August 10, 1965, in Book 307, Page 135, and any and all assignments thereof or interests therein.

9.

Oil and Gas Lease between Dwight L. Heath, Trustee; and the Anschutz Corporation, recorded February 1, 1973, in Book 329, Page 479, and any and all assignments thereof, or interests therein.

10.

Reservation of right of proprietor of any penetrating vein or lode to extract his ore, in United States Patent recorded June 21, 1876, in Book 1, Page 993, and in certified copy thereof, recorded April 19, 1965, in Book 306, Page 116.

11.

Easement and right of way for a telephone and telegraph line, granted to The Mountain States Telephone and Telegraph Company by William J.A. Scott, by instrument recorded February 13, 1959, in Book 277, Page 491.

12.

Easement and right of way for communication and other facilities, as said Grantee may require, as granted to The Mountain States Telephone and Telegraph Company, by Frank Richards, in the instrument recorded December 20, 1972, in Book 329, Page 51.

13.

Easement and right of way as referred to in Assignment and Assumption of Right of Way Agreements between U.S. West Communications, Inc., as Assignor, and Eagle Telecommunications, Inc./Colorado, a Colorado corporation as Assignee, recorded March 16, 1995, at Reception No. 1995-377, in which the specific location of the easements is not defined.

14.

Right to deny or restrict each and every right of access to and from the land insured hereby, directly onto abutting street or highway designated as State Highway No. 6 (U.S. Highway No. 50) recorded March 3, 1959, in Book 278, Page 1.

15.

Oil and Gas lease between Frank O. and Marjorie S. Richards; and Carol Russell, recorded October 2, 1981, in Book 362, Page 679, and any and all assignments thereof, or interests therein.

16.

All of grantors interest in oil, gas and other mineral rights, as conveyed to Marjorie S. Richards, by William L. Long and Nancy A. Long in the deed recorded January 9, 1991, in Book 411, Page 44, and any and all assignments thereof, or interests therein.

17.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded June 15, 1895, in Book 23 at Page 292, covering N1/2N1/2NW1/4 Sec 25-22-52.

18.

Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded February 29, 1892, in Book 23 at Page 282, covering S1/2SW1/4 Sec 24-22-52.

19.

Right of way easement across SW1/4 for perpetual easement for a waste water tube for benefit of NW1/4 Sec 25 from First National Bank to Kenneth Dodson and Donna Dodson filed October 25, 1985 under Reception No 267524.

20.

Right of way easement or railroad in deed from Charles Edward Heizer to The American Beet Sugar Company filed May 19, 1906 at Book 47, Page 591 in SW1/4 Sec 25-22-52.

21.

Right of way easement for railroad in deed from Charles Edward Heizer to The Atchinson, Topeka and Santa Fe Railway Company filed August 29, 1906 at Book 56, Page 573 in SW1/4 Sec 25-22-52.

22.

Reservation of undivided ½ minerals in the instrument from Glenn E. McLaughlin, Personal Representative for Estate of Claude Everett McLaughlin, Deceased to Dale Hyatt recorded April 27, 1976 at Book 340, Page 211, together with the appurtenant rights to use the surface.

FARM #21

None

FARM #22

1.

Reservation of the Right of Proprietor of any penetrating vein or lode to extract his ore, in Patent recorded March 13, 1897, in Book 14 at Page 61.

2.

Right of way for 50’ strip for railroad in deed from Peter Scott to D.J. Cooper to American Beet Sugar Company dated February 12, 1906 and recorded February 19, 1906 at Book 47, Page 577.

3.

Right of way for railroad in deed from Joseph S. Purvis and William F. Purvis to AT & SF Railway Company recorded July 28, 1908 at Book 56, Page 559, located in Part of N1/2NE1/4.

4.

Right of way for railroad in deed from Mrs. George Purvis to County Commissioners dated July 5, 1927 and recorded July 8, 1927 at Book 125, Page 397.

5.

Right of way for electric transmission in deed from M.E. Poquette to The Western Public Service Company dated July 6, 1931 and recorded September 11, 1934 at Book 186, Page 353.

6.

Right of way for electric transmission in deed from Annie P. Purvis to Las Animas Municipal Light and Power dated June 9, 1945 and recorded June 11, 1945 at Book 219, Page 94.

7.

Right of way for assess in deed from James M. Mayhew and Ellen Maxine McDermott to Department of Highways recorded October 11, 1958 at Book 276, Page 229.

FARM #23

1.

Reservations of (1) Right of proprietor of any penetrating vein or lode to extract his ore; and (2) Right of way for any ditches of canals constructed by authority of United States, in U.S. Patent recorded October 31, 1906 in Book 14 at Page 201.

2.

Right of way for 10’ easement for telecommunications through S1/2 Sec 31-22-51 in deed from Margaret M. Shaw and Kenneth R. Shaw to Mountain States Telephone and Telegraph Company dated January 21, 1959 and recorded February 13, 1959 a Book 277, Page 496.

3.

Right of way for 10’ easement for telecommunications through S1/2 Sec 31-22-51 in deed from Kenneth R. Shaw to Mountain States Telephone and Telegraph Company dated December 9, 1970 and recorded January 5, 1971 a Book 324, Page 218.

4.

Judgment and Decree recorded July 12, 1972 in Book 327 at Page 734 adopting ruling of water referee regarding certain absolute underground water rights.

FARM #24

1.

Right of way for conduits for irrigation and drainage purposes along the South line of N1/2 of Sec 34-22-52 in deed from The Las Animas Land & Stock Company to The American Beet Sugar Company filed May 19, 1906 at Book 47, Page 578.

2.

Reservation of undivided ½ minerals in the instrument from National Bank of Topeka, Trustee to Gladys M. Copeland, dated October 31, 1952 and recorded November 12, 1952 at Book 244, Page 147, in N1/2NW1/4 Sec 34-22-52, together with the appurtenant rights to use the surface.

3.

Judgment and Decree dated August 24, 1973 adopting ruling of water referee entered on July 19, 1973, concerning case number W-1969.

FARM #25

1.

Right-of-way easement between Donald H. Fowler and Lucy R. Fowler and Greeley Gas Company, a Colorado corporation, dated February 11, 1991, recorded February 22, 1991, in Book 412, at Page 58, under Reception No. 274978.

FARM #26a

1.

Reservation of undivided ½ minerals in the instrument from Robert V. Karr & Ethel B. Karr to John W. Hurley and Alene E. Hurley recorded March 14, 1961 at Book 287, Page 499, together with the appurtenant rights to use the surface.

FARM #26b

1.

Reservation of undivided ½ minerals in the instrument from Robert V. Karr & Ethel B. Karr to John W. Hurley and Alene E. Hurley recorded March 14, 1961 at Book 287, Page 499, together with the appurtenant right to use the surface.

2.

Life estate in favor of Alene E. Hurley created by Warranty Deed recorded January 11, 1984 at Book 372, Page 864.

FARM #27

1.

Right of way for railroad in part of NW1/4 Sec 26-22-51 in deed from John R. Mulvane to Atchinson, Topeka and Santa Fe Railway Company recorded July 28, 1908 in Book 56, Page 550.

2.

Easement right of way for electric transmission in deed from Edgar A. Ford to Utilities Board of Lamar dated November 23, 1964 and recorded November 25, 1964 at Book 304, Page 488 through W1/2 & Lots 1 & 7 of Sec 35-22-51.

3.

Right of way easement for telecommunications in deed from Coy S. Ham to Mountain States Telephone and Telegraph Company recorded June 5, 1980 at Book 354, page 371 through NE1/4 Sec 25-22-51.

4.

Right of way easement for electric transmission in deed from Coy S. Ham to Southeast Colorado Power Association recorded August 11, 1980 at Book 355, Page 96.

FARM #28

1.

All rights to any and all minerals, ore and metals of any kind and character, and all coal, asphalthum, oil gas and other like substances in or under said land, the rights of ingress and egress for the purpose of mining, together with enough of the surface of the same as may be necessary for the proper and convenient working of such minerals and substances, as reserved in Patent form the State of Colorado, recorded November 16, 2001, under Reception No. 20011403.

2.

Right of way for railroad in part of NW1/4 Sec 27-22-51 in deed from State of Colorado to Arkansas Valley Railroad Company dated August 7, 1906 and recorded January 8, 1907 at Book 56, Page 126.

3.

Right of way for railroad in part of NW1/4 Sec 27-22-51 in deed from State of Colorado to Atchison, Topeka and Santa Fe Railroad Company dated May 28, 1908 and recorded June 20, 1908 at Book 56, Page 525.

FARM #30

1.

Right-of-way easement between Hudson & Persyn, Ltd., and Charles R. Odgen and Vivienne H. Odgen, dated April 9, 1985, recorded April 10, 1985, in Book 377, Page 565, at Reception NO. 266365.

FARM #31

1.

Right of way easement for electric transmission in deed from A.S. Tolton and Emma Tolton to Bent-Prowers Rural Power Lines Association dated December 3, 1938 and recorded April 27, 1939 at Book 200, Page 69.

FARM #32

1.

Right of way for telecommunications through Lots 2, 3, 4 of Sec 5-23-52 & Lot 1 of 6-23-52 in deed from J.F. Walsh to Mountain States Telephone & Telegraph Company filed February 20, 1929 at Book 166, Page 254.

2.

Right of way for power lines through Indian Claim A in deed from Colorado National Bank of Denver, Executor of Estate of Helen Brown Douglas to Bent-Prowers Rural Power Lines filed April 22, 1939 at Book 200, Page 130.

3.

Right of way for the purpose of correcting river channel for flood control in deed from Henry Manifor to Bent County filed June 19, 1953 at Book 247, Page 36.

4.

Reservation of undivided ½ minerals in Indian Claim 16 in the instrument from Regis College & Saint Thomas Theological Seminary to Henry A. Manifor & Mary Manifor, dated June 3, 1936 and recorded October 3, 1936 at Book 191, Page 529, together with the appurtenant rights to use the surface.

FARM #33

1.

Subject to County Roads JJ and No. 17 right-of-way, as shown on the Warranty Deed recorded September 3, 2002, at Reception No. 20021303.

FARM #34

1.

Right of way deed for railroad in deed from John R. Mulvane to The Atchison, Topeka and Santa Fe Railway Company dated July 27, 1909 and recorded October 11, 1909 at Book 61, Page 205, in Sec 31-22-51.

2.

Right of way for roadway along the North side of NW1/4 Sec 31-22-51 in deed from J.B. Shaw to Board of County Commissioners filed July 8, 1927 at Book 148, Page 450.

3.

Right of way for roadway in Sec 31-22-51 in deed from J.B Shaw to Board of County Commissioners filed July 8, 1927 at Book 125, Page 395.

4.

Right of way for roadway lying South and adjacent to Railroad in deed from Joseph B. Shaw to Board of County Commissioners filed August 17, 1927 at Book 148, Page 474.

5.

Right of way easement in W1/2 N of U.S. Highway 50 in Sec 31-22-51 for electric transmission in deed from Kenneth R. Shaw and Helen M. Samuelson to Las Animas Municipal Light and Power dated June 9, 1945 and recorded June 11, 1945 at Book 219, Page 95.

6.

Reservation of undivided ½ minerals in the instrument from Kenneth M. Shaw and Margaret S. Gallup to Cherry Enterprises, Inc. recorded January 9, 1984 at Book 372, Page 843 together with the appurtenant rights to use the surface.

FARM #35

1.	Right of way granted by Janet M. Brown to Las Animas Municipal Light and Power Co., recorded June 13, 1056 in Book 264 at Page 339.

2.

Undivided ½ interest in all oil, gas, minerals and mineral rights, as reserved by Janet M. Brown in the deed to Everett Bilyeu and Elma Maxine Bilyeu, recorded August 1, 1967, in Book 314, Page 144, Bent County, Colorado records, and any and all rights and interest therein.

3.

Easement and right of way for pole line for the purpose of transmitting electric current across the NE1/4 of Section 36, in a westwardly direction by Janet M. Brown, by Hugh Munro, Agent, by instrument recorded February 16, 1952, in Book 242, Page 122, Bent County, Colorado records, in which the specific location of the easement is not defined.

4.

Right to deny or restrict each and every right of access to and from the land insured hereby, directly onto abutting street or highway designated as Colorado State Highway No. 6 by deed from Janet M. Brown, formerly Janet M. Orr to the Department of Highways, State of Colorado, recorded March 3, 1959, in Book 278, Page 7, Bent County, Colorado records.

5.

Any right, title or interest of Everett Bilyeu, Campo Holding Trust, Derral Schroder, John Eatherage, Kinan Burk, Walter Marston, Dale Hyatt or Common Title Bond and Trust under the following instruments: Recorded February 6, 1986 at Book 380, Page 860, and April 23, 1986, Book 381, Page 502.

6.

Access easement over and upon the W40’ E 433.65’ N54’ of Section 36-22-52 in deed from A. Miller and Hazel A. Miller to Walter and Elizabeth Wagner filed May 26, 2002 under Reception No. 20020605.

FARM #36

None

FARM #37

1.

Right-of-way between Mrs. Martha Burger and Bent-Prowers Rural Power Lines Association, a corporation, dated July 29, 1938, recorded April 27, 1939, in Book 200, at Page 51.

2.

Right-of-way between August Reyher and Kansan-Colorado Utilities, Inc., dated November 16, 1951, recorded March 26, 1952, in Book 242 at Page 270, the purpose to lay, maintain, alter, repair, operate, remove and relay parallel pipelines for the transportation of oil or gas, on and over subject property.

FARM #38

1.

Agreement between George Reyher & Sons, Inc. and Wallace A. Doe and Irene A. Doe, dated March 26, 1982, recorded March 30, 1982, in Book 365, Page 786, at Reception No 258466, conveyed premises is supplied with domestic water from a well North of and adjoining the premises conveyed through a pipeline.

2.

Well Users Agreement between George Reyher & Sons, Inc., Party of the first part, Kristin A. Reyher, personal representative of the Irene A. Doe Estate, party of the second part, and Jeanne K. Bullard Kenneth E. Rowland, Parties of the Third Part, dated June 8, 1999, recorded June 10, 1999, at Reception No. 19990819, conveyed premises is supplied with domestic water from a well owned by George Reyher & Sons, Inc., through a pipeline extending Southerly across the premises conveyed.

FARM #39

1.

Subject to an easement or ditch over a strip of land 15.00 fee wide according to the deed recorded June 2, 2003, at Reception No. 20030737.

2.

Subject to the right-of-way of County Roads LL and MM, according to the deed recorded June 2, 2003, at Reception No. 20030737.

3.

Findings of the District Court of Colorado dated August 26, 1946 regarding August Reyher Seepage Ditch No. 1.

4.

Decree recorded November 13, 1930 in Book 165 at Page 464 regarding priorities of right to use water for domestic purposes.

FARM #40

1.

Easement for the right to lay, maintain, operate, inspect and remove a pipeline or pipelines and incidental purposes, granted by William Ricken and Christine Ricken as found in Right of Way Grant to Phillips Petroleum Company dated October 10, 1946 and recorded October 26, 1946 in Book 411 and Page 19, as Reception No. 315511.

2.

Easement for the right to lay, maintain, operate, inspect, and remove a pipeline or pipelines, and appurtenances, over, through, upon, under and across lands and incidental purposes, granted by George William Ricken as found in Right of Way Grant to Phillips

Petroleum Company dated November 6, 1946 and recorded December 7, 1946 in Book 411 and Page 36, as Reception No. 316114.

3.

One-half of all mineral and mineral rights, in, on, on underlying the land as reserved by Denver Joint Stock Land Bank of Denver in Special Warranty Deed to George William Ricken and William Ricken dated February 3, 1943 and recorded February 13, 1943 in Book 376 and Page 195 at Reception No. 296603 and file number C01800.

FARM #41

1.

Subject to the East 30.00 feet of said tract for County Road 24 right-of-way purposes.

FARM # 42

1.

Subject to telephone and utility easements appearing in Book 298, at Page 149, Bent County, Colorado records and for the electric transmission lines appearing in Book 302, Page 184, Bent County, Colorado records, and for water pipelines in Book 334, Page 8, Bent County, Colorado records.

2.

Oil and gas lease between Garold E. Root and Rock Royalty, Inc., dated February 16, 2001, recorded October 30,2001, under reception NO. 20011309, and any interests therein or right thereunder for a term of three years.

3.

Subject to the rights-of-way for County Roads No. 32 and “JJ”.

FARM # 43

1.

Reservation of an undivided ½ royalties in the instrument form Bessie L. Rogers and Bert E. Rogers to L.M. Felkner and A.O. Felkner, dated December 29, 1925 and recorded January 21, 1926 at Book 148, Page 154, together with the appurtenant rights to use the surface.

2.

Right of way easement for electric transmission through N1/2NE1/4 Sec 22-22-51 in deed from L.M. Felkner to Bent-Prowers Rural Power Lines Association dated February 18, 1039 and recorded April 27, 1939 at Book 200, Page 118.

3.

Easement and right of way to carry irrigation water granted to Edgar A. Ford and Bertha P. Ford by John Miller, Executer of the Estate of Katherine Miller, deceased, Catherine B. Henderson and Evelyn L. Young in the instrument recorded January 30, 1962, in Book 291, Page 485.

FARM # 44

1.	Right of way granted by F. Kreybill and A. Lubers to the AT&SF Railway Co., recorded June 15, 1907 in Book 56 at Page 232.

2.

Reservation of undivided 1/6 mineral in the instrument from Nellie F. Heizer, Kenneth F. Heizer and Robert E. Heizer to Elmo R. Sakai recorded February 5, 1956 at Book 268, Page 23 under Reception No. 79297, together with the appurtenant rights to use the surface.

3.

Reservation of undivided ½ mineral in the instrument from American Crystal Sugar Company fka American Beet Sugar Company to Elmo R. Sakai recorded July 20, 1956 at Book 264, Page 562, together with the appurtenant rights to use the surface.

4.

Right of way for electric transmission in deed from Elmo Sakai to Las Animas Municipal Light and Power filed February 16, 1952 at Book 242, Page 120, located in part of NW1/4 Sec 36-22-52.

5.

Right of way for railroad in deed from Robert E. Heizer to AT&SF Railway Company filed July 24, 1908 at Book 56, Page 543.

6.

Ruling of Referee recorded October 24, 1973 in Book 331 at Page 869 regarding certain absolute underground water rights.

FARM #45

None

FARM #46

1.	Rights of way granted by J. Mulvane to the AT&SF Railway Co., recorded July 28, 1908 at Page 557 and 558.

2.

Right of way for canal located in NW1/4 Sec 26-22-52 in deed from August Wadhams to the Fort Lyon Canal Company filed March 6, 2006 at Book 53, Page 431.

3.

Right of way for electric transmissions located in NW1/4 Sec 26-22-52 in deed from Ed Wadhams, Administrator of Estate of August Wadhams, Deceased to Bent-Prowers Rural Power Line Association filed October 14, 1939 at Book 200, Page 377.

4.

Right of way for electric transmission located in SE1/4 Sec 31-22-52 in deed from George Hillman to Bent-Prowers Rural Power Lines Association filed April 27, 1939 at Book 200, Page 80.

5.

Reservation of undivided ½ minerals in the instrument from National Bank of Topeka, Trustee to E.L. Wilkins, Sr. and E.L. Wilkins, Jr. recorded June 10, 1952 at Book 242, Page 402, covering S12NW1/4 Sec 31-22-52, together with the appurtenant rights to use the surface.

6.

Reservation of undivided ½ minerals in the instrument from American Crystal Sugar Co. to E.L. Wilkins and Son recorded April 23, 1956 at Book 263, Page 522, to together with the appurtenant rights to use the surface.

7.

Stipulations recorded at Book 385, Page 282 in the office of the Clerk & Recorder of Bent County, Colorado.

8.

Judgment and decree dated December 20, 1971 adopting the ruling of the water referee dated November 18, 1971 regarding certain absolute underground water rights.

FARM #47

1.

Right of way easement for electric transmission in deed from A.S. Tolton and Emma Tolton to Bent-Prowers Rural Power Lines Association dated December 3, 1938 and recorded April 27, 1939 at Book 200, Page 69.

FARM #48

1.	Oil and gas lease between C. Sniff and wife and Rock Royalty, Inc., dated February 16, 2001.

2.

Pipeline right-of-ray for the use of transporting water granted to Joe Cline and Bonnie Cline, and ALA-TEX Cattle Company, by Curtis G. Sniff and Karla R. Sniff, dated August 31, 1998, recorded October 20, 1998, at Reception No. 19981499.

FARM #49

1.

Subject to easements for electric transmission lines, public roads, and ditches which may be apparent from a visual examination of the surface of the land as shown in document recorded March 7, 1972 in Book 326 at Page 601.

2.

Reserving and excepting one-half of all oil, gas, coal and other mineral rights, together with the right of ingress and egress therefrom for the purposes of prospecting, exploring and developing the same, as reserved in document recorded January 15, 1966 in Book 282 at Page 219.

3.

Easement for repair and replacement of a domestic pipeline as it crosses the property as shown in deed recorded June 24, 2002 at Reception No. 20020821.

FARM #50 (Water Rights Only)

FARM #51

1.

Right of way for electric transmission through E1/2 Sec 15-22-51 in deed from E.S. Taliaferro and J. Mabel Taliaferro to Bent-Prowers Rural Power Lines Association dated June 13, 1938 and Recorded October 14, 1939 at Book 199, Page 230.

2.

Reservation of (1) Right of proprietor of any penetrating vein or lode to extract his ore; and (2) Right of way for any ditches or canals constructed by authority of United States, U.S. Patent recorded February 6. 1896 in Book 14, Page 381, covering SE1/4 Sec 15-22-51.

3.

Reservation of right of proprietor of any penetrating vein or lode to extract his ore, in U.S. Patent recorded April 19, 1912 in Book 14, Page 567, covering NW1/4 of Sec 15-22-51.

4.

Reservation of right of proprietor of any penetrating vein or lode to extract his ore, in U.S. Patent recorded May 19, 1890 in Book 14, Page 306.

5.

Reservation of undivided ½ minerals in the instrument from Federal Land Bank of Wichita to Mabel Taliaferro, dated February 18, 1938 and recorded March 7, 1938 at Book 199, Page 26, located SE1/4 Sec 15-22-21, together with the appurtenant rights to use the surface.

FARM #52

1.

All rights to any and all minerals, ore and metals of any kind and character, and all coal, asphaltum, oil gas and other like substances in or under said land, the rights of ingress and egress for the purpose of mining, together with enough of the surface of the same as may be necessary for the proper and convenient working of such minerals and substances, as reserved in patent form the State of Colorado, recorded May 19, 1894, in Book 23 at Page 288.

2.

Easement deed from I. and H. Millen to W. Wagner Access dated May 6, 2002 – no recording information available.

3.

Ruling of referee dated February 10, 1973 regarding an absolute underground water right in District Court Case No. W-1227.

FARM #53

1.

Subject to County Road “JJ” Right-of-Way and access and utility easements as given in Reception No. 1997435.

FARM #54

1.

Right of way for irrigation of the SW1/4 Sec 20-22-49 in deed from John Beckman to The Las Animas Land and Stock Company filed January 17, 1903 at Book 47, Page 218.

FARM #55

1.

Reservations of (1) right of proprietor of any penetrating vein or lode to extract his ore, and (2) right of way for any ditches or canals constructed by authority of United States, in U.S. Patent recorded November 14, 1900, in Book 40 at Page 41, covering SE1/4 Sec 31-21-46.

2.

Reservation of (1) right of proprietor of any penetrating vein or lode to extract his ore; and (2) right of way for any ditches or canals constructed by authority of United States, in U.S. Patent recorded February 27, 1905, in Book 25 at Page 566, covering S1/2NE1/4 Sec 31-21-46.

3.                                       Easement and right of way for communications, as granted by Geo. R. Wilson to AT&T, in the instrument recorded May 16, 1929, in Book 210 at Page 242.

4.                                       Easement and right of way for roadway, as granted by Charles E. Wilson to Board of County Commissioners, in the instrument recorded October 22, 1937, in Book 268 at Page 273.

5.                                       Easement and right of way for conveyance and transfer of water from Thurston Lake aka Thurston Reservoir, as granted by the Fort Lyon Canal Company to W.W. Land and Cattle Co., in the instrument recorded October 24, 1977, in Book 522 at Page 613.

FARM #56

1.                                       A right of way for ditches or canals constructed by the authority of the United States, as reserved in United States Patent covering the E1/2E1/2 of Section 23, Township 22 South, Range 53 West of the 6th P.M., recorded April 2, 1902 in Book 14 at Page 434.

2.                                       An ingress and egress easement reserved by Daniel G. DiRezza and Katrena L. DiRezza across the West 35 feet of the South 331 feet of the SW1/4 of Sec 24-22-53, as shown on deed recorded September 13, 2002 under Reception No. 20021363.

FARM #57

1.                                       Right of way easement for ditch pipeline across Sections 6 & 7 in deed from William R. Likes, Jr. and Linda M. Likes to Curtis D. Byers and Starla R. Byers filed August 12, 1999 under Reception No. 19991111.

FARM #58

1.                                       Subject to the East and South 30.00 feet of said tract for County Road No. 25 and No. LL purposes.

2.                                       Lease between R. and M. Reyher and McClave Water Association, Inc. recorded September 16, 1998 at Reception No. 19981320

FARM #59

1.                                       Right of way for railroad in deed from Mary E. Chase and Eva S. Hollenbeck to AT & SF Railway Company dated August 26, 1907 and recorded September 26, 1908 in Book 61, Page 12 in NW1/4SW1/4 Sec 28-22-51.

2.                                       Right of way to go over, upon, and across certain portions of SW1/4 Sec 28-22-51 in deed from State of Colorado to James H. Ashcraft filed November 23, 1912 at Book 68, Page 509.

3.                                       Right of way to go over, upon and across certain portions of SW1/4 Sec 28-22-51 in deed from James H. Ashcraft to R.B. Morrison filed March 15, 1918 at Book 80, Page 587.

4.                                       Reservation of undivided ½ minerals in the instrument from Federal Land Bank of Wichita to W.H. Basse and Cynthia Basse recorded July 8, 1946 at Book 224, Page 210, together with the appurtenant rights to use the surface.

5.                                       Right of way for telecommunications in deed from Williamett Hornseth to Mountain States Telephone and Telegraph Company filed June 29, 1977 at Book 344, Page 264.

6.                                       Reservation of undivided ½ minerals in the instrument from Robert Hornseth and Williamett Hornseth fka Basse to Willard Kasza recorded January 16, 1992 at Book 419, Page 22, together with the appurtenant rights to use the surface.

7.                                       Upon death of Robert and Williamett Hornseth an undivided ¼ mineral interest shall revert to Willard Kasza, his heirs and assigns as shown in deed filed January 16, 1992 at Book 419, Page 22.

8.                                       Reservation of all minerals now owned by Joe Kasza and Kaye Kasza, including all reversions in the instrument recorded February 23, 1998 under Reception No. 19980271, together with the appurtenant rights to use the surface.

9.                                       Reservation by Joe Kasza and Kaye Kasza (grantors), their Personal Representatives, heirs, successors or assigns of 10 percent of the gross selling price of any Fort Lyon Water presently appurtenant to the above described real property if the same is sold by Grantees (Laddie & Kathy Cumbie), or either of them, or their assigns, separate from the above described real property on or before 15 years from February 17, 1998 (the date of the Deed); it being understood that grantors (Joe & Kaye Kasza) shall not be responsible for any expenses incurred in the sale of such water.

FARM #60 A-H

1.                                       Rights of Ways for the following:  Fort Lyon Canal along the North 40 feet, more or less, of subject property; for County Road 35 along the West 30 feet, more or less, of subject property; and for Colo Hwy No. 194 along the Southerly boundary of subject property; and easements therefor and incidental purposes, insofar as the same might affect subject property. All as shown by Land Survey Plat dated June 27, 2003, prepared by Petersen Surveying, Inc.

2.                                       Encroachment of fences and field onto land adjoining North and East of that part of Lot 9 and that part of Indivian Claim No. 13 covered in subject legal description, as shown by Land Survey Plat dated June 27, 2003, prepared by Petersen Surveying, Inc.

3.                                       An undivided ½ interest in all oil, gas and other minerals and mineral rights in upon and under said real estate, together with the full and free right to enter upon said premises and use so much of the surface thereof as may be reasonable and necessary for operating drilling and marketing the production thereof as reserved by The Federal Land Bank of Wichita In Warranty Deed To George Dorsch and Alex Forsch dated June 18, 1943 and recorded Oct. 20, 1943 in Book 376 at Page 296 at Reception Number 299951.

4.                                       Judgment and Decree recorded September 4, 1973 in Book 657 at Page 482 adopting the ruling of the water referee regarding certain absolute underground water rights.

FARM #61  (Water Rights Only)

FARM #62

1.                                       Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded June 7, 1902 in Book 40 at Page 78, under Reception No. 17472, covering SW1/4 Sec 17.

2.                                       Easement and right of way for an electric transmission and/or distribution line or system purposes as granted by G.V. Culp to Southeast Colorado Power, recorded November 7, 1951 in Book 357 Page 98.

3.                                       Easement for the purpose of laying, constructing, operating, inspecting, maintaining, repairing, replacing, and removing of pipeline for the transportation of irrigation water over and across land in SE1/4 17-22-46 from H. Hunter White, III to A.C. Rowan & Bonnie I. Rowan in deed dated March 12, 2003 and recorded March 13, 2003 under Reception No. 499440.

4.                                       Right of way easement from A.C. & Bonnie Rowan to Southeast Colorado Power Association recorded October 9, 1979 in Book 530 at Page 584.

FARM #63  (Water Rights Only)

FARM #64

1.                                       Right of way for electric transmission through W1/2NE1/4 Sec 32-22-48 in deed from Daniel & Lena Carl to Bent-Prowers Rural Power Lines Association filed March 22, 1939 at Book 200, Page 10.

2.                                       Reservation of undivided ½ minerals in the instrument from Federal Land Bank of Wichita to Daniel Carl recorded August 24, 1945 at Book 194, Page 369, covering E1/2NE1/4 Sec 32 & NW1/4 Sec 33-22-48, together with the appurtenant rights to use the surface.

3.                                       Reservation of undivided ½ minerals in the instrument from Daniel Carl to Lloyd M. Carl & Lala L. Carl recorded June 30, 1950 at Book 237, Page 14, covering E1/2NE1/4 Sec 32 & NW1/4 Sec 33-22-48, together with the appurtenant rights to use the surface.

4.                                       Right of way for gas pipeline through E1/2NE1/4 Sec 32-22-48 from Lloyd M. Carl to Colorado Interstate Gas Company filed August 4, 1951 at Book 239, Page 376.

5.                                       Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded February 16, 1909, in Book 63 at Page 10, covering E1/2NW1/4 Sec 32-22-48.

6.                                       Ruling of Referee recorded July 26, 1974 in Book 335 at Page 246 regarding water storage right..

FARM #65

None

FARM #66

1.                                       Reservations of (1) Right of proprietor of any penetrating vein or lode to extract his ore; and (2) Right of way for any ditches or canals constructed by authority of United States, in U.S. Patent recorded July 31, 1889 in Book 23 at Page 268.

2.                                       Reservation or undivided 1/3 minerals in the instrument from Opal F. Johnston & Oscar L. Johnston to Herman C. Hopper and Belva Lois Belva, recorded May 5, 1958 at Book 273, Page 417, together with the appurtenant rights to use the surface.

3.                                       Reservation of undivided ½ minerals in the instrument from Richard R. Hutchinson and Mary Hutchinson aka Mary E. Hutchinson to Lewis Gary Gray and Nancy Jean Gray recorded April 20, 1981 at Book 358, Page 965, together with the appurtenant rights to use the surface.

FARM #67

1.                                       Right of way for electric transmission in deed from J.L. Butler to Bent-Prowers Rural Power Lines Association dated December 3, 1938 and recorded October 14, 1939 at Book 200, Page 368.

2.                                       Life estate reserved by J.F. Hawkins, Jr. aka Joseph F. Hawkins, Jr. and Alice J. Hawkins aka Alice Joanne Hawkins in deed recorded March 12, 1991 under Reception No. 275051, at Book 412, Page 193.

FARM #69

1.                                       Reservations of (1) right of proprietor of any penetrating vein or lode to extract his ore; and (2) right of way for any ditches or canals constructed by authority of United States, in U.S. Patent recorded August 24, 1922, in Book 115 at Page 329, under Reception No. 111753.

2.                                       Easement and right of way for electric transmission or distribution system, as granted by Ray Sharp to Bent-Prowers Rural Power Lines Association, in the instrument recorded February 23, 1939, in Book 274 at Page 525, under Reception No. 221538.

3.                                       Easement and right of way for water distribution and transmission pipelines, as granted by Estate of Ray O. Sharp by Wilma L. Smith, as Personal Representative to May Valley Water Association, in the instrument recorded September 29, 1981, in Book 539 at Page 983, under Reception No. 410960.

4.                                       Lease and the terms and conditions thereof, between Jo Ellen Elmore, Trustee of the Wilma L. Smith Family Trust, Lessor and Forte of Colorado, a partnership, Lessee, as shown by Memorandum of Lease recorded October 28, 1991, under Reception No. 454997.

FARM #70

1.                                       Reservation of right of proprietor of any penetrating vein or lode to extract his ore, in U.S. Patents. Recorded:

•                  October 13, 1891, Book 14, Page 328.

•                  May 2, 1903, Book 14, Page 461

•                  May 18, 1903, Book 14, Page 462

•                  July 27, 1945, Book 219, Page 288

•                  December 24, 1909, Book 14, Page 550

2.                                       Undivided ¾ of grantors interest in all oil, gas and mineral rights as reserved by Joseph Frampton in the deed to the All Colorado Investment Company, a Colorado Corporation, recorded February 15, 1921, in Book 119, Page 20, affecting the E1/2 of Sec 23-22-50, and any and all assignments thereof or interests therein.

3.                                       Undivided ½ of grantors interest in all oil and mineral rights as reserved by The All Colorado Investment Company, a Corporation in the deed to Emma L. Earle, recorded June 4, 1924, in Book 68, Page 180, affecting E1/2 of Sec 23-22-50, and any and all assignments thereof or interests therein.

4.                                       Grantors interest in all oil, gas and other minerals, together with the right of ingress and egress to prospect for and remove the same, as reserved by Earl Elmer Millyard, aka E.E. Millyard in the deed to Earl E. Millyard, recorded January 31, 1956, in Book 262, Page 498, and any and all assignments thereof or interests therein.

5.                                       Grantors interest in all oil, gas and other mineral rights for the life of Grantor and wife only, together with the right of ingress and egress to prospect for and remove the same, as reserved by Carl E. Millyard in the deed to John Sutphin, recorded April 3, 1973, in Book 330, Page 19, affecting S1/2SW1/4 of Sec 24-22-50 and E1/2 of Sec 23-22-50, and any and all assignments thereof or interests therein.

6.                                       Grantors interest in all oil, gas and other mineral rights for the life of Grantor and the life of his wife, Arlene E. Millyard, of the survivor of them, as reserved by Carl E. Millyard and Arlene E. Millyard in the deed to John P. Sutphin, recorded October 19, 1973, in Book 331, Page 812, affecting the NW1/4 of Sec 25-22-50, and any and all assignments thereof or interests therein.

7.                                       Those mineral rights retained by Carl E. Millyard in that certain deed shown in Book 330 at Page 19, as reserved by John Sutphin, aka John Sutphin, Jr. aka John P. Sutphin, aka John P. Sutphin, Jr. in the deed to Charles Chitwood, Trustee, recorded February 15, 1983, in Book 369, Page 127, affecting S1/2SW1/4 of Sec 24-22-50, and E1/2 of Sec 23-22-50, and any and all assignments thereof or interests therein.

8.                                       Terms, agreements, provisions, conditions and obligations as contained in Agreement for Electric Service to Irrigation Pump by and between Southeast Colorado Power Association and John Sutphin Farms, recorded October 24, 1977, in Book 345, Page 64, affecting SE1/4 of Sec 23-22-50.

9.                                       Terms, agreements, provisions, conditions and obligations as contained in Agreement Electric Service to Irrigation Pump by and between Southeast Colorado Power Association and John Sutphin, recorded October 24, 1977, in Book 345, Page 67, affecting SE1/4 of Sec 23-22-50.

10.                                 Terms, agreements, provisions, conditions and obligations as contained in Agreement for Electric Service for Irrigation and Water Pumping by and between Southeast Colorado Power Association and Charles Chitwood, Trustee, recorded May 3, 1983, in Book 370, Page 315, affecting Sec 23-22-50.

11.                                 Terms, agreements, provisions, conditions and obligations as contained in Agreement for Electric Service for Irrigation and Water Pumping by and between Southeast Colorado Power Association and Charles Chitwood, Trustee, recorded May 3, 1983, in Book 370, Page 316, affecting Sec 23-22-50.

12.                                 Terms, agreements, provisions, conditions and obligations as contained in Agreement for Electric Service for Irrigation and Water Pumping by and between Southeast Colorado Power Association and Charles Chitwood, Trustee, recorded May 3, 1983, in Book 370, Page 317, affecting Sec 23-22-50.

13.                                 Terms, agreements, provisions, conditions and obligations as contained in Agreement for Electric Service for Irrigation and Water Pumping by and between Southeast Colorado Power Association and Charles Chitwood, Trustee, recorded May 3, 1983, in Book 370, Page 318, affecting Sec 23-22-50.

14.                                 Terms, agreements, provisions, conditions and obligations as contained in Agreement for Electric Service for Irrigation and Water Pumping by and between Southeast Colorado Power Association and Charles Chitwood, Trustee, recorded May 3, 1983, in Book 370, Page 321, affecting Sec 23-22-50.

FARM #85 (Water Rights Only)

FARM #103A

1.                                       Subject to any vested and accrued water rights for mining, agricultural, manufacturing, or other purposes, and rights to ditches and reservoirs used in connection with such water rights as may be recognized and acknowledged by the local customs, laws and decisions of courts, and also subject to the right of the proprietor of a vein or lode to extract and remove his ore therefrom, should the same be found to penetrate or intersect the premises hereby granted, as provided by law, as reserved in the following:  NW1/4 of Sec 12, dated December 15, 1890 and SW1/4 of Section 12, dated January 25, 1894.

2.                                       Undivided ½ grantors interest in all oil, gas and other mineral rights, as reserved by Henry N. Leasure, Trustee of Margaret Leasure, Estate in the deed to Reyher Enterprises, Inc. recorded January 17, 1968, in Book 478 at Page 191, covering SW1/4 & S1/2NW1/4 of Sec 12, and any interests therein or rights thereunder.

3.                                       Any and all minerals, mineral rights and rights appurtenant thereto, in, or under lying in the NE1/4 of said Section 14-22-46. NOTE:  The record appears to be ambiguous and uncertain with respect to reservations or conveyances of mineral interests in said property. It appears, however, that the following are appurtenant to the present surface ownership of said NW1/4:  1/8 interest in 148 mineral acres, ¼ interest in 10 mineral acres, and ½ interest in 20 mineral acres.

4.                                       Right of way for roads, 30 feet in width, the centerlines of which are the North-South and East-West centerlines of said Sections 11, 12 and 15 in Twp 22S Rge 46W as reserved by deed from the Arkansas Valley Sugar Beet and Irrigated Land Co at the following Books and Pages in Prowers County records:  Book 321, Page 591; Book 328, Page 563; Book 93, Page 239; Book 93, Page 237; Book 158, Page 12; Book 158, Page 13; Book 158, Page 11; and Book 93, Page 193.

FARM #103B (Water Rights Only)

FARM #107

1.                                       Right of way easement for telecommunications through S1/2 Sec 18-22-46 from R.W. Logue & Bessie Logue to AT & T Co filed March 28, 1929 in Book 310, Page 168.

2.                                       Right of way for road in S1/2 Sec 18-22-46 in deed from M.R. Sunday to Board of County Commissioners filed March 22, 1937 at Book 265, Page 485.

3.                                       Easement for power transmission in S1/2 Sec 18-22-46 in deed from M.R. Sunday to Bent Prowers Rural Power Lines Association filed November 7, 1938 at Book 273, Page 373.

4.                                       Right of way for pump and ditch in NE1/4 Sec 14-11-47 in deed from Grover L. Carrico, Executor of Adolph Marburg to E.J. Wagner and James E. Wagner filed March 30, 1950 at Book 346, Page 575.

5.                                       Grant for permission to move a pump from its present location to a point on the Marburg Seepage Ditch from Grover L. Carrico, Executor for Adolph Marburg, Deceased to E.J. Wagner and James E. Wagner filed March 30, 1950 at Book 346, page 575.

6.                                       Right of way along the North side and long the West side of E1/2 Sec 14-22-47 so that water rights may be carried to the NE1/4 Sec 23-22-47, in deed from Grover L. Carrico, Executor of Adolph Marburg, Deceased to E.J. Wagner and James E. Wagner filed March 30, 1950 at Book 346, Page 575, together with a right of way from Southwest corner of E1/2 Sec 14-22-47 North along the West line of E1/2 Sec 14-22-47 to Marburg Seepage Ditch to do any maintenance or repair work.

7.                                       Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded March 6, 1902, in Book 25 at Page 322, covering S1/2SE1/4 Sec 14-22-47.

8.                                       Reservation of undivided ½ minerals in the instrument from Federal Land Bank to Arthur F. Esgar recorded February 10, 1943 at Book 290, Page 325, covering N1/2NW1/4 Sec 14-22-47, together with the appurtenant rights to use the surface.

FARM #110  (Water Rights Only)

FARM #114

1.                                       Reservation of all minerals in the instrument from State of Colorado to George R. Wilson recorded July 9, 1927 at Book 153, Page 512, together with the appurtenant rights to use the surface.

2.                                       Right of way for pipeline from Josephine L. Dotson, et al. to Pleasant Valley Water Association filed May 10, 1967 recorded in Plat Book, covering W1/2NE1/4 Sec 11-21-48.

3.                                       Right of way for pipeline from Sam M. Wollert and Mildred L. Wollert to The Nueces Company filed January 5, 1981 at Book 356, Page 850, covering a strip 50 feet wide across NW1/4 & W1/2 & NE1/4 Sec 11-21-48.

FARM #116

1.                                       Reservation of undivided ½ minerals in the instrument from Harvey Thomas Rowe and Mabel M. Rowe to George Pallaoro recorded November 18, 1976 at Book 342, Page 135, covering NE1/4 Sec 26-21-48, together with the appurtenant rights to use the surface.

2.                                       Right of way for pipeline through NE1/4 Sec 26-21-48 from Robert Smith and Norma Smith to May Valley Water Association filed April 18, 1996 under Reception No. 1996456.

3.                                       Any claim which arises by virtue of Notice of Lien as given by the Utilities Board of the City of Lamar as recorded January 26, 2000 at Reception No. 487480.

4.                                       Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded November 13, 1917, in Book 89 at Page 2, covering NE1/4 Sec 34-21-48.

5.                                       Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded November 6, 1920, in Book 105 at Page 283, covering SE1/4 Sec 34-21-48.

6.                                       Reservation of undivided ½ minerals in the instrument from Jacob S. Johnson, Lydia C. Johnson, Ben A. Johnson, Clarence Lincoln Johnson, Hanna O’Brien, and Ruby LaVerne Woodcock to Otto Centner recorded January 26, 1959 at Book 277, Page 349, covering NE1/4 Sec 34-21-48, together with the appurtenant rights to use the surface.

7.                                       Reservation of undivided ½ minerals in the instrument from Otto & Minnie Centner to George Pallaoro recorded October 15, 1973 at Book 331, Page 730, covering SE1/4 Sec 34-21-48 East of Right of Way of Ft. Lyon Canal, together with the appurtenant rights to use the surface.

8.                                       Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded January 14, 1999, in Book 14 at Page 75, covering NW1/4 Sec 35-21-48.

9.                                       Reservation of undivided ½ minerals in the instrument from Harold L. Rowe, Cora E. Nickerson, Ruby Mann & Amelia E. Rowe to Dave & Lydia Reyher recorded February

1, 1966 at Book 308, Page 435, covering NE1/4 Sec 35-21-48, together with the appurtenant rights to use the surface.

10.                                 Reservation of undivided ¼ minerals in the instrument from William O. Centner to D.L. Pomeroy recorded October 15, 1973 at Book 331, Page 725, covering NE1/4 Sec 35-21-48, together with the appurtenant rights to use the surface.

11.                                 Reservation of undivided ½ minerals in the instrument from Otto Centner to George Pallaoro recorded October 15, 1973 at Book 331, Page 730, covering S1/2NW1/4 Sec 21-22-48 and NW1/4 & triangular tract in Sec 35-21-48, together with the appurtenant rights to use the surface.

12.                                 Oil and Gas lease between George & Nancy Pallaoro and Ellora LLC dated February 7, 2003 and filed May 21, 2003 under Reception No. 20030657, for a term of 5 years.

13.                                 Reservation of all minerals in the instrument from State of Colorado to Harold Rowe recorded May 3, 1954 at Book 248, Page 284, covering W1/2NW1/4 Sec 36-21-48, together with the appurtenant rights to use the surface.

14.                                 Reservation of all minerals in the instrument from State of Colorado to Otto J. Centner and Minnie Centner recorded February 1, 1957 at Book 267, Page 594, covering E1/2NW1/4 Sec 36-32-48, together with the appurtenant rights to use the surface.

15.                                 Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded January 21, 1944, in Book 213 at Page 332, covering S1/2NW1/4 and Lots 3 & 4 of Sec 2-22-48.

16.                                 Oil and Gas Lease between Nancy Pallaoro and George Pallaoro and Rhodes Interests, Ltd. Dated September 28, 2003 and recorded under Reception No. 20031249, for a term of 5 years.

FARM #117  (Water Rights Only)

FARM #118

1.                                       Right of Way Deed from J.K. Mullen to The Atchison, Topeka and Santa Fe Railway Company, dated July 18, 1908 and recorded July 24, 1908 at Book 59, Page 578, covering a strip of land 100 feet wide in Sec 16-22-46.

FARM #127

Awaiting receipt of title policy

FARM #132  (Water Rights Only)

FARM #140

1.                                       Right of way easement for electric transmission or redistribution lines in deed from W W. Hall and Beulah M. Hall to Bent-Prowers Rural Power Lines Association dated June 21, 1938 and recorded April 27, 1939 at Book 200, Page 124.

2.                                       Agreement for purchase of power from Southeast Colorado Power Association to Bob Blackburn or Connie Blackburn, dated July 10, 2000, recorded at Reception No. 20001335.

FARM #141

Awaiting receipt of title policy

Schedule 3.12

Taxes

1.             Returns and Taxes for the year 2005.

2.             Taxes and assessments related to the Property for the year 2006, which are a lien but are not yet due and payable.

Schedule 7.4

Title Insurance

Farm	Amount Insured on Existing Title Policy
Farm 1	$318,637.50
Farm 2	$199,500.00
Farm 3	$116,415.00
Farm 4	Water Rights Only
Farm 5	$163,792.00
Farm 6	$271,040.00
Farm 7	$395,500.00
Farm 8	$267,820.00
Farm 9	$178,140.00
Farm 10	$267,750.00
Farm 11	$191,817.50
Farm 12	$143,535.00
Farm 13	$255,237.50
Farm 14	$251,440.00
Farm 15	$515,358.37
Farm 16	$227,881.00
Farm 16B	$227,881.00
Farm 17	$476,542.50
Farm 18	$395,093.00
Farm 19	$417,637.50
Farm 20	$1,291,213.00
Farm 21	$195,000.00
Farm 22	$390,568.00
Farm 23	$272,530.00
Farm 24	$204,855.00
Farm 25	$741,218.00
Farm 26a	$96,319.00
Farm 26b	$96,319.00
Farm 27	$887,337.50
Farm 28	$269,098.00
Farm 30	$524,790.00
Farm 31	$137,375.00
Farm 32	$173,425.00
Farm 33	$231,095.00
Farm 34	$455,400.00
Farm 35	$400,230.00
Farm 36	$276,045.00
Farm 37	$283,670.00
Farm 38	$1,365,000.00

Farm 39	$1,779,304.00
Farm 40	$111,650.00
Farm 41	$185,780.00
Farm 42	$369,460.00
Farm 43	$697,813.00
Farm 44	$426,820.00
Farm 45	$388,517.50
Farm 46	$1,340,885.00
Farm 47	$137,375.00
Farm 48	$726,303.50
Farm 49	$504,000.00
Farm 50	Water Rights Only
Farm 51	$362,238.36
Farm 52	$271,250.00
Farm 53	$295,820.00
Farm 54	$565,434.00
Farm 55	$420,000.00
Farm 56	$625,327.50
Farm 57	$136,257.00
Farm 58	$265,317.50
Farm 59	$148,975.20
Farm 60A	$41,471.60
Farm 60B	$10,367.90
Farm 60C	$41,471.60
Farm 60D	$10,367.90
Farm 60E	$10,367.90
Farm 60F	$10,367.90
Farm 60G	$41,471.60
Farm 60H	$41,471.60
Farm 61	Water Rights Only
Farm 62	$325,800.00
Farm 63	Water Rights Only
Farm 64	$401,629.50
Farm 65	$240,295.00
Farm 66	$82,388.25
Farm 67	$140,700.00
Farm 69	$265,632.50
Farm 70	$149,672.50
Farm 85	Water Rights Only
Farm 103A	$916,422.50
Farm 103B	Water Rights Only
Farm 107	$988.697.50
Farm 110	Water Rights Only
Farm 114	$350,075.00
Farm 116	$987,498.00

Farm 117	Water Rights Only
Farm 118	$387,611.00
Farm 127	Awaiting receipt of title policy
Farm 132	Water Rights Only
Farm 140	$127,447.50
Farm 141	Awaiting receipt of title policy

Schedule 8.26

Pledged FLCC Share Certificates

Farm #	FLCC Certificate Number	Number of Shares	Lienholder (holds certificate unless noted at right) *	Party Secured in Lienholder Rights (if any)
1	9494	204	Allard, Tommy L. and Mary K.
2	9495	144	Allard, Tommy L. and Mary K.
3	9559	83	Allen, Peggy S.
4	9561 9562	144 108	Bartholomew, Charley H.
5	9576 9577	80 67	None
6	9557	143	Bell, Jack G.
7	9496	200	Blackburn, Harry E., Jr. and Lorraine J.
8	9499 9498	100 100	Blackburn, Harry E., Jr. and Lorraine J.
9	9497	140	Blackburn, Harry E., Jr.
10	9545	112	Bland, Walter G.
11	9531	138	Bogner, Alvin L.
12	9530	144	Bogner, Lorena
13	9527	188	Bogner, Alvin L. and Lorena
14	9586	118	None
15	9585	219	None
16a	9578	100	Coen, Cleo D.
16b	9579	100	Coen, Donald W.
17	9570	200	Coen, Norman and Carol S.
18	9544	314.20	Darnell, Fred A. and Roxana L.
19	9541 9542	144 144	Denton, Bobby L. and Vickie B.
20	9488 9489 9490 9491	144 397.60 382 239.92	Dodson, Kenneth and Donna Revocable Trust
21	9532	196	None
22	9539 9540	108 223.2	Elder, William J. and Audra Jean
23	9048 (old cert # of lost certificate)	245	Elder, William J., Audra Jean and Brian C.	The First National Bank of Las Animas

Farm #	FLCC Certificate Number	Number of Shares	Lienholder (holds certificate unless noted at right) *	Party Secured in Lienholder Rights (if any)
24	9573	210	FSD Family Investments
25	9588	322	Fowler, Lucy R.
26	9529	112	Gilbert, David F. and Philbin, Margaret L.
27	9533 9534 9535 9536	144 216 156 144	Coy s. Ham and Diana P. Ham, Trustees
28	9508 9503	55.80 100.80	Hoffman, Ronald R. and Linda R.	The First National Bank of Las Animas
30	9543	232	Hudson & Persyn, Ltd.
31	9506	144	Johnson, Sharon Y.
32	9572	120	Jones, Charles O. and Ruby L.
33	9644 9645	72 36	Miller Family Trust
34	9550	414	Miller, Jerry R. and Susan K.	Valley State Bank
35	9505	376	Miller, Irl A. and Hazel A.
36	9537 9538	205 7	Pointon, Charles T. and Anita R.
37	9591	144	Colorado East Bank & Trust as successor to Boyd L. Quindt
38	9546 9547 9548 9549	288 288 288 432	George Reyher & Sons, Inc.	The First National Bank of Las Animas
39	9767 9768 9769 9770 9771	58 72 380 200 150	George F. Reyher Family Trust and Pauline K. Reyher Revocable Trust
40	9825	67	Ricken, Mark A. and Linda C.
41	9582	80	None
42	9552	166	Root, Garold E.
43	9500 9501 9502	238.5 80 238.5	Rutkowski, James R. and Cecilia I.

Farm #	FLCC Certificate Number	Number of Shares	Lienholder (holds certificate unless noted at right) *	Party Secured in Lienholder Rights (if any)
44	9503	372.08	Sakai, Elmo R.
45	9551	216	Schemahorn, Marie A.
46	9563 9564 9565 9566 9567 9568	288 225.04 144 144 288 144	None
47	9507	144	Slack, Hazel E.	Estate of Hazel E. Slack c/o Mark A. MacDonnell
48	9553 9554 9555	76 144 122	Sniff, Curits G. and Karla R.	McClave State Bank
49	9510 9511	248.4 216	Spady, Donald L.
50	9616	72	Strahan, Florence F.
51	9589 9590	143 30	W7, Inc.
52	9504	238	Wagner, Walter F. and Elizabeth C.
53	9526	170	Wertz Bros., LLC
54	9584 9583	144 80	Wertz, Ivon R.
55	9680	216	Emma M. Miller
56	9574	372	DiRezza, Daniel G. and Katrena L.
57	9575	83	Likes, William R., Jr. and Linda M.
58	9772	121	Reyher, Robert and Mary Katheryn
59	9601	144	Cumbie, Laddie and Kathy
60	9693 9694 9695 9696 9697	21.16 27.96 27.96 27.96 27.96	None
61	9738	400	None
62	9629	207	None
63	9731 9732 9733 9734	213 144 122 144	Webber, Johnnie J. and Marilyn V.

Farm #	FLCC Certificate Number	Number of Shares	Lienholder (holds certificate unless noted at right) *	Party Secured in Lienholder Rights (if any)
64	9623	224	None
65	9628	144	None
66	9622	60	None
67	9617	144	Hawkins, Jack F., Jr.
69	9643	100	Elmore, Bennie Howard and Jo Ellen
70	9640	60	Stephens, Thomas H. and Aleta M.
85	9719	144	None
103A	N/A
103B	966	901	May Farms
107	9651 9641	288 280	Wollert, Ruben R. and Doris J.
110	9677 9678	40 112	None
114	9659	144	Wollert, Mildred L.
116	9668 9669 9670	144 194 144	None
117	9686	62	None
118	9692	230	None
127	9705	72	None
132	9712 9711	215 50	None
140	9759	108	None
141	9760	224	None

* If there is no lienholder, the original certificate is held by High Plains A & M, LLC (unless otherwise stated on schedule 3.9).

Schedule 8.29

Homes

Potential Home Sites:

Farm Name	Acres	Mortgage	Est. Value	Area	Comments
Pallaoro	2.75	No	$20,000	Big Bend	Has partially burnt house
Pallaoro	5.25	No	$36,000	Big Bend	Under contract
Pallaoro	3.0+	No	$35,000	Big Bend	Included in farm lease through 2008
Bogner	20.0+	Yes	$15,000	West LA	Has old abandoned house
Elder	2.7	Yes	$20,000	East LA	Has barn that we use for HP storage
Edwards	7.0+	No	$20,000	East LA	Large tree grove with domestic well
Rutkowski	2.9	Yes	$7,500	East LA
Wollert Ent.	1.75	Yes	$15,000	South Lamar	Can’t sell until corporate structure is changed
Total			$168,500

Larger Non-Irrigated Acres:

Farm Name	Acres	Mortgage	Est. Value	Description
Gilbert/Philbin	100+	Yes	$20,000	N1/2SW1/4 S30-T22S-R48W (Lease through 2008)
Hudson	35+	Yes	$17,500	Middle of the NW1/4 S1-T22S-R48W (Lease through 2008)
Pallaoro	140+	No	$28,000	NE1/4 S34-T21S-R48W
Pallaoro	70	No	$14,000	S1/2NW1/4 S2-T22S-R48W
Root	140	Yes	$28,000	W1/2SE1/4 & Part of E1/2SW1/4 S28-T22S-R48W (Lease through 2008)
Quint	39	Yes	$9,750	Above Canal NE1/4 S10-T22S-R48W
Reyher Trust	50+	Yes	$10,000	West of Seep Ditch NW1/4 S12-T22S-R48W
Sniff	40	Yes	$10,000	Portion of the SE1/4 S16-T22S-R48W (Lease through 2008)
Montgomery	31	No	$7,750	NW1/3NW1/4 S33-T22S-R48W (Lease through 2008)
Stephens	300+	Yes	$60,000	SE1/2 S23-T22S-R50W
W7 Inc.	70+	Yes	$17,500	East LA has 2 old abandoned houses
Total			$222,500

PURE CYCLE SCHEDULES

The following is a list of schedules and exceptions to certain of the representations and warranties made by Pure Cycle Corporation (“Pure Cycle”) in that certain Asset Purchase Agreement (the “Agreement”) dated May 10, 2006 between High Plains A&M, LLC, and Pure Cycle Corporation. Unless otherwise indicated, all section references are to sections of the Agreement.

Nothing in these schedules shall constitute an admission of any liability or obligation of Pure Cycle to any third party or acknowledgement that any matter disclosed in these schedules is required to be disclosed (particularly where such disclosure is required in accordance with a materiality standard or as not in the ordinary course of business). The disclosures in these schedules are made in response to the representations and warranties of Pure Cycle and certain covenants in the Agreement; and no disclosure made in these schedules shall be deemed to modify in any respect the standard of materiality or knowledge set forth in any representation, warranty, covenant or other provision contained in the Agreement.

Schedule 2.5(b) to Asset Purchase Agreement
By and Among Pure Cycle Corporation and High Plains A&M, LLC

TBD at effective date.

Schedule 4.3(b) to Asset Purchase Agreement
By and Among Pure Cycle Corporation and High Plains A&M, LLC

As of the date of this Agreement, Pure Cycle has the following outstanding stock options, with the following expiration dates and vesting terms and warrants.

Options vested and exercisable:			Unvested options:
Expiration Date:	Options		Expiration Date:	Options
August 31, 2007	788,840		August 6, 2014	25,000	(1)
April 30, 2014	15,000		April 18, 2015	2,500	(2)
August 6, 2014	25,000		April 12, 2016	7,500	(3)
April 12, 2015	7,500		April 18, 2016	2,500	(4)
April 18, 2015	2,500
	838,840			37,500

Total options outstanding	876,340

Options available for granting pursuant to stockholder approved option plans:	1,512,500	(5)

Total warrants outstanding:	15,612

(1)  50% vest August 2006 and 50% vest August 2007

(2)  Fully vest on April 18, 2007

(3)  Fully vest on April 12, 2007

(4)  Fully vest on April 18, 2007

(5)  Can only be granted by the Compensation Committee of the Board of Directors

There are no outstanding stock subscriptions, calls, rights or other agreements requiring Pure Cycle to issue common stock other than those listed above. Pure Cycle has the right, but not the obligation, to redeem the Series B Preferred Stock at any time for cash.

Schedule 4.5 to Asset Purchase Agreement
By and Among Pure Cycle Corporation and High Plains A&M, LLC

As disclosed in Pure Cycle’s SEC Reports, Pure Cycle’s Paradise Water Supply is subject to a Finding of Reasonable Diligence every six years. The latest review of Pure Cycle’s conditional Paradise Water rights began in fiscal 2005. As disclosed in Pure Cycle’s Interim Financial Statements on Form 10-Q for the three and six months ended February 28, 2006, subsequent to the filing of Pure Cycle’s Form 10-Q for the three months ended November 30, 2005, Pure Cycle learned of two objectors to its Paradise Water rights. As of the date of this Agreement, Pure Cycle is unaware of the reasons for the objections or the impact this may have on the ultimate outcome of the review. In each of the past four reviews, Pure Cycle’s Paradise Water rights have had objectors, and each time the objectors have withdrawn their objections before the review was remitted to the Water Court. Pure Cycle intends to vigorously defend its Paradise Water Supply throughout this review process and Pure Cycle believes the fair value of the Paradise Water Supply is not impaired.

Schedule 4.12 to Asset Purchase Agreement
By and Among Pure Cycle Corporation and High Plains A&M, LLC

The following represent the Liens, rights, mortgages, leases, conditional sales, title retention agreements and other agreements that require or could require Pure Cycle to pay all or a portion of its tap fees to third parties.

•                  The Comprehensive Amendment Agreement No. 1 dated April 11, 1996;

•                  Mortgage Deed, Security Agreement, and Financing Statement dated April 11, 2006 (Pledge of Rangeview Water to Secure Comprehensive Amendment Agreement on behalf of the State of Colorado);

•                  Water Service Agreement for the Sky Ranch PUD dated October 31, 2003 (Water dedicated by Sky Ranch is pledged in the event of a default by Pure Cycle); and

•                  Water Service Agreement for the Hills at Sky Ranch dated May 14, 2004 (Water dedicated by Hills at Sky Ranch is pledged in the event of default by Pure Cycle).

Schedule 4.14 to Asset Purchase Agreement
By and Among Pure Cycle Corporation and High Plains A&M, LLC

(a)           Customers. As disclosed in Pure Cycle’s Annual Report on Form 10-KSB for the year ended August 31, 2005, for the year ended August 31, 2005, 98% of Pure Cycle’s sales were from two customers, Ridgeview Youth Service Center and Schmidt Aggregate.

(b)           Suppliers. None.

(c)           Taps sold for which Seller will not be entitled to a Tap Participation Fee.

Lowry Range Property	202

Arapahoe County	39